As filed with the Securities and Exchange Commission on August 2, 2018
Registration No. 333-226269

united states
securities and exchange commission
Washington, D.C. 20549

Amendment No. 1 to
FORM S-4
registration statement
under
the securities act of 1933

New York REIT, Inc.*
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State of Other Jurisdiction of Incorporation or Organization)	27-1065431 (I.R.S. Employer Identification No.)
7 Bulfinch Place, Suite 500
Boston, Massachusetts 02114
(617) 570-4750
(Address, including Zip Code, and Telephone Number,
including Area Code, of Registrant’s Principal Executive Offices)

John Garilli
Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary
7 Bulfinch Place, Suite 500
Boston, Massachusetts 02114
(617) 570-4750
(Address, including Zip Code, and Telephone Number,
including Area Code, of Agent for Service)

Copy to:
Steven L. Lichtenfeld, Esq. Proskauer Rose LLP 11 Times Square New York, New York 10036 (212) 969-3735	Michael J. Choate, Esq. Proskauer Rose LLP Three First National Plaza 70 West Madison, Suite 3800 Chicago, Illinois 60602 (312) 962-3567

Approximate date of commencement of proposed sale of the securities to the public:   As soon as practicable after this registration statement is declared effective.
If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, please check the following box. ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”), check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of  “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended. (Check one):
Accelerated filer ☐	Large accelerated filer ☒
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.   ☐

*
Immediately after the effective time of the conversion described herein, the registrant will be New York REIT Liquidating LLC, a Delaware limited liability company.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. New York REIT, Inc. may not sell the securities offered by this proxy statement/prospectus until the registration statement filed with the Securities and Exchange Commission is effective. This proxy statement/prospectus is not an offer to sell these securities and New York REIT, Inc. is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.
PRELIMINARY — SUBJECT TO COMPLETION, DATED AUGUST 2, 2018
August [   ], 2018
Dear Stockholder:
On behalf of the board of directors (the “Board of Directors”) of New York REIT, Inc., a Maryland corporation (the “Company,” “we,” “us,” or “our”), I cordially invite you to attend a special meeting of the stockholders of the Company, to be held on Friday, September 7, 2018, at 11:00 a.m., local time, at the offices of Proskauer Rose LLP, located at 11 Times Square, New York, New York 10036.
At the special meeting, we will ask you to consider and vote upon a proposal to approve the conversion of the Company from a Maryland corporation to a Delaware limited liability company to be known as New York REIT Liquidating LLC (the “LLC”), in accordance with Maryland law and Delaware law pursuant to articles of conversion, a certificate of conversion and a certificate of formation, and to approve the operating agreement of the LLC (collectively, the “conversion”). You will also be asked to approve a proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the conversion.
The Company is currently in the process of substantially completing a plan of liquidation previously approved by the Company’s stockholders (the “Liquidation Plan”). The Company expects it will continue to hold its 50.1% interest in its Worldwide Plaza property when it completes the Liquidation Plan, which is expected to occur no later than December 31, 2018. Pursuant to the Liquidation Plan, if the Board of Directors determines it is not advisable to make a final liquidating distribution under the Liquidation Plan prior to January 3, 2019, all the Company’s remaining assets and liabilities may be transferred and assigned to a liquidating trust as a final liquidating distribution under the Liquidation Plan.
Pursuant to the conversion, the Company proposes to convert to a Delaware limited liability company, instead of transferring its remaining assets and liabilities to a liquidating trust. The Company believes that the conversion would have the same effect for purposes of the Liquidation Plan (and the same U.S. federal income tax consequences for holders of outstanding shares of common stock of the Company, par value $0.01 per share (“common stock”)) as a transfer of all the Company’s remaining assets and liabilities to a liquidating trust. In addition, the Company believes the conversion will provide a significant benefit as compared to a transfer to a liquidating trust because, in connection with the conversion, the Company will not be subject to New York State and New York City transfer taxes attributable to the Worldwide Plaza property that may become payable in connection with a transfer to a liquidating trust. At the effective time of the conversion, each outstanding share of common stock will be converted into one unit of common membership interest in the LLC (a “unit”). Following the effectiveness of the conversion, the LLC will be deemed to be the same entity as the Company under applicable state law with the same assets and liabilities as the Company and will be organized and structured to operate in a manner substantially similar to that of a liquidating trust.
The Board of Directors believes that the conversion is advisable and in the best interests of the Company, has approved the conversion and recommends that you vote “FOR” the conversion. The Board of Directors also recommends that you vote “FOR” the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the conversion.
Once a quorum is present at the special meeting, the affirmative vote of at least a majority of the shares of common stock then outstanding and entitled to vote thereon is required to approve the conversion.
Your vote is important. Regardless of whether you plan to attend the special meeting, we urge you to authorize your proxy as soon as possible. You may do this by completing, signing and dating the enclosed proxy card and returning it to us in the accompanying postage paid return envelope. You may also authorize a proxy to vote your shares via the internet or by telephone. Please follow the directions provided in your proxy card or your voting instructions form. This will not prevent you from voting in person at the special meeting, but will assure that your vote will be counted if you are unable to attend the special meeting.
THANK YOU FOR YOUR ATTENTION TO THIS MATTER AND FOR YOUR CONTINUED SUPPORT OF AND INTEREST IN THE COMPANY.
Sincerely,
[          ]

Randolph C. Read
Non-Executive Chairman of the Board of Directors

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To be held on September 7, 2018

NOTICE IS HEREBY GIVEN that a special meeting of the stockholders of New York REIT, Inc., a Maryland corporation (the “Company,” “we,” “us,” or “our”), will be held on Friday, September 7, 2018, at 11:00 a.m., local time, at the offices of Proskauer Rose LLP, located at 11 Times Square, New York, New York 10036. The proxy solicitation materials were mailed to stockholders on or about August [ ], 2018. At the special meeting, stockholders will be asked to consider and vote upon the following proposals:
1.
A proposal to approve the conversion of the Company from a Maryland corporation to a Delaware limited liability company, to be known as New York REIT Liquidating LLC (the “LLC”), in accordance with Maryland law and Delaware law pursuant to articles of conversion, a certificate of conversion and a certificate of formation, and to approve the operating agreement of the LLC (collectively, the “conversion”); and

2.
A proposal to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies in favor of the proposal to approve the conversion.

Any action may be taken on the foregoing proposals at the special meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the special meeting may be adjourned, or to which the special meeting may be postponed.
The Company is currently in the process of substantially completing a plan of liquidation previously approved by the Company’s stockholders (the “Liquidation Plan”). The Company expects it will continue to hold its 50.1% interest in its Worldwide Plaza property when it completes the Liquidation Plan, which is expected to occur no later than December 31, 2018. Pursuant to the Liquidation Plan, if the Board of Directors determines it is not advisable to make a final liquidating distribution under the Liquidation Plan prior to January 3, 2019, all the Company’s remaining assets and liabilities may be transferred and assigned to a liquidating trust as a final liquidating distribution under the Liquidation Plan.
Pursuant to the conversion, the Company proposes to convert to a Delaware limited liability company, instead of transferring its remaining assets and liabilities to a liquidating trust. The Company believes that the conversion would have the same effect for purposes of the Liquidation Plan (and the same U.S. federal income tax consequences for holders of outstanding shares of common stock of the Company, par value $0.01 per share (“common stock”)) as a transfer of all the Company’s remaining assets and liabilities to a liquidating trust. In addition, the Company believes the conversion will provide a significant benefit as compared to a transfer to a liquidating trust because, in connection with the conversion, the Company will not be subject to New York State and New York City transfer taxes attributable to the Worldwide Plaza property that may become payable in connection with a transfer to a liquidating trust. At the effective time of the conversion, each outstanding share of common stock, will be converted into one unit of common membership interest in the LLC (a “unit”). Following the effectiveness of the conversion, the LLC will be deemed to be the same entity as the Company under applicable state law with the same assets and liabilities as the Company and will be organized and structured to operate in a manner substantially similar to that of a liquidating trust.
The Board of Directors believes that the conversion is advisable and in the best interests of the Company, has approved the conversion and recommends that you vote “FOR” the conversion. The Board of Directors also recommends that you vote “FOR” the proposal to adjourn the special meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the special meeting to approve the conversion.

The Board of Directors has fixed the close of business on July 27, 2018 as the record date for determining the stockholders entitled to notice of, and to vote at, the special meeting, and at any postponements or adjournments thereof. Only stockholders of record of shares of common stock at the close of business on that date will be entitled to notice of, and to vote at, the special meeting and at any postponements or adjournments thereof.
Regardless of whether you plan to attend the special meeting, please complete, sign, date and promptly return the enclosed proxy card in the postage-prepaid envelope provided. You may also authorize a proxy to vote your shares electronically via the internet or by telephone. For specific instructions on voting, please refer to the instructions on your proxy card or your voting instructions form. Any proxy may be revoked by delivery of a later dated proxy. If you attend the special meeting, you may vote in person if you wish, even if you have previously signed and returned your proxy card. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote in person at the special meeting, you must obtain a proxy issued in your name from such broker, bank or other nominee.
If you have any questions, or need assistance in voting your proxy please call our proxy solicitor, D.F. King & Co., Inc., at 877-871-1741 (toll-free) or 212-269-5550 (collect).
By Order of the Board of Directors,
[          ]

John Garilli
Chief Executive Officer, President, Chief Financial Offıcer, Treasurer and Secretary
New York, New York
August [   ], 2018

REFERENCES TO ADDITIONAL INFORMATION
This proxy statement/prospectus incorporates by reference important business and financial information about the Company from other documents filed with the Securities and Exchange Commission (the “SEC”) that are not included or delivered with this proxy statement/prospectus. See the section entitled “Where You Can Find More Information” beginning on page 54 of this proxy statement/prospectus for a list of the documents incorporated by reference into this proxy statement/prospectus.
Documents incorporated by reference are available to you without charge upon oral or written request. You can obtain any of these documents by requesting them in writing or by telephone from the Company at the following address and telephone number:
New York REIT, Inc.
7 Bulfinch Place, Suite 500
Boston, Massachusetts 02114
(617) 570-4750
To receive timely delivery of the requested documents in advance of the special meeting, you should make your request no later than August 31, 2018.
You may also obtain free copies of the documents filed by the Company with the SEC at the SEC’s website, www.sec.gov. You may also read and copy any reports, statements, or other information filed with the SEC at the SEC’s public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for additional information on its public reference room.
Information contained on the Company’s website and any other website is not incorporated by reference herein.
ABOUT THIS PROXY STATEMENT/PROSPECTUS
This document, which forms part of a registration statement on Form S-4 filed with the SEC by the Company (File No. 333-226269), constitutes a prospectus of the Company under Section 5 of the Securities Act of 1933, as amended, with respect to the units to be issued to the Company’s stockholders in connection with the conversion. This document also constitutes a notice of meeting and proxy statement/prospectus under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to the special meeting, at which the Company’s stockholders will be asked to consider and vote upon the conversion.
You should rely only on the information contained in, or incorporated by reference into, this document. The Company has not authorized anyone to provide you with information that is different from that contained in, or incorporated by reference into, this document. This document is dated August [ ], 2018. The information contained in this document is accurate only as of that date or in the case of information in a document incorporated by reference, as of the date of such document, unless the information specifically indicates that another date applies. Neither the mailing of this document to the Company’s stockholders nor the conversion of shares of common stock into units in connection with the conversion will create any implication to the contrary.

i

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING
The following are some questions that you, as a stockholder of the Company, may have regarding the special meeting, voting and the conversion, and brief answers to those questions. We urge you to read carefully the remainder of this proxy statement/prospectus because the information in this section may not provide all the information that might be important to you with respect to the proposals being considered at the special meeting. Additional important information is also contained in the exhibits to, and the documents incorporated by reference in, this proxy statement/prospectus. In this section and elsewhere in this proxy statement/prospectus, references to “you” refers to the holders of shares of common stock to whom the notice of special meeting and this proxy statement/prospectus are addressed.
Q:
What am I being asked to vote upon?

A:
At the special meeting, we will ask you to consider and vote upon a proposal to approve the conversion. You will also be asked to approve a proposal to adjourn the special meeting to a later date or dates, if necessary, to solicit additional proxies in favor of the proposal to approve the conversion.

Q:
Why is the conversion being proposed?

A:
The Company is currently in the process of substantially completing the Liquidation Plan, and there are U.S. federal income tax benefits relating to the treatment of liquidating distributions with respect to its dividends paid deduction if the Company completes its liquidation within 24 months following adoption of the Liquidation Plan. The Company expects it will continue to hold its 50.1% interest in its Worldwide Plaza property when it completes the Liquidation Plan, which is expected to occur no later than December 31, 2018, effectively the end of its 24-month liquidation period. Under the Liquidation Plan, the Company ordinarily would expect to transfer this asset to a liquidating trust in order to complete its liquidation within the 24-month period. Pursuant to the conversion, the Company proposes to convert to a Delaware limited liability company, instead of transferring its remaining assets and liabilities to a liquidating trust. The Company believes that the conversion would have the same effect for purposes of the Liquidation Plan (and the same U.S. federal income tax consequences for holders of common stock) as a transfer of all the Company’s remaining assets and liabilities to a liquidating trust. In addition, the Company believes the conversion will provide a significant benefit as compared to a transfer to a liquidating trust because, in connection with the conversion, the Company will not be subject to approximately $25.4 million in New York State and New York City transfer taxes attributable to the Worldwide Plaza property that may become payable in connection with a transfer to a liquidating trust.

Q:
What will happen if the conversion is not approved by our stockholders?

A:
If the conversion is not approved, the Company will instead transfer its remaining assets and liabilities to a liquidating trust pursuant to the Liquidation Plan and will, among other things, be subject to New York State and New York City transfer taxes attributable to the Worldwide Plaza property. In no event will we continue as a publicly-traded Maryland corporation taxed as a REIT beyond January 3, 2019.

Q:
What are the recommendations of the Board of Directors with respect to the proposals?

A:
The Board of Directors believes that the conversion is advisable and in the best interests of the Company and approved the conversion, subject to stockholder approval. Therefore, the Board of Directors recommends that you vote “FOR” the conversion proposal. The Board of Directors recommends that you also vote “FOR” the adjournment proposal.

Q:
What will happen at the effective time of the conversion?

A:
At the effective time of the conversion, each outstanding share of common stock will be converted into one unit. The LLC will be deemed to be the same entity as the Company with the same assets and liabilities as the Company. In addition, the charter and bylaws of the Company will be replaced by the operating agreement of the LLC. The LLC will be governed by the Delaware Revised Limited Liability Company Act (the “LLC Act”) instead of the Maryland General Corporation Law (the “MGCL”), and by its operating agreement.

Q:
How will my rights as a unitholder of the LLC differ from my rights as a holder of a beneficial interest in a liquidating trust?

A:
The LLC will be organized and structured to operate in a manner substantially similar to that of a liquidating trust. If the conversion is not approved, the Company will instead transfer its remaining assets and liabilities to a liquidating trust pursuant to the Liquidation Plan and holders of common stock will receive beneficial interests in a liquidating trust. See the section entitled “Comparison of Rights of Holders” for a comparison of the rights of holders of common stock, units and beneficial interests in a liquidating trust.

Q:
What are the U.S. federal income tax consequences of the conversion to stockholders?

A:
The conversion is a taxable event to our stockholders notwithstanding that the stockholders may not currently receive a distribution of cash or any other assets with which to satisfy the resulting tax liability. This is the same consequence that would result from the transfer of our remaining assets to a liquidating trust. In general, the conversion will be treated for U.S. federal income tax purposes as a distribution to our stockholders of any assets and liabilities that we hold at the time of the conversion in complete liquidation of the Company, immediately followed by a contribution of those assets and liabilities by those stockholders to the LLC in exchange for units. Accordingly, you will be treated as having received a final liquidating distribution equal to your proportionate share of the sum of any cash and the fair market value, net of any accompanying liabilities, of our remaining assets at the time of conversion, and will recognize capital gain or loss (assuming you hold your shares as a capital asset) at that time equal to the difference of  (a) your proportionate share of the amount of money and the fair market value, net of any accompanying liabilities, of our remaining assets minus (b) any remaining tax basis in your shares of common stock (as reduced by all prior liquidating distributions you have received from us under the Liquidation Plan). Following the conversion, it is expected that the LLC will be treated as a partnership for U.S. federal income tax purposes and you will be treated as a partner in that partnership. This is consistent with our expected tax treatment of a liquidating trust if we were to transfer our remaining assets to a liquidating trust. Please see the sections entitled “Material U.S. Federal Income Tax Consequences” for a more detailed summary of the possible U.S. federal income tax consequences to you. You should consult your tax advisor as to the tax effect of your particular circumstances.

Q:
What assets does the Company presently own?

A:
As of the date of this proxy statement/prospectus, the Company owns a 50.1% interest in WWP Holdings LLC (“WWP”), a joint venture which indirectly owns the Worldwide Plaza office and retail property, a 100% interest in an entity that owns the leasehold interest in the Viceroy Hotel, and approximately $33.6 million in cash and $92.9 million in restricted cash. As of the date of this proxy statement/prospectus, the Viceroy Hotel is subject to a binding contract of sale (that includes a non-refundable deposit) for a purchase price of  $41.0 million (subject to customary closing adjustments). This sale is expected to be completed during the third quarter of 2018, or in any event prior to the conversion, subject to customary closing conditions applicable to hotel properties located in New York City that are subject to a ground lease. There can be no assurance this sale will be completed on these terms, or at all.

Q:
Will the business and management of the Company change as a result of the conversion?

A:
The business of the LLC will be the same as the business of the Company immediately preceding the conversion, which will, consistent with the Liquidation Plan, consist of the continued ownership of the Company’s remaining properties and the orderly liquidation of those properties and interests and any other remaining assets and liabilities. The operating agreement governing the LLC will provide the same restriction on activities as a liquidating trust and will be managed by a board of managers (the “Board of Managers”), which will have duties similar to the duties of the trustees of a liquidating trust. The initial members of the Board of Managers will be designated by the Board of Directors. The Company has no employees and has retained Winthrop REIT Advisors, LLC (the “Advisor”) to manage its affairs on a day-to-day basis pursuant to an advisory agreement, the term of which extends until the final disposition of the assets held by the LLC (or any liquidating trust, if the conversion does not become effective).

Q:
Who will be on the Board of Managers and what will be the terms of their service thereon?

A:
The initial members of the Board of Managers will be designated by the Board of Directors. The operating agreement of the LLC provides that a majority of the Board of Managers must be independent and have no material relationship with the LLC. In case of a vacancy on the Board of Managers, a majority of the remaining members of the Board of Managers will have the power to fill such vacancy, and if there are no remaining members of the Board of Managers, such vacancy shall be filled by a vote of the holders of a majority of the outstanding units. Any manager may be removed, with cause, by the holders of a majority of the outstanding units, or without cause, by the holders of at least 75% of the outstanding units. See “Description of the Operating Agreement of the LLC” for further details.

Q:
Will units continue to trade on the New York Stock Exchange (“NYSE”) or any other exchange?

A:
No, unlike shares of common stock, units will not trade on the NYSE or any other exchange. Similar to the beneficial interests the Company’s stockholders would receive if the Company’s assets were transferred to a liquidating trust, the units will be generally non-transferable, except by will, intestate succession or operation of law. Because of the illiquid nature of the units, there can be no assurance as to how long any holder thereof may be required to hold them.

Q:
What will be the LLC’s SEC reporting obligations following the conversion?

A:
The LLC will continue to comply with all reporting obligations required of companies with a class of securities registered under the Exchange Act unless any of those obligations becomes no longer applicable to the LLC or reduced reporting requirements applicable to liquidating trusts under interpretations of the staff of the SEC are applicable to the LLC.

Q:
If the conversion is approved by the stockholders, when will it become effective?

A:
If the conversion is approved by the affirmative vote of the holders of at least a majority of the common stock outstanding and entitled to vote thereon, the Company will file the articles of conversion in Maryland and the certificate of conversion and the certificate of formation of the LLC in Delaware, and these three filings, and therefore the conversion, will become effective simultaneously at a specific time and date to be determined by the Board of Directors. It is currently expected that the effective time of the conversion will be within 30 days after the conversion is approved by the Company’s stockholders, but, in any event, prior to December 31, 2018. At the effective time of the conversion, the charter and bylaws of the Company will be replaced with the operating agreement of the LLC which will become effective at the effective time of the conversion in accordance with its terms, and the LLC will be deemed for all purposes of the State of Maryland and the State of Delaware to be the same entity as immediately prior to the conversion, but will be governed by the operating agreement of the LLC and the LLC Act.

Q:
Are there other conditions to completing the conversion?

A:
Other than stockholder approval, there are no other conditions required to complete the conversion. However, the Company is not required to complete the conversion if the Company’s stockholders approve it, and the Board of Directors may determine that the conversion should be abandoned before it is completed.

Q:
Will we continue to maintain our status as a REIT until the conversion?

A:
The Company expects to continue to qualify as a REIT throughout the liquidation until the effectiveness of conversion or the transfer of the Company’s remaining assets into a liquidating trust. The Company also anticipates it will make distributions sufficient to ensure that we will not be required to pay U.S. federal income tax.

Q:
Are there any interests in the conversion that differ from my own?

A:
Yes. In considering the recommendation of the Board of Directors to approve the conversion, you should be aware that the Advisor and the Company’s directors and executive officers may be deemed to have interests in the conversion that are in addition to, or different from, your interests as a stockholder. See “Proposal One: Conversion from Corporation to Limited Liability Company — Interests of Directors and Officers in the Conversion.”
Q:
Who is entitled to vote at the special meeting?

A:
If our records show that you were a holder of shares of common stock at the close of business on July 27, 2018 (the “record date”), you are entitled to receive notice of the special meeting and to vote the shares of common stock that you held on the record date.

Q:
How many shares can vote?

A:
As of the close of business on the record date, 16,791,769 shares of common stock were issued and outstanding and entitled to vote. There is no other class of voting securities outstanding. You are entitled to one vote for each share of common stock you held as of the close of business on the record date. The proxy card shows the number of shares of common stock you are entitled to vote.

Q:
What constitutes a quorum?

A:
A quorum refers to the number of shares that must be in attendance at a meeting to lawfully conduct business. The presence in person or by proxy of stockholders entitled to cast a majority of all of the votes entitled to be cast will constitute a quorum for the transaction of business at the special meeting. If a share is represented for any purpose at the special meeting it is deemed to be present for quorum purposes and for all other matters as well. Abstentions and broker non-votes, if any, will be counted for purposes of determining the existence of a quorum.

Q:
What vote of stockholders is required to approve the proposals?

A:
Approval of the conversion proposal will require the affirmative vote of the holders of at least a majority of the shares of common stock then outstanding and entitled to vote thereon. Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal.

Q:
What effect will abstentions have on the vote approval for the conversion proposal and for the adjournment proposal?

A:
An abstention will have the same effect as a vote against the conversion proposal. An abstention will have no effect on the outcome of the vote on the adjournment proposal.

Q:
What is a “broker non-vote”?

A:
A broker non-vote occurs when stockholders who hold their shares of common stock through a broker, bank or other nominee (i.e., in “street name”) fail to provide such brokers with specific instructions on how to vote the shares, and the brokers do not have discretion to vote the shares under applicable stock exchange rules. Approval of the conversion is a matter in respect of which brokers are prohibited from exercising their discretion.

Q:
What effect will broker non-votes have on the vote approval for the conversion proposal and the adjournment proposal?

A:
Because approval of the conversion will require the affirmative vote of the holders of at least a majority of the shares of common stock then outstanding and entitled to vote thereon, a broker non-vote, if any, will have the same effect as a vote against the conversion proposal. A broker non-vote will have no effect on the outcome of the vote on the adjournment proposal.

Q:
What happens if I do not vote?

A:
If you do not vote, it will have the same effect as a vote against the conversion proposal, but will have no effect on the adjournment proposal.

Q:
If my shares are held in “street name” by my broker, will my broker vote my shares for me?

A:
Your broker will not have discretion to vote your shares unless you provide your broker with instructions on how to vote. You should follow the procedures provided by your broker regarding how to instruct them to vote your shares.

Q:
How may I vote?

A:
You may vote in person at the special meeting or by authorizing a proxy to vote your shares.

Stockholders may submit their votes by authorizing a proxy by mail by completing, signing, dating and returning their proxy card in the enclosed envelope. Stockholders also have the following two options for authorizing a proxy to vote their shares:
•
via the internet at any time prior to 11:59 p.m. Eastern Time on September 6, 2018, please refer to the instructions on your proxy card or your voting instructions form; or

•
by telephone at any time prior to 11:59 p.m. Eastern Time on September 6, 2018, please refer to the instructions on your proxy card or your voting instructions form.

For those stockholders with internet access, we encourage you to authorize a proxy to vote your shares via the internet, a convenient means of authorizing a proxy that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the internet or by telephone prior to the special meeting date, your proxy authorization is recorded immediately and there is no risk that postal delays will cause your vote by proxy to arrive late and, therefore, not be counted. For further instructions on authorizing a proxy to vote your shares, see your proxy card. You may also vote your shares at the special meeting. If you attend the special meeting, you may vote in person, and any proxies that you authorized by mail or by internet or telephone will be superseded by the vote that you cast at the special meeting.
By casting your vote in any of the ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions.
Voting in Person
Stockholders of record may vote in person by ballot at the special meeting. Instructions for in person voting, including directions to the special meeting, can be obtained by calling our proxy solicitor, D.F. King & Co., Inc. (“DF King”) toll-free at (877) 871-1741, collect at 212-269-5550 or by email: nyrt@dfking.com. Please note that even if you plan to attend the special meeting in person, we encourage you to submit a proxy in advance to ensure your shares are represented. Your vote in person at the special meeting will revoke any previously submitted proxy.
If you own common stock in “street name,” you must provide voting instructions in accordance with the instructions on the voting instruction card that your broker, bank or other nominee provides to you, as brokers, banks and other nominees do not have discretionary voting authority with respect to any of the proposals described in this proxy statement/prospectus. You should instruct your broker, bank or other nominee as to how to vote your shares of common stock following the directions contained in such voting instruction card. If you have not received such voting instructions or require further information regarding such voting instructions, contact your broker, bank or other nominee who can give you directions on how to vote your shares of common stock. If you hold your shares of common stock through a broker, bank or other nominee and wish to vote in person at the special meeting, you must obtain a “legal proxy,” executed in your favor, from the broker, bank or other nominee (which may take several days).
Q:
How will proxies be voted?

A:
Shares represented by valid proxies will be voted at the special meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, your shares will be “FOR” the conversion proposal and “FOR” the adjournment proposal.

No other business will be presented at the special meeting other than as set forth in the attached Notice of Special Meeting of Stockholders.
Q:
Who is paying for this proxy solicitation?

A:
We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to make available copies of this proxy statement/prospectus to people on whose behalf they hold shares of common stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in making available proxy materials to the beneficial owners of shares of common stock. In addition to soliciting proxies by mail, directors, officers and employees of the Advisor may solicit proxies on behalf of the Board of Directors, without additional compensation, personally or by telephone.
We have also retained DF King to act as proxy solicitor. Under our agreement with DF King, DF King will receive a fee of  $10,000 plus the reimbursement of reasonable expenses. In addition, we have retained First Coast Results (“First Coast”) to act as proxy tabulator. Under our agreement with First Coast, First Coast will receive a fee of  $15,500 plus the reimbursement of reasonable expenses.
Q:
How can I change my vote or revoke a proxy?

A:
You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting. If you are a holder of record, you can do this in any of the three following ways:

•
by sending a written notice to the Secretary of the Company at the address set forth under “Where You Can Find More Information,” in time to be received before the special meeting, stating that you would like to revoke your proxy;

•
by completing, signing and dating another proxy card and returning it by mail in time to be received before the special meeting, or by completing a later dated proxy over the internet or by telephone, in which case your later dated proxy will be recorded and your earlier proxy revoked; or

•
if you are a holder of record, you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone at the special meeting will not revoke any proxy that you have previously given.

If you are a holder of record and you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the Secretary of the Company no later than the beginning of the special meeting. If your shares are held in street name by your broker, bank or other nominee, you should contact them to change your vote.
Q:
Do I have appraisal rights?

A:
No. Objecting stockholders are not entitled under Maryland law or the Company’s charter to appraisal rights or to any similar rights of dissenters in connection with the conversion.

Q:
What does it mean if I receive more than one proxy card?

A:
Some of your shares may be registered differently or held in a different account. You should authorize a proxy to vote the shares in each of your accounts by mail, by telephone or via the internet. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should call our Investor Relations department at (617) 570-4750. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

Q:
What should I do now?

A:
You should complete, date and sign your proxy card and return it promptly in the enclosed postage-prepaid envelope, or authorize a proxy to vote your shares by internet or telephone (please refer to the instructions on your proxy card or your voting instructions form), as soon as possible so that your shares may be represented at the special meeting, even if you plan to attend the special meeting in person.

Q:
Whom should I call with other questions?

A:
If you have additional questions about this proxy statement/prospectus or the special meeting or would like additional copies of this proxy statement/prospectus, please contact our proxy solicitor, DF King, at:

D.F. King & Co., Inc.
48 Wall Street
New York, New York 10005
Bank and Brokers Call: (212) 269-5550 (collect)
All Others Call: (877) 871-1741 (toll-free)
Email: nyrt@dfking.com

SUMMARY
This summary highlights selected information from this proxy statement/prospectus and may not contain all of the information that is important to you. For additional information concerning the conversion, you should read this entire proxy statement/prospectus, including the exhibit, and the other documents incorporated by reference in this proxy statement/prospectus. The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information appearing elsewhere in this proxy statement/prospectus.
Business
The Company was incorporated on October 6, 2009 as a Maryland corporation that qualified as a REIT beginning with its taxable year ended December 31, 2010. The Company purchased its first property and commenced active operations in June 2010. On April 15, 2014, the Company listed its common stock on the NYSE under the symbol “NYRT.”
On August 22, 2016, the Board of Directors approved the Liquidation Plan to sell in an orderly manner all or substantially all of the Company’s assets, subject to stockholder approval. The Liquidation Plan was approved at a special meeting of stockholders on January 3, 2017. The Liquidation Plan provides for an orderly sale of the Company’s assets, payment of our liabilities and other obligations and the winding down of operations and the dissolution of the Company.
As of the date of this proxy statement/prospectus, the only two assets the Company still owns are its 50.1% member interest in WWP and its 100% interest in the entity that owns the leasehold interest in the Viceroy Hotel, and the Company also holds approximately $33.6 million in cash and $92.9 million in restricted cash. WWP is a joint venture which indirectly owns the Worldwide Plaza office and retail property at 350 West 50th Street in New York City. As of the date of this proxy statement/prospectus, the Viceroy Hotel is subject to a binding contract of sale (that includes a non-refundable deposit) for a purchase price of  $41.0 million (subject to customary closing adjustments). This sale is expected to be completed during the third quarter of 2018, or in any event prior to the conversion, subject to customary closing conditions applicable to hotel properties located in New York City that are subject to a ground lease. There can be no assurance this sale will be completed on these terms, or at all.
Subsequent to the adoption of the Liquidation Plan, excluding the sale of a 48.7% interest in WWP, the Company has sold 18 properties for an aggregate sales price of approximately $1.764 billion. Since the commencement of the Liquidation Plan and through the date of this proxy statement/prospectus, the Company has paid aggregate cash liquidating distributions of  $932.0 million, or $5.555 per share (without giving effect to the 1 for 10 reverse stock split that was completed in March 2018 (the “Reverse Split”)) based on the number of shares.
The Company has no employees and has retained the Advisor to manage its affairs on a day-to-day basis pursuant to an advisory agreement, the term of which extends until the final disposition of the assets held by the LLC (or any liquidating trust, if the conversion does not become effective).
The Special Meeting
The special meeting will be held on Friday, September 7, 2018, at 11:00 a.m., local time, at the offices of Proskauer Rose LLP, located at 11 Times Square, New York, New York 10036. For more information on the special meeting, see the section entitled “The Special Meeting.”
The close of business on July 27, 2018 is the record date for determining eligibility to vote at the special meeting. Each holder of shares of common stock on the record date will be entitled to one vote per share on all matters coming before the special meeting. On the record date, there were 16,791,769 shares of common stock outstanding and entitled to vote at the special meeting. Approval of the conversion proposal will require the affirmative vote of the holders of at least a majority of the shares of common stock then outstanding and entitled to vote thereon. Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal.

The Conversion
Purpose of the Conversion
The Company is currently in the process of substantially completing the Liquidation Plan, and there are U.S. federal income tax benefits relating to the treatment of liquidating distributions with respect to its dividends paid deduction if the Company completes its liquidation within 24 months following adoption of the Liquidation Plan. The Company expects it will continue to hold its 50.1% interest in its Worldwide Plaza property when it completes the Liquidation Plan, which is expected to occur no later than December 31, 2018, effectively the end of its 24-month liquidation period. Under the Liquidation Plan, the Company ordinarily would expect to transfer this asset to a liquidating trust in order to complete its liquidation within the 24-month period. Pursuant to the conversion, the Company proposes to convert to a Delaware limited liability company, instead of transferring its remaining assets and liabilities to a liquidating trust. The Company believes that the conversion would have the same effect for purposes of the Liquidation Plan (and same U.S. federal income tax consequences for holders of common stock) as a transfer of all the Company’s remaining assets and liabilities to a liquidating trust. In addition, the Company believes the conversion will provide a significant benefit as compared to a transfer to a liquidating trust because, in connection with the conversion, the Company will not be subject to approximately $25.4 million in New York State and New York City transfer taxes attributable to the Worldwide Plaza property that may become payable in connection with a transfer to a liquidating trust.
Background and Reasons for the Conversion
The Liquidation Plan was approved by the Board of Directors and, on January 3, 2017, by the Company’s stockholders. Approval of the Liquidation Plan also constituted approval of the transfer and assignment of all the Company’s remaining assets and liabilities to a liquidating trust as a final liquidating distribution under the Liquidation Plan prior to January 3, 2019, with the form and substance of the liquidating trust agreement to be approved by the Board of Directors and the liquidating trust’s trustees to be selected by the Board of Directors.
Following approval of the Liquidation Plan, in the course of several meetings, the Board considered the significant benefits of conversion of the Company to a limited liability company instead of transferring all the Company’s remaining assets and liabilities to a liquidating trust as described above under “— Purpose of the Conversion.”
Recommendation of the Board of Directors
The Board of Directors believes that the conversion is advisable and in the best interests of the Company, and recommends that you vote “FOR” the conversion.
Effects of the Conversion
At the effective time of the conversion, by virtue of the conversion and without further action on the part of the Company, the LLC or the Company’s stockholders, each outstanding share of common stock will be converted into one unit. The LLC will be deemed to be the same entity as the Company with the same assets and liabilities as the Company. In addition, the charter and bylaws of the Company will be replaced by the operating agreement of the LLC. The LLC will be governed by the LLC Act instead of the MGCL, and by its operating agreement, which includes terms consistent with the terms for the liquidating trust contemplated by the Liquidation Plan and that the Company believes are materially consistent with the terms generally applicable to other liquidating trusts.
The LLC will be managed by the Board of Managers which will have responsibilities similar to the responsibilities of the trustees of a liquidating trust. The operating agreement of the LLC will provide similar restriction on activities to those that would be applicable to a liquidating trust.
Similar to the terms of a liquidating trust, the LLC will have a finite life and will terminate upon the earlier of the complete distribution of the LLC’s assets or three years from the effective time of the conversion, subject to extensions of determinate duration.

Similar to the beneficial interests in a liquidating trust, units will not be transferrable (except by will, intestate succession or operation of law). This restriction on transfer also will not prohibit the transfer of units held, as shares of common stock are held, by nominees or brokers to the beneficial owners of those units.
Effects of Not Approving the Conversion
If the conversion is not approved, the Company will instead transfer its remaining assets and liabilities to a liquidating trust pursuant to the Liquidation Plan and will, among other things, be subject to New York State and New York City transfer taxes attributable to the Worldwide Plaza property. In no event will we continue as a publicly-traded Maryland corporation taxed as a REIT beyond January 3, 2019.
Material U.S. Federal Income Tax Consequences of the Conversion
The conversion is a taxable event to our stockholders notwithstanding that the stockholders may not currently receive a distribution of cash or any other assets with which to satisfy the resulting tax liability, if any. This is the same consequence that would result from the transfer of our remaining assets to a liquidating trust. In general, the conversion will be treated for U.S. federal income tax purposes as a distribution to our stockholders of any assets and liabilities that we hold at the time of the conversion in complete liquidation of the Company, immediately followed by a contribution of those assets and liabilities by those stockholders to the LLC in exchange for units. Accordingly, you will be treated as having received a final liquidating distribution equal to your proportionate share of the sum of any cash and the fair market value, net of any accompanying liabilities, of our remaining assets at the time of conversion, and will recognize capital gain or loss (assuming you hold your shares as a capital asset) at that time equal to the difference of  (a) your proportionate share of the amount of money and the fair market value, net of any accompanying liabilities, of our remaining assets minus (b) any remaining tax basis in your shares of common stock (as reduced by all prior liquidating distributions you have received from us under the Liquidation Plan). Following the conversion, it is expected that the LLC will be treated as a partnership for U.S. federal income tax purposes and you will be treated as a partner in that partnership. This is consistent with our expected tax treatment of a liquidating trust if we were to transfer our remaining assets to a liquidating trust. Please see the sections entitled “Material U.S. Federal Income Tax Consequences” for a more detailed summary of the possible U.S. federal income tax consequences to you. You should consult your tax advisor as to the tax effect of your particular circumstances.
Risk Factors
In evaluating the conversion, stockholders should carefully read this proxy statement/prospectus and especially consider the factors discussed in the section entitled “Risk Factors” beginning on page 15 of this proxy statement/prospectus.
Interests of Directors and Officers in the Conversion
In considering the recommendation of the Board of Directors to approve the conversion, you should be aware that the Advisor and the Company’s directors and executive officers may be deemed to have interests in the conversion that are in addition to, or different from, your interests as a stockholder. See “Proposal One: Conversion from Corporation to Limited Liability Company — Interests of Directors and Officers in the Conversion.”
No Appraisal Rights
Objecting stockholders are not entitled under Maryland law or the Company’s charter to appraisal rights or to any similar rights of dissenters for their shares of common stock in connection with the conversion.
Comparison of Rights of Holders
At the effective time of the conversion, each outstanding share of common stock of the Company, which is a Maryland corporation, will automatically convert into one unit, which is a membership interest in a Delaware limited liability company. The LLC will be organized and structured to operate in a manner substantially similar to that of a liquidating trust. If the conversion is not approved, the Company will instead transfer its remaining assets and liabilities to a liquidating trust pursuant to the Liquidation Plan and holders of common stock will receive beneficial interests in a liquidating trust. See the section entitled “Comparison of Rights of Holders” for a comparison of the rights of holders of common stock, units and beneficial interests in a liquidating trust.
Executive Offices
The principal executive office of the Company is 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114. The telephone number is (617) 570-4750, and the website address is www.nyrt.com. Information on the Company’s website is provided for informational purposes only and is not incorporated by reference into this proxy statement/prospectus.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA OF THE COMPANY
The following tables set forth the statements of net assets as of March 31, 2018 and December 31, 2017, and the balance sheet data, results of operations and cash flow as of, and for the years ended, December 31, 2016, 2015, 2014, and 2013 for the Company’s consolidated group, with the results of properties acquired during those five years being included from the date of each acquisition. The Company’s stockholders approved the Liquidation Plan on January 3, 2017, and the Company adopted the liquidation basis of accounting effective January 1, 2017. The selected financial data for each of the five years in the period ended December 31, 2017 have been derived from the consolidated financial statements of the Company. In March 2018 the Company completed the Reverse Split, a 1-for-10 reverse stock split of common stock pursuant to which each ten shares of common stock issued and outstanding as of the close of market on March 15, 2018 were automatically combined into one share of common stock, subject to the elimination of fractional shares. All references to shares of common stock outstanding and per share of common stock amounts have been restated to reflect the effect of the Reverse Split for all periods presented. The information below should be read in conjunction with the consolidated financial statements (and notes thereon) and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in Part II, Item 7 in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which was filed with the SEC on March 1, 2018.
Statement of Net Assets (in thousands, except per share data)	Liquidation Basis March 31, 2018	Liquidation Basis December 31, 2017
Total assets	$581,044	$1,090,733
Mortgage loans payable	$57,112	$215,494
Liability for estimated costs in excess of estimated receipts	$10,879	$27,228
Net assets in liquidation	$502,707	$833,113
Net assets in liquidation value per share of common stock(1)	$29.94	$49.61

(1)
Without giving effect to the Reverse Split, net assets in liquidation value per share of common stock would have been $2.99 per share and $4.96 per share as of March 31, 2018 and December 31, 2017, respectively.

	Going Concern Basis
	December 31,
Balance Sheet Data (in thousands)	2016	2015	2014	2013
Total real estate investments, at cost	$1,785,671	$1,822,903	$1,888,366	$1,542,805
Total assets	2,152,380	2,064,762	2,117,971	2,044,240
Mortgage notes payable, net of deferred financing costs	1,107,526	381,443	169,377	168,651
Credit facility	—	485,000	635,000	305,000
Total liabilities	1,210,711	972,493	922,294	594,981
Total equity	941,669	1,092,269	1,195,677	1,449,259

	Going Concern Basis
Operating Data (in thousands, except share and per share data)	Years Ended December 31,
	2016	2015	2014	2013
Total revenues	$160,274	$174,521	$155,567	$55,887
Operating expenses	213,029	195,415	227,540	65,105
Operating loss	(52,755)	(20,894)	(71,973)	(9,218)
Total other expenses	(31,144)	(19,375)	(22,312)	(10,093)
Net loss	(83,899)	(40,269)	(94,285)	(19,311)
Net loss attributable to non-controlling interests	1,373	1,188	1,257	32
Net loss attributable to stockholders	(82,526)	(39,081)	(93,028)	(19,279)
Other data:
Cash flows provided by (used in) operations	$(3,368)	$(37,725)	$6,535	$9,428
Cash flows provided by (used in) investing activities	40,654	61,907	(327,835)	(1,309,508)
Cash flows provided by (used in) financing activities	(90,354)	(23,540)	110,435	1,528,103
Per share data:
Net loss per common share – basic and diluted	$(0.05)	$(0.02)	$(0.06)	$(0.03)
Dividends and distributions declared per common share	$3.80	$4.60	$4.60	$6.05
Weighted-average number of common shares outstanding, basic and diluted	16,494,946	16,216,558	16,695,932	7,207,487

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This proxy statement/prospectus contains, in addition to historical information, certain forward-looking statements that involve significant risks and uncertainties, which are difficult to predict, and are not guarantees of future performance. Such statements can generally be identified by words such as “anticipates,” “expects,” “intends,” “may,” “will,” “should,” “could,” “plans,” “believes,” “estimates,” “predicts,” “potential,” “continue” or the negative of these words and phrases or similar words or phrases which are predictions of or indicate future events or trends and which do not relate solely to historical matters. You can also identify forward-looking statements by discussions of strategy, plans or intentions.
You should not place undue reliance on our forward-looking statements because the matters they describe are subject to known (and unknown) risks, uncertainties and other unpredictable factors, many of which are beyond our control. Many relevant risks are described in the section entitled “Risk Factors” as well as throughout this proxy statement/prospectus and in the “Risk Factors” sections included in the documents incorporated by reference (see the section entitled “Where You Can Find More Information”), and you should consider these important cautionary factors as you read this proxy statement/prospectus.
The forward-looking statements contained in this proxy statement/prospectus reflect our current views about future events and are subject to numerous known and unknown risks, uncertainties, assumptions and changes in circumstances that may cause actual results to differ significantly from those expressed or implied in any forward-looking statement. We are not able to predict all of the factors that may affect future results. For a discussion of these and other factors that could cause actual results to differ materially from any forward-looking statements, see the risk factors discussed below and in Item 1A, “Risk Factors,” and in Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 and other risks and uncertainties detailed in such annual report and our other reports and filings with the SEC. These risks, contingencies and uncertainties include:
•
The Board of Directors has adopted the Liquidation Plan to sell all or substantially all of the assets of the Company, and to liquidate and dissolve the Company. The Liquidation Plan was approved by our stockholders on January 3, 2017, but there can be no assurance that we will succeed in completing the Liquidation Plan and selling our remaining properties;

•
There can be no assurance as to the actual amount of future liquidating distributions our stockholders will receive pursuant to the Liquidation Plan or when they will receive them;

•
All of our properties are located in the New York metropolitan statistical area, making us dependent upon the economic climate in New York City;

•
Until the effective time of the conversion (or a transfer of our remaining assets and liabilities to a liquidating trust), there can be no assurance that we will continue to qualify to be treated as a real estate investment trust for U.S. federal income tax purposes (“REIT”), which would adversely affect our operations and reduce the amount of our liquidating distributions;

•
Our joint venture partner in WWP may not be successful in completing its capital plan to reposition the Worldwide Plaza property, which could affect the timing of and the amount that we may realize upon a sale of our interest in WWP; and

•
We may be adversely affected by changes in general economic, business and political conditions, including the possibility of intensified international hostilities, acts of terrorism, and changes in conditions of United States or international lending, capital and financing markets.

The cautionary statements contained or incorporated by reference into this proxy statement/prospectus should be considered in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf. Except for our ongoing obligations to disclose certain information as required by the federal securities laws, we undertake no obligation to release publicly any revisions to any forward-looking statements to reflect events or circumstances after the date of this proxy statement/prospectus or to reflect the occurrence of unanticipated events.

RISK FACTORS
In addition to the other information contained or incorporated by reference into this proxy statement/prospectus, including the matters addressed in the section entitled “Cautionary Statement Regarding Forward-Looking Statements” beginning on page 14 of this proxy statement/prospectus, stockholders should carefully consider the following risk factors in determining whether to vote for the approval of the conversion. However, you should also be aware that, if the conversion is not approved, the Company will instead transfer its remaining assets and liabilities to a liquidating trust pursuant to the Liquidation Plan, and, as a general matter, the following risk factors are equally applicable if the Company converts from a corporation to an LLC or if all of the Company’s assets are transferred to a liquidating trust. Accordingly, your approval of the conversion will have no impact on the applicability of the following risk factors as a general matter. You should also consider other risk factors included in our filings with the SEC and incorporated by reference into this proxy statement/prospectus, including, without limitation, those in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 which was filed with the SEC on March 1, 2018.
Your voting rights as a holder of units following the conversion or a holder of beneficial interests in a liquidating trust following a transfer of all of the Company’s assets to a liquidating trust will be significantly reduced as compared to the voting rights you currently have as a stockholder of the Company.
The operating agreement of the LLC includes terms consistent with the terms for the liquidating trust contemplated by the Liquidation Plan and that the Company believes are materially consistent with the terms generally applicable to other liquidating trusts. Accordingly, as would be the case following a transfer of the Company’s assets to a liquidating trust, following the conversion, there would no longer be annual elections of directors and your voting rights would be limited to the right to vote on removal of managers with cause, by holders of a majority of the outstanding units, or without cause, by holders of at least 75% of the outstanding units.
Accordingly, while the rights of stockholders will be the same as holders of units following the conversion as they would have been as holders of beneficial interests in a liquidating trust following a transfer of the Company’s assets to a liquidating trust, those rights will be reduced. While the Board of Managers will still take into consideration input from unitholders, those unitholders will not have the same ability to influence the actions of the Board of Managers to the extent stockholders of the Company can influence the actions of the Board of Directors because the Board of Managers will not be subject to annual election by the unitholders.
The units you receive in the conversion or the beneficial interests in a liquidating trust you would receive following a transfer of all of the Company’s assets to a liquidating trust will generally be non-transferable, and there can be assurance as to the timing of the complete distribution of the LLC’s assets.
Any stockholders who have not sold their shares of common stock prior to the effective time of the conversion will receive units, which are ownership interests in the LLC (similar to the ownership interest in a liquidating trust following a transfer of all of the Company’s assets thereto), equivalent to their ownership interests in the Company as represented by the shares of common stock they held prior to the conversion. Units will not trade on the NYSE or any other exchange following the effective time of the conversion. Similar to the beneficial interests the Company’s stockholder would have received in a liquidating trust following a transfer of all of the Company’s assets to a liquidating trust, the units will be generally non-transferable, except by will, intestate succession or operation of law. Because of the illiquid nature of the units, there can be no assurance as to how long any holder thereof may be required to hold them.
Similar to the terms of a liquidating trust, the LLC will have a finite life and will terminate upon the earlier of the complete distribution of the liquidating trust’s assets or a fixed period from the effective time of the conversion, subject to extensions of determinate duration. The Company’s only asset at the effective time of the conversion is expected to be its interest in WWP, a joint venture which indirectly owns the Worldwide Plaza office and retail property, and we do not expect to make a complete distribution of the LLC’s assets until this asset has been sold. Under the operating agreement of WWP, we have a right to transfer our membership interests in WWP to purchasers meeting certain qualifications, subject to a right of first offer to our joint venture partner. In addition, commencing January 18, 2022, we and our joint venture partner each have the right to require the joint venture to market the property owned by it for sale, subject, if we exercise the option, to a right of first offer to our joint venture partner. We have estimated that we may sell our interest in WWP in the fourth quarter of 2021, although the actual timing of sales has not yet been determined and is subject to future events and other uncertainties.
Receiving units in the conversion or beneficial interests following a transfer of all of the Company’s assets to a liquidating trust may cause you to recognize taxable gain prior to the receipt of cash.
The conversion of the Company to a limited liability company will be taxed in the same manner as a transfer of the Company’s remaining assets to a liquidating trust. The conversion would be treated for U.S. federal income tax purposes as a distribution of our remaining assets and liabilities to our stockholders, immediately followed by a contribution of those assets and liabilities to the LLC. This deemed distribution would be our final liquidating distribution to you. As a result, you would recognize gain to the extent your share of the cash and the net fair market value of any assets and liabilities received by the LLC is greater than your tax basis in your stock (reduced by the amount of all prior liquidating distributions made to you during the liquidation period) prior to the subsequent sale of such assets and the distribution to you of the net cash proceeds, if any. Such transfer also may have adverse tax consequences for tax-exempt and non-U.S. stockholders, including with respect to the ongoing activity of the LLC.
In addition, it is possible that the fair market value of the assets received by the LLC, as estimated for purposes of determining the extent of the stockholder’s gain at the time of conversion, will exceed the cash or fair market value of property received by the LLC on a sale of the assets. In this case, a stockholder could recognize a loss in a taxable year subsequent to the taxable year in which the gain was recognized, which loss may be limited under the Internal Revenue Code of 1986, as amended (the “Code”).
Consistent with how we would expect holders of beneficial interests to be taxed if we were to transfer our remaining assets to a liquidating trust, holders of units may be required to pay taxes on income from the LLC, including their share of ordinary income and any capital gains on disposition of properties by the LLC, even if they do not receive any cash distributions from the LLC.
Following the conversion, unitholders (similar to holders of beneficial interest following a transfer of all of the Company’s assets to a liquidating trust) will be required to pay U.S. federal income and other taxes and, in some cases, state and local income taxes, on their share of any taxable income of the LLC, whether or not they receive cash distributions from the LLC. Generally, should the LLC generate taxable income for a particular tax year and not pay any cash distributions, the unitholders would be required to pay the actual U.S. federal income tax liability that results from their share of this taxable income even though they received no cash distributions from the LLC. To the extent the LLC does pay any cash distributions, there can be no assurance the amount paid will be sufficient to meet these individual tax liabilities.
Tax-exempt entities and non-U.S. persons face unique tax issues from holding units, which are consistent with the issues they would face as holders of beneficial interests if we transfer our remaining assets to a liquidating trust, that may result in adverse tax consequences to them.
Consistent with how we would expect investments in beneficial interests to be taxed if we were to transfer our remaining assets to a liquidating trust, investment in the units by tax-exempt entities, including employee benefit plans and individual retirement accounts (“IRAs”), and non-U.S. persons raises issues unique to them. For example, virtually all income of the LLC that would be allocated to organizations exempt from U.S. federal income tax, including IRAs and other retirement plans, would be unrelated business taxable income and may be taxable to such holders if they are not “qualified organizations” within the meaning of Section 514(c)(9)(B) of the Code. Distributions to non-U.S. persons will generally be reduced by withholding taxes imposed at the highest effective applicable tax rate, and non-U.S. persons will be required to file U.S. federal income tax returns and pay tax on their respective shares of the LLC’s taxable income.

You may be subject to state and local taxes and return filing requirements in the state where the Company owns properties as a result of holding units or, following a transfer of all of the Company’s assets to a liquidating trust, beneficial interests.
Following the conversion, in addition to U.S. federal income taxes, the LLC (similar to a liquidating trust following a transfer of all of the Company’s assets thereto) may become subject to other taxes, including state and local income taxes, unincorporated business taxes and estate, inheritance or intangible taxes that may be imposed by New York State and New York City, even if they do not reside in those jurisdictions. Unitholders would likely be required to file New York State and New York City income tax returns and pay state and local income taxes. This is consistent with how we would expect holders of beneficial interests to be taxed if we were to transfer our remaining assets to a liquidating trust. Further, unitholders may become subject to penalties for failure to comply with these requirements. It is the responsibility of each unitholder to file all U.S. federal, state and local income tax returns that may be required of such unitholder.

THE SPECIAL MEETING
Date, Time and Purpose of the Special Meeting
This proxy statement/prospectus is being furnished to our stockholders in connection with the solicitation of proxies by the Board of Directors to be exercised at the special meeting to be held on Friday, September 7, 2018, at 11:00 a.m., local time, at the offices of Proskauer Rose LLP, located at 11 Times Square, New York, New York 10036. The purpose of the special meeting is for you to consider and vote on the following matters:
1.
the conversion proposal; and

2.
the adjournment proposal.

Recommendations of the Board of Directors
The Board of Directors believes that the conversion is advisable and in the best interests of the Company. Therefore, the Board of Directors recommends that you vote “FOR” the conversion proposal. The Board of Directors recommends that you also vote “FOR” the adjournment proposal.
Record Date, Notice and Quorum
All stockholders of record as of the close of business on July 27, 2018, the record date for determining stockholders entitled to notice of and to vote at the special meeting, are entitled to receive notice of and to vote at the special meeting.
As of the record date, there were 16,791,769 shares of common stock issued and outstanding and entitled to vote at the special meeting, held by approximately 614 holders of record. Each share of common stock is entitled to one vote on each proposal presented at the special meeting.
At the special meeting, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at the special meeting constitutes a quorum for purposes of transacting business at the special meeting. Shares of common stock represented at the special meeting, but not voted, including shares for which a stockholder directs an “abstention” from voting or “broker non-votes,” will be counted as present for purposes of determining a quorum.
Required Vote
Approval of the conversion proposal will require the affirmative vote of the holders of at least a majority of the shares of common stock then outstanding and entitled to vote thereon. Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal.
For purposes of approval of the conversion, abstentions and broker non-votes, if any, will count toward the presence of a quorum but will have the same effect as votes cast against the proposal. Abstentions and broker non-votes will have no effect on the adjournment proposal. Each of our stockholders is entitled to cast one vote on each matter presented at the special meeting for each share of common stock owned by the stockholder on the record date.
As of the record date, our directors and executive officers owned and are entitled to vote an aggregate of 5,527 shares of common stock, entitling them to exercise less than 1% of the voting power of common stock entitled to vote at the special meeting.
Inspector of Elections
Votes cast by proxy or in person at the special meeting will be counted by the person appointed by us to act as inspector of election for the special meeting. The inspector of election will also determine whether a quorum is present at the special meeting.

Proxies and Revocation
In order for your shares of common stock to be included in the vote, if you are a stockholder of record, you must either return the enclosed proxy card, authorize your proxy or voting instructions by telephone or internet or vote in person at the special meeting. All shares of common stock entitled to vote and which are represented by properly completed proxies received prior to the special meeting that are not revoked, will be voted at the special meeting as instructed on the proxies. If you properly submit a proxy card, but do not indicate how your shares of common stock should be voted on a proposal, the shares of common stock represented by your proxy card will be voted as the Board of Directors recommends and therefore (1) “FOR” the conversion proposal and (2) “FOR” the adjournment proposal.
You may revoke your proxy or change your vote at any time before your proxy is voted at the special meeting. If you are a holder of record, you can do this in any of the three following ways:
•
by sending a written notice to the Secretary of the Company, at 7 Bulfinch Place, Suite 500, Boston, Massachusetts, 02114, in time to be received before the special meeting, stating that you would like to revoke your proxy;

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by completing, signing and dating another proxy card and returning it by mail in time to be received before the special meeting, or by completing a later dated proxy over the internet or by telephone, in which case your later dated proxy will be recorded and your earlier proxy revoked; or

•
if you are a holder of record, you can attend the special meeting and vote in person, which will automatically cancel any proxy previously given, or you may revoke your proxy in person, but your attendance alone at the special meeting will not revoke any proxy that you have previously given.

If you are a holder of record and you choose either of the first two methods, you must submit your notice of revocation or your new proxy to the Secretary of the Company no later than the beginning of the special meeting. If your shares are held in street name by your broker, bank or other nominee, you should contact them to change your vote.
Solicitation of Proxies
We are soliciting the proxy on behalf of the Board of Directors, and we will pay all costs of preparing, assembling and mailing the proxy materials. We will request banks, brokers, custodians, nominees, fiduciaries and other record holders to make available copies of this proxy statement/prospectus to people on whose behalf they hold shares of common stock and to request authority for the exercise of proxies by the record holders on behalf of those people. In compliance with the regulations of the SEC, we will reimburse such persons for reasonable expenses incurred by them in making available proxy materials to the beneficial owners of shares of common stock. In addition to soliciting proxies by mail, directors, officers and employees of the Advisor may solicit proxies on behalf of the Board of Directors, without additional compensation, personally or by telephone.
We have also retained DF King to act as proxy solicitor. Under our agreement with DF King, DF King will receive a fee of  $10,000 plus the reimbursement of reasonable expenses. In addition, we have retained First Coast to act as proxy tabulator. Under our agreement with First Coast, First Coast will receive a fee of  $15,500 plus the reimbursement of reasonable expenses.
Adjournments
The special meeting may be adjourned for the purpose of soliciting additional proxies if the holders of a sufficient number of shares of common stock are not present at the special meeting, in person or by proxy, to constitute a quorum, or when reconvened following any adjournment. Our bylaws authorize the chair of the special meeting to adjourn the special meeting in the discretion of the chair and without action by stockholders regardless of whether a quorum is present.

Your Vote is Important
Regardless of whether you plan to attend the special meeting in person, please authorize a proxy to vote your shares of common stock as promptly as possible. To authorize a proxy, complete, sign, date and mail your proxy card in the pre-addressed postage-prepaid envelope provided or, if the option is available to you, call the toll free telephone number listed on your proxy card or use the internet as described in the instructions on the enclosed proxy card to authorize your proxy. Authorizing a proxy will assure that your vote is counted at the special meeting if you do not attend in person. If your shares of common stock are held in “street name” by your broker or other nominee, only your broker or other nominee can vote your shares and the vote cannot be cast unless you provide instructions to your broker or other nominee on how to vote or you obtain a legal proxy from your broker or other nominee. You should follow the directions provided by your broker or other nominee regarding how to instruct your broker or other nominee to vote your shares. You may revoke your proxy at any time before it is voted.

BUSINESS
Overview
The Company was incorporated on October 6, 2009 as a Maryland corporation that qualified as a REIT beginning with its taxable year ended December 31, 2010. The Company purchased its first property and commenced active operations in June 2010. On April 15, 2014, the Company listed its common stock on the NYSE under the symbol “NYRT.”
On August 22, 2016, the Board of Directors approved the Liquidation Plan to sell in an orderly manner all or substantially all of the Company’s assets, subject to stockholder approval. The Liquidation Plan was approved at a special meeting of stockholders on January 3, 2017. The Liquidation Plan provides for an orderly sale of the Company’s assets, payment of our liabilities and other obligations and the winding down of operations and the dissolution of the Company.
As of the date of this proxy statement/prospectus, the only two assets the Company still owns are its 50.1% member interest in WWP and its 100% interest in the entity that owns the leasehold interest in the Viceroy Hotel, and the Company also holds approximately $33.6 million in cash and $92.9 million in restricted cash. WWP is a joint venture which indirectly owns the Worldwide Plaza office and retail property at 350 West 50th Street in New York City. As of the date of this proxy statement/prospectus, the Viceroy Hotel is subject to a binding contract of sale (that includes a non-refundable deposit) for a purchase price of  $41.0 million (subject to customary closing adjustments). This sale is expected to be completed during the third quarter of 2018, or in any event prior to the conversion, subject to customary closing conditions applicable to hotel properties located in New York City that are subject to a ground lease. There can be no assurance this sale will be completed on these terms, or at all.
Subsequent to the adoption of the Liquidation Plan, excluding the sale of a 48.7% interest in WWP, the Company has sold 18 properties for an aggregate sales price of approximately $1.764 billion. Since the commencement of the Liquidation Plan and through the date of this proxy statement/prospectus, the Company has paid aggregate cash liquidating distributions of  $932.0 million, or $5.555 per share (without giving effect to the 1 for 10 Reverse Split that was completed in March 2018) based on the number of shares.
The Company has no employees and has retained the Advisor to manage its affairs on a day-to-day basis pursuant to an advisory agreement, the term of which extends until the final disposition of the assets held by the LLC (or any liquidating trust, if the conversion does not become effective).
Liquidation Plan
The Liquidation Plan provides for an orderly sale of the Company’s assets, payment of the Company’s liabilities and other obligations and the winding down of operations and final dissolution of the Company. The Company is permitted to satisfy any existing contractual obligations and fund required tenant improvements and capital expenditures at its real estate properties, including real estate properties owned by joint ventures in which the Company owns an interest.
The Liquidation Plan enables the Company to sell any and all of its assets without further approval of the stockholders and provides that liquidating distributions be made to the stockholders as determined by the Board. Pursuant to applicable REIT rules, the Company must complete the disposition of its assets by January 3, 2019, two years after the date the Liquidation Plan was approved by the stockholders, in order to deduct liquidating distributions as dividends paid to stockholders.
Approval of the Liquidation Plan also constituted the approval by the Company’s stockholders of the transfer and assignment of all the Company’s remaining assets and liabilities to a liquidating trust as a final liquidating distribution under the Liquidation Plan prior to January 3, 2019, with the form and substance of the liquidating trust agreement to be approved by the Board of Directors and the liquidating trust’s trustees to be selected by the Board of Directors. The transfer and assignment of any remaining assets and liabilities to a liquidating trust is viewed as the final liquidating distribution of the Company for U.S. federal income tax purposes, thereby completing its liquidation. If the Company completes its liquidation within 24 months of adoption of the Liquidation Plan, the Company is able to benefit from favorable rules with respect to its deduction for dividends paid in order to facilitate its continued qualification as a REIT during the liquidation period. The conversion of the Company from a Maryland corporation, subject to taxation as a REIT, to a Delaware limited liability company, taxed as a partnership for U.S. federal income tax purposes, would similarly complete the Company’s liquidation for U.S. federal income tax purposes.
The dissolution process and the amount and timing of distributions to stockholders involves risks and uncertainties. Accordingly, it is not possible to predict the timing or aggregate amount which will be ultimately distributed to stockholders and no assurance can be given that the distributions will equal or exceed the estimate of net assets presented in the Consolidated Statement of Net Assets.
The Company expects to continue to qualify as a REIT throughout the liquidation until the effectiveness of conversion or the transfer of the Company’s remaining assets into a liquidating trust.
Although the Board of Directors does not intend to do so, the Board may terminate the Liquidation Plan without stockholder approval only (i) if the Board of Directors approves the Company entering into an agreement involving the sale or other disposition of all or substantially all of the assets or common stock by merger, consolidation, share exchange, business combination, sale or other transaction involving the Company or (ii) if the Board of Directors determines, in exercise of its duties under Maryland law, after consultation with its advisor, which is the Advisor, and its financial advisor, if applicable, or other third party experts familiar with the market for Manhattan office properties, that an adverse change in the market for Manhattan office properties has occurred and reasonably would expect it to adversely affect continuing with the Liquidation Plan. Notwithstanding approval of the Liquidation Plan by the stockholders, the Board of Directors may amend the Liquidation Plan without further action by the stockholders to the extent permitted under the current law. In connection with the Company seeking stockholder approval of the conversion, the Board of Directors has amended the Liquidation Plan to permit the conversion.

PROPOSAL ONE: CONVERSION FROM CORPORATION TO LIMITED LIABILITY COMPANY
General
The Board of Directors has approved the conversion of the Company from a Maryland corporation to a Delaware limited liability company, to be known as New York REIT Liquidating LLC, in accordance with Maryland law and Delaware law pursuant to the articles of conversion attached hereto as Annex A-1, the certificate of conversion attached hereto as Annex A-2 and the certificate of formation of the LLC attached hereto as Annex A-3 and approved the operating agreement of the LLC attached hereto as Annex A-4, which we collectively refer to as the conversion in this proxy statement/prospectus. Following the conversion, the Company will continue as the LLC, which will possess all of the rights, privileges and obligations of the Company prior to the conversion, including all of the Company’s assets and liabilities.
To convert to a Delaware limited liability company, the Company will file the articles of conversion in Maryland and the certificate of conversion and the certificate of formation of the LLC in Delaware, and these three filings, and therefore the conversion, will become effective simultaneously at a specific time and date to be determined by the Board of Directors. It is currently expected that the effective time of the conversion will be within 30 days after the conversion is approved by the Company’s stockholders, but, in any event, prior to December 31, 2018. At the effective time of the conversion, the charter and bylaws of the Company will be replaced with the operating agreement of the LLC which will become effective at the effective time of the conversion in accordance with its terms, and the LLC will be deemed for all purposes of the State of Maryland and the State of Delaware to be the same entity as immediately prior to the conversion, but will be governed by the operating agreement of the LLC and the LLC Act. For a description of the terms of the operating agreement of the LLC, and the rights of unitholders thereunder, see “Description of the Operating Agreement of the LLC.”
At the effective time of the conversion, by virtue of the conversion and without further action on the part of the Company, the LLC or the Company’s stockholders, each outstanding share of common stock will be converted into one unit. The certificate of conversion provides for the effectiveness of the change in the corporate form and jurisdiction of the Company from a Maryland corporation to a Delaware limited liability company.
All shares of common stock currently outstanding are, and all units issued in connection with the conversion will be, uncertificated. The LLC will register, or cause to be registered in book-entry form, the units into which each share of common stock is converted as a result of the conversion.
Background and Reasons
On August 21, 2016, the Board of Directors determined that the Liquidation Plan was advisable and in the best interests of the Company and its stockholders, approved the Liquidation Plan and recommended that our stockholders vote to approve the Liquidation Plan. On January 3, 2017, the Company’s stockholders approved the Liquidation Plan.
Approval of the Liquidation Plan also constituted the approval by the Company’s stockholders of the transfer and assignment of all the Company’s remaining assets and liabilities to a liquidating trust as a final liquidating distribution under the Liquidation Plan prior to January 3, 2019, with the form and substance of the liquidating trust agreement to be approved by the Board of Directors and the liquidating trust’s trustees to be selected by the Board of Directors. Pursuant to the Liquidation Plan, the transfer to the liquidating trust may be made if the Board of Directors determines that it is not advisable to distribute at such time any of the property then held by or for the account of the Company because such property is not reasonably susceptible of distribution to the Company’s stockholders or otherwise. The proxy statement dated December 21, 2016 relating to the Liquidation Plan stated that, if all of the Company’s assets were not sold or distributed within 24 months after the approval of the Liquidation Plan by our stockholders, we intended to transfer and assign all the Company’s remaining assets and liabilities to a liquidating trust. The transfer and assignment of any remaining assets and liabilities to a liquidating trust is viewed as the final liquidating distribution of the Company for U.S. federal income tax purposes, thereby completing its liquidation. If the Company completes its liquidation within 24 months of adoption of the Liquidation Plan, the Company is able to benefit from favorable rules with respect to its deduction for dividends paid in order to facilitate its continued qualification as a REIT during the liquidation period. The conversion of the Company from a Maryland corporation, subject to taxation as a REIT, to a Delaware limited liability company, taxed as a partnership for U.S. federal income tax purposes, would similarly complete the Company’s liquidation for U.S. federal income tax purposes.
Pursuant to the Liquidation Plan, through the date of this proxy statement/prospectus and excluding the partial sale of WWP discussed below, the Company has sold all of its properties other than the remaining 50.1% interest in WWP, a joint venture which indirectly owns the Worldwide Plaza office and retail property, and the Viceroy Hotel. As of the date of this proxy statement/prospectus, the Viceroy Hotel is subject to a binding contract of sale (that includes a non-refundable deposit) for a purchase price of $41.0 million (subject to customary closing adjustments). This sale is expected to be completed during the third quarter of 2018, or in any event prior to the conversion, subject to customary closing conditions applicable to hotel properties located in New York City that are subject to a ground lease. There can be no assurance this sale will be completed on these terms, or at all.
Under the operating agreement of WWP, we have a right to transfer our membership interests in WWP to purchasers meeting certain qualifications, subject to a right of first offer to our joint venture partner. In addition, commencing January 18, 2022, we and our joint venture partner each have the right to require the joint venture to market the property owned by it for sale, subject, if we exercise the option, to a right of first offer to our joint venture partner. We have estimated that we may sell our interest in WWP in the fourth quarter of 2021, although the actual timing of sales has not yet been determined and is subject to future events and other uncertainties.
Our joint venture partner in WWP has developed and recommended a capital budget, to which we have agreed. The capital plan includes targeted capital improvements aimed at maintaining the institutional quality of the building and an appropriate allocation to allow for critical tenant lease renewals and rolls. In addition, capital will be available for our joint venture partner to focus on repositioning the property as a more modern asset, with a corresponding program to rebrand and likely rename the building as well as energizing and maximizing the potential of the retail and concourse space. The timing of our sale may depend in part on the progress of this plan and our estimate of when we may realize the increased value, if any is to be realized, from this plan.
Accordingly, the Board of Directors has determined that it will be necessary to transfer our interest in WWP and any remaining assets to a liquidating trust or for the Company to convert to a limited liability company prior to January 3, 2019. In connection with the consideration by the Board of Directors of the definitive agreements pursuant to which the Company sold a 48.7% interest in Worldwide Plaza, approved in August 2017, and subsequent thereto, the Board of Directors has reviewed and considered converting to a limited liability company instead of transferring the Company’s remaining assets to a liquidating trust, as provided for in the Liquidation Plan. As part of this review and consideration, the Board of Directors has determined that the Company could convert to a limited liability company that would provide for governance and rights for its unit-holding members that are substantially similar to the rights which the Company’s stockholders would have following transfer of the Company’s assets to a liquidating trust, when shares of common stock would become units of beneficial interest in the liquidating trust. The Company’s stockholders would be subject to the same tax treatment upon the transfer to a liquidating trust and upon the conversion to a limited liability company, and it is expected that both the liquidating trust and the limited liability company following conversion would be taxed as a partnership for U.S. federal income tax purposes. Following the effectiveness of the conversion, the LLC will be deemed to be the same entity as the Company under applicable state law with the same assets and liabilities as the Company and will be organized and structured to operate in a manner substantially similar to that of a liquidating trust.
Under the Liquidation Plan, the Company ordinarily would expect to transfer this asset to a liquidating trust in order to complete its liquidation within the 24-month period. In addition to having similar effects and purposes as transferring the Company’s assets to a liquidating trust to complete the Liquidation Plan, the Company believes the conversion will provide a significant benefit as compared to a transfer to a liquidating trust because, in connection with the conversion, the Company will not be subject to approximately $25.4 million in New York State and New York City transfer taxes attributable to the Worldwide Plaza property that may become payable in connection with a transfer to a liquidating trust.

Recommendation of the Board of Directors
The Board of Directors believes that the conversion is advisable and in the best interests of the Company, has approved the conversion and recommends that you vote “FOR” the conversion.
Effects of the Conversion
As part of the conversion, the Board of Directors also approved the operating agreement of the LLC attached hereto as Annex A-4, which will become effective at the effective time of the conversion. The operating agreement of the LLC includes terms consistent with the terms for the liquidating trust contemplated by the Liquidation Plan and that the Company believes are materially consistent with the terms generally applicable to other liquidating trusts.
The LLC will be managed by the Board of Managers which will have responsibilities similar to the responsibilities of the trustees of a liquidating trust. The initial members of the Board of Managers will be designated by the Board of Directors.
The operating agreement of the LLC will provide similar restrictions on activities as those that would be applicable to a liquidating trust. The LLC’s activities will be limited to conserving, protecting and selling its assets and distributing the proceeds therefrom, including holding the assets, temporarily investing the proceeds and collecting income therefrom, providing for its debts, liabilities and expenses, making liquidating distributions to the holders of units and taking other actions as may be deemed necessary or appropriate by the Board of Managers to conserve and protect the assets of the LLC and provide for the orderly liquidation thereof.
Similar to the terms of a liquidating trust, the LLC will have a finite life and will terminate upon the earlier of the complete distribution of the LLC’s assets or a fixed period from the effective time of the conversion, subject to extensions of determinate duration.
Similar to the units of beneficial interest in a liquidating trust, units will not be transferrable (except by will, intestate succession or operation of law). This restriction on transfer also will not prohibit the transfer of units held, as shares of common stock are held, by nominees or brokers to the beneficial owners of those units.
See “Description of Units,” “Description of Operating Agreement of the LLC” and “Comparison of Rights of Holders” for more information.
Effects of Not Approving the Conversion
If the conversion is not approved, the Company will instead transfer its remaining assets and liabilities to a liquidating trust pursuant to the Liquidation Plan and will, among other things, become subject to New York State and New York City transfer taxes attributable to the Worldwide Plaza property. In no event will we continue as a publicly-traded Maryland corporation taxed as a REIT beyond January 3, 2019.
Interests of Directors and Officers in the Conversion
In considering the recommendation of the Board of Directors to approve the conversion, you should be aware that the Advisor and the Company’s directors and executive officers may be deemed to have interests in the conversion that are in addition to, or different from, your interests as a stockholder.
John A. Garilli, the Company’s chief executive officer, president, chief financial officer, treasurer and secretary, may have an interest arising from the Advisor’s continued performance of services for the LLC following the conversion (or any liquidating trust following the transfer of the Company’s assets thereto, if the conversion does not become effective).
The Company has no employees and has retained the Advisor to manage its affairs on a day-to-day basis pursuant to an advisory agreement, the term of which extends until the final disposition of the assets held by the LLC (or any liquidating trust, if the conversion does not become effective). Pursuant to the advisory agreement, following the conversion (or the transfer of the Company’s assets to a liquidating trust), the Company will pay the Advisor a monthly fee of  $100,000, which will be increased by an amount to be agreed between the Advisor and the Company’s independent directors if, following the conversion (or the transfer of the Company’s assets to a liquidating trust), the principal executive and financial officers of the LLC (or any liquidating trust) are required to certify the financial and other information contained in the quarterly and annual reports of the LLC (or any liquidating trust) pursuant to Section 302 the Sarbanes-Oxley Act of 2002, as amended.
Mr. Garilli is employed by an affiliate of the Advisor and holds an indirect ownership interest in the Advisor. The Company does not, and will not following the conversion (or the transfer of the Company’s assets to a liquidating trust), reimburse the Advisor for the compensation of Mr. Garilli as the Company’s chief financial officer.
In addition, the Board of Managers following the conversion, or trustees of a liquidating trust following the transfer of the Company’s assets thereto, will receive fees for their services at a rate to be set by the Board of Managers or the trustees, as applicable. The initial members of the Board of Managers, or trustees, as applicable, will be designated by the Board of Directors and may include current members of the Board of Directors.
The Company’s directors and executive officers may also have interests in the conversion arising from their ownership of shares of common stock.
No Appraisal Rights
Objecting stockholders are not entitled under Maryland law or the Company’s charter to appraisal rights or to any similar rights of dissenters in connection with the conversion.
Comparison of Rights of Holders
At the effective time of the conversion, each outstanding share of common stock of the Company, which is a Maryland corporation, will automatically convert into one unit, which is a membership interest in a Delaware limited liability company. The LLC will be organized and structured to operate in a manner substantially similar to that of a liquidating trust. If the conversion is not approved, the Company will instead transfer its remaining assets and liabilities to a liquidating trust pursuant to the Liquidation Plan and holders of common stock will receive beneficial interests in a liquidating trust. See the section entitled “Comparison of Rights of Holders” for a comparison of the rights of holders of common stock, units and beneficial interests in a liquidating trust.
Conditions to the Conversion
Other than stockholder approval, there are no other conditions required to complete the conversion. However, the Company is not required to complete the conversion if the Company’s stockholders approve it, and the Board of Directors may determine that the conversion should be abandoned before it is completed.
Regulatory Approvals
As of the date of this proxy statement/prospectus, the Company is not required to make filings or obtain approvals or clearances from any antitrust regulatory authorities in the United States or other countries to consummate the conversion. The LLC must comply with applicable federal and state securities laws and the rules and regulations of the NYSE in connection with the issuance of the units and the filing of this proxy statement/prospectus with the SEC.
Accounting Treatment
The conversion will have no effect for accounting purposes. The historical consolidated financial statements of the Company previously reported to the SEC as of and for all periods through the date of this proxy statement/prospectus will remain the consolidated financial statements of the LLC.

Reporting
The LLC will continue to comply with all reporting obligations required of companies with a class of securities registered under the Exchange Act unless any of those obligations becomes no longer applicable to the LLC or reduced reporting requirements applicable to liquidating trusts under interpretations of the staff of the SEC are applicable to the LLC.
Stock Exchange Listing
Units will not trade on the NYSE or any other exchange following the effective time of the conversion.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES
The following summary discusses the material U.S. federal income tax consequences of the conversion to a holder of shares of common stock that holds the shares as a capital asset within the meaning of section 1221 of the Code. This summary is included for general information purposes only and may not address all tax considerations that may be relevant to a holder of shares of common stock because the U.S. federal income tax consequence of the conversion discussed herein are the same consequences that are expected to result if we were to transfer our remaining assets to a liquidating trust. Accordingly, your vote with respect to the conversion proposal is not expected to have any impact on the U.S. federal income tax consequences discussed herein.
The discussion is based upon the Code, Treasury regulations promulgated under the Code (the “Treasury Regulations,”), and reported judicial and administrative rulings and decisions in effect as of the date of this proxy statement, all of which are subject to change, retroactively or prospectively, and to possibly differing interpretations. Any such change could affect the validity of this discussion. The discussion does not address (i) U.S. federal taxes other than income taxes or (ii) state, local or non-U.S. taxes. In addition, this discussion does not purport to address all U.S. federal income tax consequences that may be relevant to you (including the potential application of the Medicare contribution tax) in light of your particular circumstances. Your tax treatment may vary depending upon your particular situation. The discussion below does not address the U.S. federal income tax consequences of the conversion to all categories of stockholders, including stockholders subject to special treatment under U.S. federal income tax laws, including, for example:
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financial institutions;

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partnerships or entities treated as partnerships, S corporations or other pass-through entities for U.S. federal income tax purposes;

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insurance companies;

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pension plans or other tax-exempt organizations, except to the extent discussed below;

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“qualified foreign pension funds” or entities wholly owned by a qualified foreign pension fund;

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dealers in securities or currencies;

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traders in securities that elect to use a mark to market method of accounting;

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persons that hold their common stock as part of a straddle, hedge, constructive sale or conversion transaction;

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regulated investment companies;

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REITs;

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certain U.S. expatriates;

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persons whose “functional currency” is not the U.S. dollar;

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persons who acquired shares of common stock through the exercise of an employee stock option or otherwise as compensation;

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persons who are Non-U.S. Stockholders (as defined below), except to the extent discussed below; and

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owners of holders of shares of common stock.

Generally, for purposes of the following discussion, a “U.S. stockholder” is a holder of shares of common stock who is, for U.S. federal income tax purposes, (i) an individual citizen or resident of the United States for U.S. federal income tax purposes, (ii) a corporation, or other entity taxable as a corporation for U.S. federal income tax purposes, organized in or under the laws of the United States, any state thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if  (a) a court within the United States is able to exercise primary supervision over its administration and one or more U.S. persons have the authority to control all substantial decisions of the trust or (b) the trust has a valid election in effect under current Treasury Regulations to be treated as a U.S. person. A non-U.S. stockholder is any stockholder (other than a partnership or other entity treated as a pass-through for U.S. federal income tax purposes) that is not a U.S. stockholder.
We did not obtain an opinion of legal counsel and we did not request a ruling from the IRS or other tax authority on the U.S. federal, state or local tax consequences relevant to the Liquidation Plan, the conversion, any matter affecting the LLC following the conversion or the consequences of owning the units received in the conversion. Accordingly, no assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below. The discussion below assumes that we have qualified as a REIT for U.S. federal income tax purposes at all times commencing with our taxable year ended December 31, 2010 and will remain qualified as a REIT until such time as we complete the conversion.
YOU ARE URGED TO CONSULT YOUR OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO YOU OF THE LIQUIDATION.
Tax Consequences of the Conversion
The U.S. federal income tax consequence of the conversion to us and our stockholders as discussed in this section are the same consequences that are expected to result if we were to transfer our remaining assets to a liquidating trust.
Tax Consequences to the Company
For U.S. federal income tax purposes, we are taxable as a REIT under sections 856 through 860 of the Code. As a REIT, we are generally not subject to U.S. federal corporate income tax on the portion of our taxable income that we currently distribute to our stockholders in distributions that are eligible for the dividends paid deduction. Pursuant to our Liquidation Plan, we have carried out and expect to continue to carry out the liquidation in a manner that will allow us to continue to meet the requirements for qualification as a REIT until we have distributed all our assets to our stockholders, which may include the conversion under Maryland and Delaware law to a limited liability company treated as a partnership for U.S. federal income tax purposes.
Prior to the conversion, distributions made pursuant to the Liquidation Plan within the 24-month period following its approval will be treated as dividends paid for purposes of computing our dividends paid deduction, but only to the extent of our earnings and profits, computed without regard to our capital losses, for the taxable year in which any such distributions are made. As a result, and provided that we continue to qualify as a REIT, we believe that we will not be subject to U.S. federal corporate income tax on gain recognized in connection with liquidating sales of our assets, nor will we be subject to U.S. federal corporate income tax on gains realized upon a liquidating distribution of any of our appreciated assets. However, we will be subject to tax at normal corporate rates upon any taxable income or capital gain not distributed.
While we expect to continue to qualify as a REIT for the period during our liquidation until the conversion is complete, no assurance can be given that we will not lose or terminate our status as a REIT as a result of unforeseen circumstances. Should we lose our status as a REIT, either inadvertently or because our board of directors deems such loss to be in the best interests of our stockholders, we would be taxable as a corporation for U.S. federal income tax purposes and would be liable for U.S. federal income taxes at corporate rates with respect to our entire net income from operations and any gain from liquidating sales and distributions of our assets for the taxable year in which our qualification as a REIT terminates and for any subsequent years.
Our conversion into a limited liability company will be treated for U.S. federal income tax purposes as (i) a distribution of our remaining assets and liabilities at the time of conversion to our stockholders in complete liquidation, immediately followed by (ii) a contribution of these assets and liabilities by the same stockholders to the LLC in exchange for units. The deemed distribution of our assets and liabilities to our stockholders will be treated as a distribution of appreciated property to our stockholders requiring the recognition of gain by us as if we had sold our assets, at their fair market value, to our stockholders in a taxable sale; however, we should be entitled to a dividends paid deduction with respect to such deemed distribution, assuming we have remained qualified as a REIT until the conversion. As a result of that dividends paid deduction, we believe that we will not be subject to U.S. federal corporate income tax on that gain recognition.
Tax Consequences to Taxable U.S. Stockholders
The deemed distribution that arises when we convert into the LLC will not be dividend income to U.S. stockholders, notwithstanding our treatment of such distributions as dividends for purposes of computing our taxable income. Accordingly, a U.S. stockholder will be treated as having received a final liquidating distribution equal to its proportionate share of the sum of any cash and the fair market value, net of any accompanying liabilities, of our remaining assets at the time of conversion, and will recognize capital gain or loss at that time equal to the difference of  (a) its proportionate share of the amount of money and the fair market value, net of any accompanying liabilities, of our remaining assets minus (b) any remaining tax basis in its shares of common stock (as reduced by all prior liquidating distributions received by such U.S. stockholder). Therefore, a U.S. stockholder may recognize taxable gain on the deemed distribution, notwithstanding that the stockholder may not currently receive an actual distribution of cash or any other assets with which to satisfy the resulting tax liability. A U.S. stockholder’s gain or loss and holding period will be calculated separately for each block of shares of common stock held, with a block consisting of shares acquired at the same cost in a single transaction. Capital gain or loss will be long-term or short-term, depending on whether the U.S. stockholder’s shares of common stock have been held for more than one year.
Long-term capital gains of non-corporate U.S. stockholders may qualify for reduced U.S. federal income tax rates, while capital gains of corporate U.S. stockholders generally are taxable at regular U.S. federal income tax rates applicable to corporations. U.S. stockholders who are individuals, estates or trusts may be subject to a 3.8% Medicare tax on their gain from the liquidation, and should consult their own tax advisors concerning the applicability of this tax. The deductibility of capital losses is subject to certain limitations.
Backup withholding (at a rate of 24% for 2018) may apply to payments made to a U.S. stockholder in connection with the conversion unless the U.S. stockholder (i) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (ii) provides a taxpayer identification number or social security number, certifies under penalties of perjury that such number is correct and that such U.S. stockholder is not subject to backup withholding or otherwise complies with the applicable requirements of the backup withholding rules, which generally may be done by providing us with a properly completed and signed IRS Form W-9. Individual U.S. stockholders who have not provided us with their correct taxpayer identification number may be subject to penalties imposed by the IRS. We may also be required to withhold on liquidating distributions made to any U.S. stockholders who fail to certify their non-foreign status. Backup withholding is not an additional tax. Any amount withheld will generally be creditable against a U.S. stockholder’s U.S. federal income tax liability and may entitle the stockholder to a refund.
Following the deemed distribution of assets to our stockholders, the stockholders will be treated as contributing those assets to the LLC in a transaction that generally is expected to be treated as a contribution to a partnership. A U.S. stockholder’s tax basis in the units received pursuant to the conversion generally will equal its pro rata share of the fair market value of the assets, net of any accompanying liabilities, treated as having been contributed to the LLC.
TAXABLE U.S. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO THEM OF OWNING UNITS AFTER THE CONVERSION.
Tax Consequences to Tax-Exempt U.S. Stockholders
The deemed distribution that arises when we convert into the LLC generally will not be unrelated business taxable income (“UBTI”) to a tax-exempt U.S. stockholder that does not hold its shares of common stock as “debt-financed property” within the meaning of the Code.

TAX-EXEMPT U.S. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO THEM OF THE CONVERSION AND OF OWNING UNITS AFTER THE CONVERSION.
Tax Consequences to Non-U.S. Stockholders
Non-U.S. stockholders should consult their own tax advisors to determine the impact of U.S. federal, state and local income tax laws with regard to our conversion and each non-U.S. stockholder’s deemed receipt of a final liquidating distribution from us. Accordingly, this discussion does not address all aspects of the U.S. federal income tax consequences, nor state, local or foreign tax consequences (including treaty benefits, if any, that may be available in certain instances), that may be relevant to non-U.S. stockholders in light of their particular circumstances.
The discussion below assumes that a non-U.S. stockholder’s investment in shares of common stock is not effectively connected with a trade or business conducted in the United States by the non-U.S. stockholder, or, if an applicable tax treaty so provides, that its investment in shares of common stock is not attributable to a U.S. permanent establishment maintained by the non-U.S. stockholder. Also, special rules apply to an individual non-U.S. stockholder who has been present in the United States for 183 days or more during the taxable year in which he or she receives a liquidating distribution.
The deemed distribution that arises when we convert into the LLC will be taxable to non-U.S. stockholders to the extent attributable to any gain from the sale or exchange of a United States real property interest (“USRPI”) by us as if such gain were effectively connected with a U.S. trade or business (“USRPI gain”). Non-U.S. stockholders will therefore be taxable at the same capital gain rates applicable to U.S. stockholders with respect to USRPI gain (subject to any applicable alternative minimum tax and special alternative minimum tax in the case of nonresident alien individuals). We generally will be required to withhold U.S. tax equal to 21% from any such USRPI gain. The 21% tax withheld may be claimed by a non-U.S. stockholder as a credit against its reported U.S. federal income tax liability. In addition, corporate non-U.S. stockholders may be subject to a 30% branch profits tax on USRPI gain unless such non-U.S. stockholder is entitled to treaty relief or other exemption. However, the deemed distribution made by us generally would not be treated as resulting in USRPI gain subject to withholding if  (i) the deemed distribution is received with respect to shares that are regularly traded on an established securities market located in the United States and (ii) the non-U.S. stockholder has not owned more than 10% of shares of common stock outstanding at any time during the one-year period ending on the date of the distribution.
Generally, we will be required to report annually to the IRS the amount of USRPI gain distributed to a non-U.S. stockholder, such stockholder’s name and address, and the amount of U.S. tax withheld, if any. Deemed liquidating distributions paid to a non-U.S. stockholder also may be subject to backup withholding tax (at a 24% rate for 2018) unless such stockholder establishes an exemption, for example, by properly certifying its non-U.S. status on an IRS Form W-8BEN or other applicable version of IRS Form W-8.
Following the deemed distribution of assets to our stockholders, the stockholders will be treated as contributing those assets to the LLC in a transaction that generally is expected to be treated as a contribution to a partnership. A non-U.S. stockholder’s tax basis in the units received pursuant to the conversion generally will equal its pro rata share of the fair market value of the assets, net of any accompanying liabilities, treated as having been contributed to the LLC.
NON-U.S. STOCKHOLDERS ARE URGED TO CONSULT THEIR OWN TAX ADVISOR AS TO THE PARTICULAR U.S. FEDERAL, STATE, LOCAL, NON-U.S. AND OTHER TAX CONSEQUENCES TO THEM OF THE CONVERSION AND OF OWNING UNITS AFTER THE CONVERSION.
Tax Consequences following the Conversion
The U.S. federal income tax consequence to the LLC and our stockholders following the conversion as discussed in this section generally are the same consequences that are expected to result if we were to transfer our remaining assets to a liquidating trust because the principal asset held by the liquidating trust would be an interest in a partnership; the interest in the WWP joint venture. In connection with the conversion, U.S. stockholders and non-U.S. stockholders will receive units in the LLC, representing their membership interest in the LLC, so references in this section to our stockholders are to “unitholders,” “U.S. unitholders” and “non-U.S. unitholders,” as applicable.
Tax Treatment of the LLC
It is intended that the LLC be treated as a partnership for U.S. federal income tax purposes. An entity that is treated as a partnership for U.S. federal income tax purposes is not itself generally subject to U.S. federal income tax and generally incurs no U.S. federal income tax liability. Instead, each partner is required to take into account its allocable share of items of income, gain, loss, deduction and credit of the partnership in computing its U.S. federal income tax liability, regardless of whether or not cash distributions have been, or will be, made. Distributions of cash by a partnership to a partner are generally not taxable unless the amount of cash distributed to a partner is in excess of the partner’s adjusted basis in its partnership interest.
An entity that would otherwise be classified as a partnership for U.S. federal income tax purposes may nonetheless be treated as, and taxable as, a corporation if it is a “publicly traded partnership,” unless an exception to such treatment applies. An entity that would otherwise be classified as a partnership is a publicly traded partnership if  (1) interests in the entity are traded on an established securities market or (2) interests in the entity are readily tradable on a secondary market or the substantial equivalent thereof. However, a publicly traded partnership can avoid being treated as a corporation under these rules if it satisfies the “Qualifying Income Exception.” For a publicly traded partnership to satisfy the Qualifying Income Exception, at least 90% of such entity’s gross income for every taxable year that it is a publicly traded partnership must consist of  “qualifying income,” and the entity must not be required to register as an investment company under the Investment Company Act of 1940. For this purpose, qualifying income generally includes certain interest income, dividends, real property rents, certain types of natural resources income, gains from the sale or other disposition of real property, and gain from the sale or disposition of a capital asset or other property held for the production of income that otherwise constitutes qualifying income. We expect that at least 90% of the income of the LLC will consist of qualifying income.
Units received by our stockholders will not trade on the NYSE or any other exchange and generally will be non-transferable, except by will, intestate succession or operation of law. In addition, because the remaining assets of the Company will consist almost entirely of direct or indirect interests in real property, it is expected that the LLC will meet the Qualifying Income Exception in its first taxable year and each succeeding taxable year. Accordingly, the Company does not expect that the LLC will be treated as a publicly traded partnership. However, if the LLC fails to meet the Qualifying Income Exception, other than a failure that is determined by the IRS to be inadvertent and that is cured within a reasonable time after discovery, or if the LLC is required to register as an investment company under the Investment Company Act of 1940, the LLC will be treated as if it had transferred all of its assets, subject to liabilities, to a newly formed corporation, on the first day of the taxable year in which the LLC fails to meet the Qualifying Income Exception, in return for stock in that corporation, and then distributed the stock to the unitholders in liquidation of their interests in the LLC. This deemed contribution and liquidation should generally be tax-free to the unitholders so long as the LLC’s liabilities do not exceed its tax basis in its assets at the time of the deemed contribution and liquidation. Thereafter, the LLC would be treated as a corporation (that is not a REIT) for U.S. federal income tax purposes, and therefore would be subject to corporate income tax.
Tax Consequences to U.S. Unitholders
As a partnership for U.S. federal income tax purposes, the LLC will generally incur no U.S. federal income tax liability at the partnership level. Instead, in computing a U.S. unitholder’s U.S. federal, state and local income tax liability for a taxable year, each U.S. unitholder will be required to take into account its allocable share of items of the LLC’s income, gain, loss, deduction and credit for each of the LLC’s taxable years ending with or within the taxable year of the unitholder, regardless of whether the unitholder has received any distributions. The characterization of an item of income, gain, loss, deduction or credit allocated to a unitholder generally will be determined at the LLC’s (rather than at the unitholder’s) level.

A unitholder may be allocated taxable income from the LLC that is not matched by a corresponding distribution of cash from the LLC. Accordingly, it is possible that the U.S. federal income tax liability with respect to a U.S. unitholder’s allocable share of the LLC’s income for a particular taxable year could exceed any cash distribution received for the year, which could require the U.S. unitholder to pay any associated tax liability from other sources.
Distributions of cash by the LLC will be subject to U.S. federal income tax to the extent such distributions are in excess of the unitholder’s adjusted tax basis in the units. Any cash distributions in excess of a U.S. unitholder’s adjusted tax basis will be considered to be gain from the sale or exchange of the units (described below). In general, a U.S. unitholder’s tax basis in the units will equal its tax basis in the units immediately following the conversion increased by the LLC’s items of income and gain allocated to the U.S. unitholder and decreased (but not below zero) by the sum of  (1) distributions to the U.S. unitholder in respect of its units and (2) the LLC’s items of loss allocated to the U.S. unitholder. In addition, a U.S. unitholder’s tax basis in the units will be adjusted from time to time to reflect its allocable share of the LLC’s liabilities, if any. A reduction in a U.S. unitholder’s allocable share of the LLC’s liabilities is treated similar to a cash distribution for U.S. federal income tax purposes.
A U.S. unitholder generally will not be able to recognize a taxable loss on a non-liquidating distribution from the LLC. A taxable loss may, however, be recognized upon receipt of a distribution in liquidation of a unitholder’s interest if no property other than cash, unrealized receivables, and inventory is received. The amount of loss recognized is the excess of the unitholder’s adjusted tax basis in its units over the sum of the amount of cash and the unitholder’s adjusted tax basis in any unrealized receivables and inventory received. We do not anticipate that the unitholders will receive distributions of property other than cash from the LLC.
Tax Consequences to U.S. Tax-Exempt Unitholders
Because the LLC is a partnership for U.S. federal income tax purposes, unitholders will be treated as directly engaging in the operations of the LLC. Therefore, tax-exempt U.S. unitholders may be subject to tax on their share of any UBTI with respect to the LLC’s operations that they recognize in a taxable year if that UBTI exceeds $1,000 for the taxable year. Although rents and gains and losses from the sale of property generally are excluded from UBTI, to the extent a U.S. tax-exempt unitholder derives income from “debt-financed property” used in an unrelated trade or business, a portion of that income may be treated as UBTI. Debt-financed property is generally any property that is held by a tax-exempt investor to produce income and with respect to which there is acquisition indebtedness. Acquisition indebtedness includes indebtedness incurred (i) in acquiring or improving a property, (ii) before the acquisition or improvement of a property if the indebtedness would not have been incurred but for such acquisition or improvement, or (iii) after the acquisition or improvement of a property if the indebtedness would not have been incurred but for such acquisition or improvement and the indebtedness was reasonably foreseeable at the time of such acquisition or improvement. Our remaining asset at the time of the conversion will be subject to liabilities. Accordingly, the LLC may have debt that would be treated as acquisition indebtedness and gives rise to debt-financed income, and therefore UBTI, for tax-exempt U.S. unitholders.
Tax Consequences to Non-U.S. Unitholders
The LLC may be engaged in a U.S. trade or business and non-U.S. unitholders may be considered to derive income that is effectively connected with a U.S. trade or business (“ECI”) because of their ownership of the units. If a non-U.S. unitholder were treated as being engaged in a U.S. trade or business in any year because of its ownership of units during that year, the non-U.S. unitholder generally would be (1) subject to withholding tax on distributions in excess of its adjusted basis in the units, (2) required to file a U.S. federal income tax return for that year reporting its allocable share of any ECI generated by the LLC and (3) subject to U.S. federal income tax on this income at the U.S. federal income tax rates applicable to U.S. unitholders. Corporate non-U.S. unitholders may also be subject to U.S. branch profits tax on their allocable share of ECI of the LLC. To the extent distributions from the LLC are attributable to the sale of a U.S. real property interest, distributions to non-U.S. unitholders may also be subject to the withholding tax on USRPI gain discussed above. Any amount withheld from a distribution to a non-U.S. unitholder would be creditable against the non-U.S. unitholder’s U.S. federal income tax liability, and the non-U.S. unitholder would generally be able to claim a refund to the extent that the amounts withheld exceeded the non-U.S. unitholder’s U.S. federal income tax liability for the applicable tax year.

State and Local Income Tax
Holders of common stock may be subject to state or local taxes with respect to liquidating distributions received from us. The state or local tax treatment of liquidating distributions received from us may differ from the U.S. federal income tax treatment described above. Furthermore, a holder of units may be required to file income tax returns in New York State and New York City, which is where our properties are located. Holders of common stock should consult their own tax advisors regarding the state and local tax consequences of ownership of the units to them.

PROPOSAL TWO: ADJOURNMENT OF SPECIAL MEETING
We are asking our stockholders to authorize the adjournment of the special meeting to a later date or dates, if necessary, to solicit additional proxies in favor of the proposal to approve the conversion proposal if there are insufficient votes at the time of the adjournment to approve the conversion proposal.
Approval of the adjournment proposal requires the affirmative vote of a majority of the votes cast on the proposal.
If the stockholders approve the adjournment proposal, the special meeting may be adjourned and we may use the additional time until such later date to which the special meeting has been adjourned to solicit additional proxies, including the solicitation of proxies from stockholders who have previously voted.
Our bylaws authorize the chair of the special meeting to adjourn the special meeting in the discretion of the chair and without action by stockholders regardless of whether a quorum is present.
OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE “FOR” THE ADJOURNMENT PROPOSAL.

DESCRIPTION OF UNITS
The LLC will be governed by its operating agreement and Delaware law. The following is intended to provide a summary of the material features of the units, which represent membership interests in the LLC. For a more complete description of the terms of the units, the Company encourages you to read the operating agreement of the LLC, which is attached hereto as Annex A-4 incorporated by reference herein.
Capitalization
Following the conversion, based on the number of shares of common stock of the Company outstanding as of the record date, the LLC will have 16,791,769 units issued and outstanding, all of which will be held by the persons holding common stock of the Company immediately prior to the conversion.
The units represent membership interests in the LLC. The holders of units are entitled to receive distributions and exercise the rights or privileges available to unitholders under the operating agreement of the LLC. Please read “Description of the Operating Agreement of the LLC.”
Voting Rights
Unitholders have the right to vote with respect to certain limited matters, as described below. See “Description of the Operating Agreement of the LLC” for further details. Under the operating agreement, a unitholder has one vote for each unit held on matters submitted to the unitholders for approval.
The following summarizes matters relating to unitholder votes:
Election of managers to the Board of Managers
Unitholders will not have the right to elect managers, except in the case of certain vacancies not filled by the Board of Managers, but will have the right to vote on the removal of managers for cause or without cause. Please read “Description of the Operating Agreement of the LLC — Board of Managers; Duties.” The initial members of the Board of Managers will be designated by the Board of Directors.

Amendments to the Operating Agreement
Certain amendments to the operating agreement may be made by the Board of Managers without the approval of the unitholders. Other amendments generally require the approval of holders of a majority of the outstanding units. Please read “— Other Actions.”

Merger of the LLC	Approval of the holders of a majority of the outstanding units is required.
Other Actions
The following actions require approval of the holders of a majority of the outstanding units: (i) amendments to operating agreement that decrease obligations of the Board of Managers, increase obligations of unitholders, or decrease unitholders’ rights, (ii) actions not permitted under the operating agreement of the LLC, (iii) any increase in the amount of compensation payable to members of the Board of Managers (other than independent members of the Board of Managers) or any affiliate of any member of the Board of Managers, (iv) modifying any provisions of the advisory agreement related to payment of any fees to the Advisor or the timing of any such payment, other than those providing for decreases or delays in payment, (v) any merger of the LLC or (vi) a dissolution of the LLC that is not a final liquidating distribution.

Distributions
All distributions will be at the discretion of the Board of Managers. The LLC will pay distributions on the units on a pro rata basis in accordance with the number of units held.
The operating agreement of the LLC provides that the LLC may distribute to unitholders such cash or other property as the Board of Managers in its sole discretion determines; provided, that the LLC shall distribute at least annually all cash proceeds from the sale of the LLC’s assets in excess of a reasonable amount determined by the Board of Managers to be required to satisfy the liabilities and expenses of the LLC.
The operating agreement of the LLC provides if the Board of Managers determines that the liabilities and obligations of the LLC have been paid or discharged, the LLC shall, as expeditiously as is consistent with the conservation and protection of the Company’s assets, distribute the remaining assets to unitholders.
Issuance of Additional Units
The operating agreement of the LLC does not provide the Board of Managers with authority to issue additional units.

DESCRIPTION OF THE OPERATING AGREEMENT OF THE LLC
The LLC will be governed by its operating agreement and Delaware law. The following is intended to provide a summary of the material features of the operating agreement. For a more complete description of the terms and conditions of the operating agreement, the Company encourages you to read the operating agreement of the LLC, which is attached hereto as Annex A-4 and incorporated by reference herein.
Organization and Term
The LLC will remain in existence until the earliest of  (i) the distribution of all its assets pursuant to liquidation or (ii) four years from the effective time of the conversion. The LLC’s term may be extended to such later date as the Board of Managers determines is reasonably necessary to fulfill the purposes of the LLC.
Purpose
Under the operating agreement, the LLC’s sole purpose is winding up the affairs of the Company and liquidation of its remaining assets, with no objective to continue or engage in the conduct of a trade or business.
Board of Managers; Duties
The operating agreement of the LLC provides that its business and affairs shall be managed by or under the direction of its Board of Managers. If there is more than one manager (there may not be more than five), all actions to be taken by the Board of Managers, except as otherwise expressly provided, shall require approval of at least a majority of the members of the Board of Managers.
The unanimous consent of the Board of Managers is required for (i) any amendment of the advisory agreement, and (ii) any transaction with an affiliate or related party of a member of the Board of Managers.
The initial members of the Board of Managers will be designated by the Board of Directors. In case of a vacancy on the Board of Managers, a majority of the remaining members of the Board of Managers will have the power to fill such vacancy, and if there are no remaining members of the Board of Managers, such vacancy shall be filled by a vote of the holders of a majority of the outstanding units.
The operating agreement of the LLC provides that a majority of the Board of Managers must be independent and have no material relationship with the LLC; provided that, if one or more independent manager resigns or is removed such that less than a majority of the Board of Managers is independent, the failure of a majority of the Board of Managers to be independent will not affect the validity of any action taken by the Board of Managers.
Any manager may be removed, with cause, by the holders of a majority of the outstanding units, or without cause, by the holders of at least 75% of the outstanding units.
“Cause” is defined as any knowing and intentional act by the manager which is outside the powers and limitations granted and imposed hereto in connection with his or her responsibilities under the operating agreement or any grossly negligent act, grossly negligent failure to act, fraudulent act or an act of willful misconduct, knowingly and intentionally committed in bad faith by the manager which is injurious to the LLC or its assets.
The Board of Managers’ powers include, but are not limited to: (i) determining consideration to be received with respect to the sale of the LLC’s assets, (ii) liquidating such property of the LLC as it deems appropriate, (iii) electing or appointing any persons as agents or representatives and paying reasonable compensation for such services and delegating powers of the Board of Managers to such agents or representatives, (iv) retaining funds deemed necessary to pay for expenses, claims, obligations, and other liabilities of the LLC, the Company, or any subsidiary thereof, (v) performing all acts necessary or appropriate for conservation of the LLC’s assets, (vi) terminating or dissolving entities owned by the LLC, and (vii) performing such other authorized acts, except those expressly requiring the unitholders’ approval, as described under “Description of Units — Voting Rights.”

The operating agreement of the LLC provides that members of the Board of Managers will have the same duties, including a duty of loyalty and a duty of care, to the LLC and its unit-holding members, and will be subject to the same liability for breach of duties, as a director of a corporation incorporated under the Delaware General Corporation Law (the “DGCL”), assuming such director was protected to the maximum extent possible by the inclusion in the certificate of incorporation of such corporation of a provision contemplated by Section 102(b)(7) of the DGCL, which permits a corporation’s certificate of incorporation to contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision does not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the section of the DGCL related to liability of directors for unlawful payment of dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Except to the extent provided in the immediately preceding sentence, the unit-holding members and the LLC have waived any and all duties, and liability for breach of duties, that may be owed to the LLC and its unit-holding members under applicable law by any member of the Board of Managers.
Pursuant to this provision of the operating agreement of the LLC, members of the Board of Managers shall not be personally liable for any act or omission, except for their own fraud or intentional misconduct, in each case, as determined by a final order of a court of competent jurisdiction from which no appeal can be or is taken.
Transfer of Assets; Investment Restrictions
The Board of Managers may sell, transfer, assign, or otherwise dispose of all or any part of the LLC’s assets at public auction or private sale.
The Board of Managers shall not enter into any business except as necessary for liquidation of the LLC’s assets, nor invest cash held as LLC assets except for (i) U.S. government bonds with maturity terms of one year or less, (ii) U.S. money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or (iii) other temporary investments not inconsistent with the LLC’s status for tax purposes.
Agreement to be Bound by the Operating Agreement
By receiving units pursuant to the conversion, each stockholder of the Company will be admitted as a unitholder of the LLC and will be deemed to have agreed to be bound by the terms of its operating agreement.
Capital Contributions
Unitholders are not obligated to make additional capital contributions.
Meetings of Unitholders
Meetings of unitholders may be held on such date and at such time and place (if any) as designated by the Board of Managers and stated in the notice of the meeting or by the holders of a majority of the outstanding units. Special meetings of the unitholders may be called at any time by the Board of Managers or, if the Board of Managers fails to call a meeting within 30 days after a request from the holders of a majority of the outstanding units, by the holders of a majority of the outstanding units.
A majority of the outstanding units shall constitute a quorum and, unless otherwise provided, any action which may be taken by the unitholders under the operating agreement shall require the approval of the holders of a majority of the outstanding units.
Amendments
Amendments to the operating agreement may be proposed only by or with the consent of the Board of Managers. To adopt a proposed amendment requiring unitholder approval, approval of the holders of a majority of the outstanding units is required.

The Board of Managers may generally make amendments to the operating agreement other than as set forth under “Description of Units — Voting Rights — Other Actions” without the approval of any unitholder.
Restrictions on Transfer of Units
Under the operating agreement, units may not be transferred, except by will, intestate succession or operation of law. This restriction on transfer also will not prohibit the transfer of units held, as shares of common stock are held, by nominees or brokers to the beneficial owners of those units.
Transferability of units is restricted in part to ensure that the LLC is not treated as a “publicly traded partnership” which could result in the LLC being taxed as a corporation rather than as a partnership. See “U.S. Federal Income Tax Consequences — Tax Consequences of the Conversion — Tax Treatment of the LLC.”

COMPARISON OF RIGHTS OF HOLDERS
At the effective time of the conversion, each outstanding share of common stock of the Company, which is a Maryland corporation, will automatically convert into one unit, which is a membership interest in a Delaware limited liability company. The LLC will be organized and structured to operate in a manner substantially similar to that of a liquidating trust. If the conversion is not approved, the Company will instead transfer its remaining assets and liabilities to a liquidating trust pursuant to the Liquidation Plan and holders of common stock will receive beneficial interests in a liquidating trust. The table below summarizes material differences and similarities between the Company, the LLC and a liquidating trust from the perspective of a holder of shares of common stock, units and beneficial interests in a liquidating trust. These summaries are not intended to be a complete discussion of the rights of holder of shares of common stock, units and beneficial interests in a liquidating trust and are qualified in their entirety by reference to the laws of Maryland, Delaware and other jurisdictions, as well as various documents that are referred to in the summaries. You should carefully read this entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus for a more complete understanding of these differences and similarities. To find out where you can get copies of the documents references in the summary tables, see the section entitled “Where You Can Find More Information” in this proxy statement/prospectus. With respect to the information about liquidating trusts and holders of beneficial interests therein, you should be aware that this information is neither definitive or complete, and it is based entirely on the Company’s research and analysis of the terms of liquidating trust agreements entered into by other publicly traded real estate investment trusts (any such liquidating trust, a “Trust”).
Subject	The Company	The LLC	A Trust
Form of Organization and Purpose	The Company is a Maryland corporation which was formed for the purpose of engaging in any lawful act or activity (including, without limitation, qualifying and engaging in business as a real estate investment trust under Section 856 through 860, or any successor sections, of the Code for which corporations may be organized under the MGCL and the general laws of the State of Maryland. Its primary focus was to own and manage its current portfolio and continue to operate and reposition office and retail properties in Manhattan and the greater New York metropolitan area.	Under its operating agreement, the LLC’s sole purpose is winding up the affairs of the LLC and liquidation of its remaining assets, with no objective to continue or engage in the conduct of a trade or business.	Under a liquidating trust agreement, the sole purpose of a Trust is winding up the affairs of the Trust and liquidation of its remaining assets, with no objective to continue or engage in the conduct of a trade or business.
Authorized Stock/Units/Beneficial Interests/Issuance of Additional Equity	The Company is authorized to issue:

30,000,000 shares of common stock, par value $0.01 per share, of which 16,791,769 were issued and outstanding as of the record date; and

5,000,000 shares of preferred stock, par value	Following the conversion, based on the number of shares of common stock outstanding as of the record date, the LLC will have 16,791,769 units issued and outstanding, all of which will be held by the persons holding common stock of the Company immediately prior to the conversion. All outstanding shares are	Each stockholder of a company at the time of the transfer of its assets to a Trust would be distributed one beneficial interest for each share of common stock then held, and all outstanding shares are thereafter automatically deemed cancelled upon the dissolution of the Company.

Subject	The Company	The LLC	A Trust
$0.01 per share, of which none were issued and outstanding as of the record date.

	At the discretion of the Board of Directors, the Company may issue additional equity securities, and may classify or reclassify unissued shares into one or more classes or series of common stock or preferred stock with certain terms or preferences set by the Board of Directors.	thereafter automatically deemed cancelled upon the dissolution of the Company. The operating agreement does not provide Board of Managers authority to issue additional units.	The liquidating trust agreement does not provide trustees authority to issue additional beneficial interests.
Investment Restrictions	The Company does not have any restrictions on its investments in its charter or bylaws. The Board of Directors may from time to time adopt, amend, revise or terminate any policy or policies with respect to investments by the Company as it shall deem appropriate in its sole discretion. Pursuant to the Liquidation Plan, the Company is presently restricted from business activities other than actions deemed necessary or desirable in the judgment of the Board of Directors in order to wind up expeditiously the affairs of the Company.	The Board of Managers shall not enter into any business except as necessary for liquidation of the LLC’s assets, nor invest cash held as LLC assets except for (i) U.S. government bonds with maturity terms of one year or less, (ii) U.S. money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or (iii) other temporary investments not inconsistent with the LLC’s status for tax purposes.	The trustees shall not enter into any business except as necessary for liquidation of the Trust assets, nor invest cash held as Trust assets except for (i) U.S. government bonds with maturity terms of one year or less, (ii) U.S. money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or (iii) other temporary investments not inconsistent with the Trust’s status as a liquidating trust for tax purposes.
Duration	The Company will continue perpetually until dissolved in accordance with Maryland law. Pursuant to the Liquidation Plan, if the Board of Directors determines it is not advisable to make a final liquidating distribution under the Liquidation Plan prior to January 3, 2019, the Company will transfer and assign all its remaining assets and liabilities to a liquidating trust as a final	The LLC will remain in existence until the earliest of (i) the distribution of all assets pursuant to liquidation or (ii) four years from the effective date. The LLC’s term may be extended to such later date as the Board of Managers determines is reasonably necessary to fulfill the purposes of the LLC.	A Trust will remain in existence until the earliest of (i) the distribution of all assets pursuant to liquidation or (ii) three years from the effective date. The Trust’s term may be extended to such later date as the trustees determine is reasonably necessary to fulfill the purposes of the Trust, subject to receipt of additional no-action assurances from the staff of the Securities and Exchange Commission

Subject	The Company	The LLC	A Trust
	liquidating distribution under the Liquidation Plan.		regarding relief from applicable reporting requirements under the Exchange Act.
Sale of Company/Trust Assets	Under the MGCL and the Company’s charter, the sale of all or substantially all of the assets of the Company must be declared advisable by the board of directors and, except as otherwise provided by the MGCL, approved by the affirmative vote of the stockholders entitled to cast a majority of all the votes entitled to be cast on the matter. No approval of the stockholders is required for the sale of less than substantially all of the Company’s assets.

	The Board of Directors and stockholders approved the sale of all or substantially all of the assets and transfer to a liquidating trust pursuant to the Liquidation Plan.	The Board of Managers may sell, transfer, assign, or otherwise dispose of all or any part of the LLC’s assets at public auction or private sale.	The trustees may sell, transfer, assign, or otherwise dispose of all or any part of the Trust’s assets at public auction or private sale.
Voting Rights	Each outstanding share of common stock entitles the holder thereof to one vote. Generally, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is necessary for stockholder action, except that (a) a plurality of all the votes cast at a meeting at which a quorum is present is sufficient to elect a director and (b) charter amendments and certain extraordinary transactions, such as mergers, sales of all or substantially all of the assets, dissolution, and conversion to another entity (the sale of all or substantially all of the assets and dissolution was approved on January 3, 2017), require approval of stockholders entitled to cast	Under the operating agreement, a holder of a unit has one vote for each unit held on matters submitted to the unitholders for approval. Unitholders are entitled to vote with respect to certain limited matters, including removal of managers as described under the operating agreement of the LLC, certain amendments to the operating agreement, and certain major decisions, including decisions regarding increasing payments to the Advisor. These rights are described in more detail under “Description of Units — Voting Rights.”	Under the liquidating trust agreement, a holder of a beneficial interest has one vote for each beneficial interest held on matters submitted to the holders of beneficial interests for approval. Holders of beneficial interests are entitled to vote with respect to certain limited matters, including removal of trustees as described under the liquidating trust agreement, certain amendments to its liquidating trust agreement and certain major decisions.

Subject	The Company	The LLC	A Trust
a majority of all votes entitled to be cast on the matter. Stockholders vote on limited matters, including election and removal of directors, charter amendments, and extraordinary transactions, such as mergers, sale of all or substantially all of the Company’s assets, conversion, and dissolution.
Limitations on Ownership of Interests	Except for such Excepted Holders (as defined in the charter) as determined by the Board of Directors in its discretion, no person shall beneficially own or constructively own shares in excess of 9.8% in value of the aggregate of the outstanding shares and 9.8% (in value or in number of shares, whichever is more restrictive) of any class or series of stock.	None.	None.
Limitations on Transfer of Interests	Shares of common stock of the Company are freely transferable upon registration under applicable securities laws, subject to the restrictions on transfer and ownership set forth in the charter.	Under the operating agreement, units may not be transferred, except by will, intestate succession or operation of law.	Under the liquidating trust agreement, beneficial interests may not be transferred, except by will, intestate succession or operation of law.
Interim Distributions	The Board of Directors may from time to time authorize the Company to declare and pay to stockholders such dividends or other distributions as the Board of Directors in its discretion shall determine. The Company will pay distributions on its stock on a pro rata basis in accordance with the number of shares held.	The Board of Managers may from time to time authorize the LLC to declare and pay to unitholders such distributions as the Board of Managers in its discretion shall determine, provided that the LLC shall distribute at least annually all cash proceeds from the sale of the LLC’s assets in excess of a reasonable amount determined by the Board of Managers to be required to satisfy the liabilities and expenses of the LLC. The LLC will pay distributions on the units on a pro rata basis in accordance with the number of units held.	The trustees may from time to time authorize a Trust to declare and pay to holders of beneficial interests such distributions as the trustees in their discretion shall determine, provided that, generally, the Trust shall distribute at least annually all cash proceeds from the sale of the Trust’s assets in excess of a reasonable amount determined by the trustees to be required to satisfy the liabilities and expenses of the Trust. The Trust will pay distributions on the beneficial interests on a pro rata basis in accordance with the number of beneficial interests held.

Subject	The Company	The LLC	A Trust
Dissolution and Final Distribution	In the event of liquidation, dissolution or winding up of the Company, the aggregate assets available for distribution to holders of the common stock shall be determined in accordance with applicable law. Each holder of common stock shall be entitled to receive that portion of such aggregate assets available for distribution as the number of outstanding shares of common stock held by such holder bears to the total number of outstanding shares of common stock then outstanding.	The operating agreement of the LLC provides that if the Board of Managers determines that the liabilities and obligations of the LLC have been paid or discharged, the LLC shall, as expeditiously as is consistent with the conservation and protection of the Company’s assets, distribute the remaining assets to unitholders.

		The LLC may be dissolved only upon the happening of any of the following events: (a) the determination of the Board of Managers to dissolve the LLC with the consent of holders of a majority of the outstanding units or (b) a final liquidating distribution.	The Trust’s liquidating trust agreement provides if the trustees determine that the liabilities and obligations of the Trust have been paid or discharged, the Trust shall, as expeditiously as is consistent with the conservation and protection of the Trust’s assets, distribute the remaining assets to holders of beneficial interests.
Management Control	The Company is managed under the direction of a Board of Directors, as elected by the stockholders of the Company. Actions by the Board of Directors generally require the approval of a majority of the directors. Certain decisions are made for the Company by the Company’s management, subject to oversight by the Board of Directors, and, except for certain extraordinary actions, without any vote or approval of the Company’s stockholders. The Board of Directors and management also have broad discretion, without being subject to stockholder vote or approval, to make decisions regarding the Company’s policies, including its policies with respect to investment, financing, growth, acquisitions, development, debt, capitalization, and dividends.	The operating agreement of the LLC provides that its business and affairs shall be managed by or under the direction of its Board of Managers. All actions to be taken by the Board of Managers, except as otherwise expressly provided, shall require approval of at least a majority of the members of the Board of Managers. The Board of Managers has broad discretion, without unitholders’ approval, subject to the limitations under “Investment Restrictions,” to make decisions on behalf of the LLC, including discretion to appoint agents.	The Trust’s liquidating trust agreement provides that its business and affairs shall be managed by or under the direction of its trustees. All actions to be taken by the trustees, except as otherwise expressly provided, shall require approval of at least a majority of the trustees. The trustees have broad discretion, without approval of holders of beneficial interests, subject to the limitations under “Investment Restrictions,” to make decisions on behalf of the Trust, including discretion to appoint agents.

Subject	The Company	The LLC	A Trust
Number and Term of Directors/Members/Trustees/Officers	The directors on the Board of Directors currently are Randolph C. Read, P. Sue Perrotty, Craig T. Bouchard, Joe C. McKinney, and Howard Goldberg, and the Board of Directors cannot be less than the minimum number required by the MGCL, nor more than 15. Directors are elected for a term of one year and until a successor is duly elected and qualifies. Vacancies on the Board of Directors may be filled solely by the affirmative vote of a majority of the entire remaining Board of Directors.

In accordance with NYSE listing rules, a majority of the members of the Board of Directors are required to be independent.

Officers are elected annually by the Board of Directors, except that the Company’s chief executive officer or president may from time to time appoint one or more vice presidents, assistant secretaries and assistant treasurers or other officers. Each officer shall otherwise serve until his or her successor is elected and qualifies or until his or her death, resignation or removal. Any officer may be removed, with or without cause, by the Board of Directors.	There is no required number of members of the Board of Managers, except that the number may not be more than five. The initial members of the Board of Managers will be designated by the Board of Directors. Vacancies on the Board of Managers may be filled solely by the affirmative vote of a majority of the entire remaining Board of Managers, and if there are no remaining members of the Board of Managers, such vacancy shall be filled by a vote of the holders of a majority of the outstanding units.

Pursuant to the operating agreement of the LLC, a majority of the members of the Board of Managers are required to be independent.

Officers may be elected by the Board of Managers. Each officer shall otherwise serve until his or her successor is elected and qualifies or until his or her death, resignation or removal. Any officer may be removed, with or without cause, by the Board of Managers.	There is no required number of trustees, though generally the number may not be more than five. The initial trustees are designated by the Board of Directors. Vacancies among the trustees may be filled by the remaining trustees, and if there are no remaining trustees, such vacancy shall be filled by a vote of a majority in interest of the holders of beneficial interests.

Trustees may or may not be required to be independent.

Officers may be elected by the trustees. Each officer shall otherwise serve until his or her successor is elected and qualifies or until his or her death, resignation or removal. Any officer may be removed, with or without cause, by the trustees.

Subject	The Company	The LLC	A Trust
Specific Powers of the Board of Managers/Trustees	The Board of Directors is responsible for overseeing the operations of the Company and officers, who are responsible for conducting the day-to-day operations of the Company.	The Board of Managers’ powers include, but are not limited to: (i) determining consideration to be received with respect to the sale of the LLC’s assets, (ii) liquidating such property of the LLC as it deems appropriate, (iii) electing or appointing any persons as agents or representatives and paying reasonable compensation for such services and delegating powers of the Board of Managers to such agents or representatives, (iv) retaining funds deemed necessary to pay for expenses, claims, obligations, and other liabilities of the LLC, the Company, or any subsidiary thereof, (v) performing all acts necessary or appropriate for conservation of the LLC’s assets, (vi) terminating or dissolving entities owned by the LLC, and (vii) performing such other authorized acts, except those expressly requiring the members’ consent, as described under the operating agreement.	The trustees’ powers generally include, but are not limited to: (i) determining consideration to be received with respect to the sale of a Trust’s assets, (ii) liquidating such property of the Trust as it deems appropriate, (iii) electing or appointing any persons as agents or representatives and paying reasonable compensation for such services and delegating powers of the trustees to such agents or representatives, (iv) retaining funds deemed necessary to pay for expenses, claims, obligations, and other liabilities of the Trust, the Company, or any subsidiary thereof, (v) performing all acts necessary or appropriate for conservation of the Trust’s assets, (vi) terminating or dissolving entities owned by the Trust, and (vii) performing such other authorized acts, except those expressly requiring the holders of beneficial interests’ consent under the liquidating trust agreement.
Removal of Directors/Managers/Trustees	Any director, or the entire Board of Directors, may be removed from office at any time, but only for cause and then only by the affirmative vote of stockholders entitled to cast at least two-thirds of the votes entitled to be cast generally in the election of directors.

“Cause” is defined, with respect to any particular director, as conviction of a felony or a final judgment of a court of competent jurisdiction holding that such director caused demonstrable, material	Any manager may be removed, with cause, by the holders of a majority of the outstanding units, or without cause, by the holders of at least 75% of the outstanding units.

		“Cause” is defined as any knowing and intentional act by the manager which is outside the powers and limitations granted and imposed hereto in connection with his or her responsibilities under the	Liquidating trust agreements permit holders of beneficial interests to remove trustees with or without cause by at least a majority in interest of the holders of beneficial interests.

Subject	The Company	The LLC	A Trust
	harm to the Company through bad faith or active and deliberate dishonesty.	limited liability agreement or (ii) any grossly negligent act, grossly negligent failure to act, fraudulent act or act of willful misconduct, knowingly and intentionally committed in bad faith by the manager which is injurious to the LLC or its assets.
Meetings	Meetings of stockholders will be held on such date and at such time and place (if any) as designated by the Board of Directors and stated in the notice of the meeting. Special meetings of stockholders may be called by the Board of Directors, the chairman of the Board of Directors, the Company’s chief executive officer, and the Company’s president and, subject to the satisfaction of certain procedural requirements, must be called by the Company’s secretary to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all votes entitled to be cast on such matter at such meeting.	Meetings of unitholders may be held on such date and at such time and place (if any) as designated by the Board of Managers and stated in the notice of the meeting or by holders of a majority of the outstanding units. Special meetings of the unitholders may be called at any time by the Board of Managers or, if the Board of Managers fails to call a meeting within 30 days after a request from holders of a majority of the outstanding units, by holders of a majority of the outstanding units.	Meetings of holders of beneficial interests may be held on such date and at such time and place (if any) as designated by the trustees and stated in the notice of the meeting or by a majority in interest of the holders of beneficial interests. Special meetings of the holders of beneficial interests may be called at any time by the trustees or, if the trustees fail to call a meeting generally within 30 days after a request from generally 10 – 50% in interest of the holders of beneficial interests, by the holders of beneficial interests.
	A majority of the outstanding shares of common stock shall constitute a quorum and, except as otherwise described above under “Voting Rights”, the affirmative vote of a majority of the votes cast at a meeting at which a quorum is present is necessary for stockholder action.	A majority of the outstanding units shall constitute a quorum and, unless otherwise provided any action which may be taken by the members under the operating agreement shall require the approval of holders of a majority of the outstanding units.	A majority in interest of the holders of beneficial interests shall constitute a quorum and, unless otherwise provided any action which may be taken by the holders of beneficial interests under the liquidating trust agreement shall require the approval of a majority in interest of the holders of beneficial interests.

Subject	The Company	The LLC	A Trust
Limitation of Liability/Duties	No present or former director shall be liable to the Company or its stockholders for money damages, except for liability resulting from (a) actual receipt of an improper benefit or profit in money, property or services or (b) active and deliberate dishonesty established by a final judgment and which is material to the cause of action.

		The operating agreement of the LLC provides that members of the Board of Managers will have the same duties, including a duty of loyalty and a duty of care, to the LLC and its unit-holding members, and will be subject to the same liability for breach of duties, as a director of a corporation incorporated under the DGCL, assuming such director was protected to the maximum extent possible by the inclusion in the certificate of incorporation of such corporation of a provision contemplated by Section 102(b)(7) of the Delaware General Corporation Law, which permits a corporation’s certificate of incorporation to contain a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision does not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under the section of the DGCL related to liability of directors for unlawful payment of dividend or unlawful stock purchase or redemption, or (iv) for any transaction from which the director derived an improper personal benefit. Except to the extent provided in the immediately preceding sentence, the unit-holding members and the LLC have waived any and all duties, and liability	Trustees shall not be personally liable for any acts or omissions, except as determined by final order of a court of competent jurisdiction for their own grossly negligent action, their own grossly negligent failure to act, or their own fraud or willful misconduct, except that: (a) no successor trustee shall be responsible for acts or omissions of a prior trustee, (b) trustees shall not be liable to holders of beneficial interests for acts or omissions of an agent, advisor, or manager of a Trust appointed under the liquidating trust agreement, except where such action is directed or delegated where such trustees were under a duty not to delegate, or the trustee did not use prudence in the selection or retention of such person, or did not periodically review such person’s performance, or concealed the act or omission, or neglected to take reasonable steps to redress the wrong.

Subject	The Company	The LLC	A Trust
for breach of duties, that may be owed to the LLC and its unit-holding members under applicable law by any member of the Board of Managers.
	The Company’s directors and officers have duties under applicable Maryland law to act in good faith, in a manner reasonably believed to be in the Company’s best interest and with the care of an ordinarily prudent person in a like position under similar circumstances.	Pursuant to this provision of the operating agreement of the LLC, members of the Board of Managers shall not be personally liable for any act or omission, except for their own fraud or intentional misconduct, in each case, as determined by a final order of a court of competent jurisdiction from which no appeal can be or is taken.	Each trustee shall exercise such rights and powers vested in the trustees in good faith and use the same degree of care and skill as a prudent man or woman would exercise under the circumstances in the conduct of his or her own affairs.
Liability of Holders	No stockholder shall be liable for any debt, claim, or other obligations of the Company, or for any personal liability in tort, contract or otherwise in connection with the affairs of the Company.	No unitholder shall be liable for any debt, claim, or other obligations of the LLC, or for any personal liability in tort, contract or otherwise in connection with the affairs of the LLC.	No beneficiary shall be liable for any debt, claim, or other obligations of the Trust, or for any personal liability in tort, contract or otherwise in connection with the affairs of the Trust.
Reporting	The Company and the stockholders are subject to certain reporting requirements as a result of the Company’s status as a public company under the Exchange Act and other applicable securities laws, including filing Annual Reports on Form 10-K with annual audited financial statements, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K for certain material events.	The LLC will continue to comply with all reporting obligations required of companies with a class of securities registered under the Exchange Act unless any of those obligations becomes no longer applicable to the LLC or reduced reporting requirements applicable to liquidating trusts under interpretations of the staff of the SEC Commission are applicable to the LLC.	The liquidating trust agreement provides that as soon as practicable after each tax year and after termination of a Trust, the Trust shall file an Annual Report on Form 10-K showing assets and liabilities of the Trust, receipts and disbursements, previously unreported changes, and any previously unreported action taken by the Trust. The financial statements need not be audited. The Trust will also file Current Reports on Form 8-K whenever an applicable material event occurs.

Subject	The Company	The LLC	A Trust
Review of Investor Lists	The MGCL provides that any stockholder may inspect and copy the Company’s bylaws, stockholders minutes, annual statement of affairs and voting trust agreements deposited with the Company and provides additional rights of inspection to a person or persons who, for at least six months, have held an aggregate of 5% of the outstanding stock of any class of the Company, including the right to inspect the Company’s stock ledger or a list of its stockholders.	The LLC Act generally provides rights of inspection to unitholders, including the right to inspect the LLC’s list of members or such other information regarding the affairs of the LLC as is just and reasonable for any purpose reasonably related to the unitholder’s interest.	No right to inspect the list of holders of beneficial interests.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table sets forth information regarding the beneficial ownership of common stock as of the record date and the other dates set forth in the footnotes (as applicable) to such table by:
•
each person known by us to be the beneficial owner of more than 5.0% of the outstanding shares of common stock based solely upon the amounts and percentages contained in the public filings of such persons;

•
each of our directors and named executive officers; and

•
all of our directors and executive officers as a group.

For purposes of the table below, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person or group of persons is deemed to have “beneficial ownership” of any shares that the person has the right to acquire within 60 days after the record date. SEC rules also generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to such securities. Except as otherwise indicated, all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws.
Beneficial Owner(1)	Numbers of Shares Beneficially Owned	Percent of Class
The Vanguard Group, Inc.(2)	2,385,053	14.2%
Long Pond Capital LP(3)	1,285,522	7.7%
Davidson Kempner Capital Mgmt LP(4)	1,190,050	7.1%
Pacific Investment Management Company LLC(5)	929,779	5.5%
Indaba Capital Management LP(6)	890,162	5.3%
683 Capital Management, LLC(7)	850,000	5.1%
Randolph C. Read(8)	1,849	*
P. Sue Perrotty(9)	1,685	*
John A. Garilli	1,500	*
Craig T. Bouchard(10)	493	*
Howard Goldberg	—	*
Joe McKinney	—	*
Wendy Silverstein(11)	—	*
All directors and executive officers as a group (six persons)	—	*

*
Less than 1%

(1)
Unless otherwise indicated, the business address of each individual or entity listed in the table is 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114.

(2)
The business address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, Pennsylvania 19355. The Vanguard Group, Inc. has sole voting power over 1,178 shares, shared voting power over 2,202 shares, shared dispositive power over 2,202 shares and sole dispositive power over 2,382,851 shares. The information contained herein respecting The Vanguard Group, Inc. is based solely on Amendment No. 4 to the Schedule 13G filed by The Vanguard Group, Inc. with the SEC on February 7, 2018, as adjusted accordingly for the Reverse Split.

(3)
The business address for Long Pond Capital, LP is 527 Madison Avenue, 15th Floor, New York, New York, 10022. Long Pond Capital, LP has shared voting power over 1,285,522 shares and shared dispositive power over 1,285,522 shares. The information contained herein respecting Long Pond Capital, LP is based solely on Schedule 13G filed by Long Pond Capital, LP with the SEC on February 13, 2018, as adjusted accordingly for the Reverse Split.
(4)
The business address for Davidson Kempner Capital Mgmt LP is 520 Madison Avenue, 30th Floor, New York, New York, 10022. Davidson Kempner Capital Mgmt LP has shared voting power over 1,190,050 shares and shared dispositive power over 1,190,050. The information contained herein respecting David Kempner Capital Mgmt LP is based solely on Schedule 13G filed by David Kempner Capital Mgmt LP with the SEC on December 19, 2017, as adjusted accordingly for the Reverse Split.

(5)
The business address for Pacific Investment Management Company LLC is 650 Newport Center Drive, Newport Beach, California 92660. Pacific Investment Management Company LLC has sole voting power over 929,779 shares and sole dispositive power over 929,779 shares. The information contained herein respecting Pacific Investment Management Company LLC is based solely on Schedule 13G filed by Pacific Investment Management Company LLC with the SEC on February 15, 2018, as adjusted accordingly for the Reverse Split.

(6)
The business address for Indaba Capital Management LP is One Letterman Drive, Suite DM700, San Francisco, California 94129. Indaba Capital Management LP has shared voting power over 890,162 shares and shared dispositive power over 890,162 shares. The information contained herein respecting Indaba Capital Management LP is based solely on Schedule 13G filed by Indaba Capital Management LP with the SEC on February 14, 2018, as adjusted accordingly for the Reverse Split.

(7)
The business address for 683 Capital Management, LLC is Columbus Circle, Suite 2205, New York, NY 10019. 683 Capital Management, LLC has shared voting power over 850,000 shares and shared dispositive power over 850,000 shares. The information contained herein respecting 850,000 is based solely on Schedule 13G filed by 683 Capital Management, LLC with the SEC on July 16, 2018.

(8)
Includes 499 unvested restricted shares of common stock, all of which will vest at the effective time of the conversion when they become units with the same rights applicable to all other units.

(9)
Includes 380 unvested restricted shares of common stock, all of which will vest at the effective time of the conversion when they become units with the same rights applicable to all other units.

(10)
Includes 329 unvested restricted shares of common stock, all of which will vest at the effective time of the conversion when they become units with the same rights applicable to all other units.

(11)
Ms. Silverstein resigned as the Company’s chief executive officer and president and as a member of the Board of Directors on July 12, 2018.

ADDITIONAL INFORMATION
The SEC has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement and annual report addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for stockholders and cost savings for companies. We and some brokers household proxy materials, delivering a single proxy statement and annual report to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from us or your broker that we or they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, please notify your broker if your shares are held in a brokerage account or us if you hold registered shares. You can notify us by phone at (866) 902-0063 or send a written request to the Secretary of the Company at New York REIT, Inc., 7 Bulfinch Place, Suite 500, Boston, Massachusetts 02114.
If your household has received multiple copies of proxy statements and annual reports, you can request the delivery of single copies in the future by notifying the Company as set forth above.
LEGAL MATTERS
Proskauer Rose LLP will pass upon the validity of the units offered by this proxy statement/prospectus.
EXPERTS
The consolidated financial statements and schedule of New York REIT, Inc. and subsidiaries as of December 31, 2017 and 2016 and for the years ended December 31, 2017, 2016 and 2015, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2017 have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file with the SEC at the public reference room of the SEC, 100 F Street, N.E., Washington, D.C. 20549. Information about the operation of the public reference room may be obtained by calling the SEC at (800) SEC-0330. Our SEC filings, including this proxy statement/prospectus, are also available to you on the SEC’s website, www.sec.gov. Electronic copies of this proxy statement/prospectus and other information about us are available at www.NYRT.com. The information found on, or otherwise accessible through, our website is not incorporated into, and does not form a part of, this proxy statement/prospectus or any other report or document we file with or furnish to the SEC.
The SEC allows us to “incorporate by reference” the information that it files with the SEC, which means that we can disclose important information to you by referring you to other documents. The information we incorporate by reference is an important part of this proxy statement/prospectus, and information that we file later with the SEC will automatically update and supersede that information. This information is available to you without charge on the SEC’s website, www.sec.gov. We incorporate by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information deemed to be furnished and not filed with the SEC) after the date of this proxy statement. The documents we incorporate by reference are:
•
Our Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 1, 2018;

•
Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 filed with the SEC on May 9, 2018; and

•
Our Current Reports on Forms 8-K and 8-K/A, as applicable, filed with the SEC on March 1, 2018, March 15, 2018, March 16, 2018, June 11, 2018 and July 17, 2018.

We will provide without charge to each person, including any beneficial owner, to whom a copy of this proxy statement/prospectus has been delivered, upon written or oral request, a copy of any or all of the documents we incorporate by reference in this proxy statement/prospectus, other than any exhibit to any of those documents, unless we have specifically incorporated that exhibit by reference into the information this proxy statement/prospectus incorporates. You may request copies by telephoning us or by visiting our website at www.nyrt.com or by requesting them in writing using the following contact information or by writing to us at the following address:
New York REIT, Inc.
Attn: Secretary
7 Bulfinch Place, Suite 500
Boston, Massachusetts 02114
Important Notice Regarding the Availability of Proxy Materials for the Special Meeting To Be Held on September 7, 2018: This proxy statement/prospectus and related materials are available at: www.proxyvote.com/NYRT.
YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS TO VOTE YOUR SHARES OF COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM, OR IN ADDITION TO, WHAT IS CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS OR IN ANY OF THE MATERIALS THAT ARE INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT/PROSPECTUS. THIS PROXY STATEMENT/PROSPECTUS IS DATED AUGUST [   ], 2018. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT/PROSPECTUS IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, UNLESS THE INFORMATION SPECIFICALLY INDICATES THAT ANOTHER DATE APPLIES, AND THE MAILING OF THIS PROXY STATEMENT/PROSPECTUS TO COMPANY STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.
OTHER BUSINESS
No other business will be presented at the special meeting other than as set forth in the attached Notice of Special Meeting of Stockholders.

ANNEX A-1

ARTICLES OF CONVERSION
CONVERTING
NEW YORK REIT, INC.
(a Maryland corporation)
TO
NEW YORK REIT LIQUIDATING LLC
(a Delaware limited liability company)
THIS IS TO CERTIFY THAT:
FIRST:   New York REIT, Inc. (the “Converting Corporation”) is a Maryland corporation formed by the filing of Articles of Incorporation with the State Department of Assessments and Taxation of Maryland on October 6, 2009, and, by virtue of these Articles of Conversion, is converting (the “Conversion”) to New York REIT Liquidating LLC, a Delaware limited liability company (the “Converted LLC”), on the terms and conditions set forth herein.
SECOND:   Upon the completion of the Conversion in accordance with the Maryland General Corporation Law and the Delaware Limited Liability Company Act, the Converted LLC shall, for all purposes of the laws of the State of Maryland and the State of Delaware, continue as the same entity as the Converting Corporation, and the Conversion will have the effects set forth herein and in the Maryland General Corporation Law and the Delaware Limited Liability Company Act. Upon completion of the Conversion, each outstanding share of common stock, par value $0.01 per share, of the Converting Corporation shall be converted into one unit of common membership interest in the Converted LLC.
THIRD:   The Conversion has been approved in accordance with the provisions of the Maryland General Corporation Law and the provisions of the Delaware Limited Liability Company Act.
FOURTH:   The address of the principal office of the Converted LLC in the State of Delaware is c/o Corporation Service Company, 251 Little Falls Drive, in the City of Wilmington, Delaware 19808.
FIFTH:   The name and address of resident agent of the Converted LLC in the State of Maryland is CSC-Lawyers Incorporating Service Company, 7 St. Paul Street, Suite 820, Baltimore, Maryland 21202.
SIXTH:   The Articles of Conversion shall become effective at [___ a.m./p.m.], New York City time, on [__________], 2018 (the “Effective Time”).
SEVENTH:   The Conversion may be abandoned prior to the Effective Time by the majority vote of the entire board of directors of the Converting Corporation. Notice of any such abandonment shall be promptly given to the State Department of Assessments and Taxation of Maryland.
EIGHTH:   The undersigned acknowledges these Articles of Conversion to be the act and deed of the Converting Corporation and, further, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his or her knowledge, information and belief, these matters and facts relating to the Converting Corporation are true in all material respects and that this statement is made under the penalties of perjury.
- Signatures Appear on the Following Page -
A-1-1

IN WITNESS WHEREOF, these Articles of Conversion have been duly executed and attested on behalf of the Converting Corporation as of the [____] day of  [__________], 2018.
ATTEST:	NEW YORK REIT, INC., a Maryland corporation
By:
Name:	Name:
Title:	Title:
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ANNEX A-2

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A MARYLAND CORPORATION
TO A DELAWARE LIMITED LIABILITY COMPANY
(Pursuant to Section 18-214 of the Limited Liability Company Act)
_________, 2018
1.
The jurisdiction where the Maryland Corporation was first formed is the State of Maryland.

2.
The jurisdiction immediately prior to filing this Certificate is the State of Maryland.

3.
The date the Maryland Corporation first formed is October 6, 2009.

4.
The name of the Maryland Corporation immediately prior to filing this Certificate is New York REIT, Inc.

5.
The name of the Delaware Limited Liability Company as set forth in the Certificate of Formation is New York REIT Liquidating LLC.

6.
The effective filing date and time of this Certificate of Conversion shall be [_____ a.m./p.m.], New York City time, on [______], 2018.

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the Maryland Corporation has executed the Certificate on the date first set forth above.
AUTHORIZED PERSON:
NEW YORK REIT, INC.
By:
Name: Title:
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Annex A-3

STATE OF DELAWARE
CERTIFICATE OF FORMATION
OF
NEW YORK REIT LIQUIDATING LLC
__________, 2018
The undersigned, an authorized person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified, and referred to as the “Delaware Limited Liability Company Act”), hereby certifies that:
FIRST:   The name of the limited liability company (hereinafter called the “limited liability company”) is:
New York REIT Liquidating LLC
SECOND:   The address of the registered office and the name and the address of the registered agent of the limited liability company required to be maintained by Section 18-104 of the Delaware Limited Liability Company Act are the Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808.
THIRD:   The effective filing date and time of the Certificate of Formation shall be [_____ a.m./p.m.], New York City time, on [______], 2018.
AUTHORIZED PERSON:
NEW YORK REIT, INC.
By:
Name: Title:
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ANNEX A-4
LIMITED Liability COMPANY AGREEMENT

OF

New york reit liquidating llc
[•], 2018

A-4-i

A-4-ii

A-4-iii

LIMITED LIABILITY COMPANY AGREEMENT
OF
New York REIT Liquidating LLC
This LIMITED LIABILITY COMPANY AGREEMENT (as amended from time to time, this “Agreement”) of New York REIT Liquidating LLC, a Delaware limited liability company (the “Company”), is made and entered into as of  [•], 2018 (the “Effective Date”), effective as of the Effective Time, to effectuate the conversion (the “Conversion”) of New York REIT, Inc., a Maryland corporation (the “Corporation”), to the Company and to adopt a limited liability company agreement for the governance of the business and affairs of the Company, each pursuant to the provisions of the Act. Capitalized terms used herein without definition have the meanings set forth in Article I of this Agreement.
RECITALS
WHEREAS, the Corporation was incorporated as a Maryland corporation on October 6, 2009, and qualified as a real estate investment trust for U.S. federal income tax purposes beginning with its taxable year ended December 31, 2010;
WHEREAS, on August 22, 2016, the Board of Directors of the Corporation (the “Board of Directors”) approved a Liquidation Plan to sell in an orderly manner all or substantially all of the Corporation’s assets, subject to stockholder approval and, on January 3, 2017, the Liquidation Plan was approved at a special meeting of the stockholders of the Corporation;
WHEREAS, in connection therewith, following the approval by the Board of Directors of the Conversion on July 19, 2018 and the approval of the stockholders of the Corporation of the Conversion on [•], 2018, the Corporation will be converted at the Effective Time from a Maryland corporation into a Delaware limited liability company pursuant to the Maryland General Corporation Law and the Act, following the filing of a Certificate of Conversion (the “Certificate of Conversion”) and a Certificate of Formation (the “Certificate of Formation”) with the Delaware Secretary of State and the filing of Articles of Conversion (the “Articles of Conversion”) with the State Department of Assessments and Taxation of the State of Maryland; and
WHEREAS, this Agreement sets forth the terms and conditions that will govern the operation and management of the Company.
NOW, THEREFORE, it is hereby agreed as follows:
AGREEMENT
ARTICLE I
DEFINITIONS
For purposes of this Agreement (a) references to “Articles”, “Exhibits”, “Schedules” and “Sections” are to Articles, Exhibits and Sections of this Agreement unless explicitly indicated otherwise, (b) references to statutes include all rules and regulations thereunder, and all amendments and successors thereto from time to time, and (c) the word “including” shall be construed as “including without limitation.”
“Act” means the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.).
“Adjusted Capital Account” means, with respect to any Member, the balance in such Member’s Capital Account as of the end of the relevant Fiscal Year or period, adjusted as follows:
(a)
Credit to such Capital Account the amount which such Member is deemed to be obligated to restore pursuant to the penultimate sentence of Regulations Section 1.704-2(g)(1) and the penultimate sentence of Regulations Section 1.704-2(i)(5); and

(b)
Debit to such Capital Account the items described in subclauses (4), (5) and (6) of Regulations Section 1.704-1(b)(2)(ii)(d).

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“Advisory Agreement” means that certain Agreement, dated as of December 19, 2016 by and among the Corporation, New York Recovery Operating Partnership, L.P. and Winthrop REIT Advisors, LLC, as amended by Amendment No. 1 thereto dated as of February 28, 2018 and Amendment No. 2 thereto dated as of June 6, 2018, as such agreement may be further amended and/or amended and restated from time to time.
“Affiliate” means with respect to any specified Person, any Person that directly or through one or more intermediaries controls or is controlled by or is under common control with the specified Person. As used in this definition, the term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.
“Agreement” is defined in the preamble.
“Asset Value” of any property of the Company means its adjusted basis for federal income tax purposes unless:
(a)
the property was accepted by the Company as a contribution to capital at a value different from its adjusted basis, in which event the initial Asset Value for such property shall mean the gross fair market value of the property, without reduction for liabilities, agreed to by the Company and the contributing Member; or

(b)
the property of the Company is revalued in accordance with Section 4.2.

As of any date references to the “then prevailing Asset Value” of any property shall mean the Asset Value last determined for such property less the depreciation, amortization and cost recovery deductions taken into account in computing Net Profit or Net Loss in fiscal periods subsequent to such prior determination date.
“Articles of Conversion” is defined in the recitals.
“Board” is defined in Section 7.1.
“Board of Directors” is defined in the recitals.
“Capital Account” is defined in Section 4.1.
“Cause” means (i) any knowing and intentional act by a Manager which is outside the powers and limitations granted and imposed to such Manager herein in connection with his or her responsibilities under this Agreement or (ii) any grossly negligent act, grossly negligent failure to act, fraudulent act or act of willful misconduct, knowingly and intentionally committed in bad faith by such Manager which is injurious to the Company or its assets.
“Certificate of Conversion” is defined in the recitals and shall include any amendments thereto and restatements thereof filed by or on behalf of the Company with the Delaware Secretary of State pursuant to the Act.
“Certificate of Formation” is defined in the recitals and shall include any amendments thereto and restatements thereof filed by or on behalf of the Company with the Delaware Secretary of State pursuant to the Act.
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Company” is defined in the preamble.
“Company Representative” is defined in Section 9.1.
“Company Assets” shall mean all the property held from time to time by the Company, which initially shall consist of a 50.1% limited liability company interest in WWP Holdings LLC, a Delaware limited liability company, cash and cash equivalents, and in addition, shall thereafter include all dividends,
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distributions, rents, royalties, income, payments and recoveries of claims, proceeds and other receipts of, from, or attributable to any assets held by the Company, less any of the foregoing utilized by the Company to pay expenses of the Company, satisfy Liabilities or to make distributions to the Members pursuant to the terms and conditions hereof.
“Conversion” is defined in the preamble.
“Corporation” is defined in the preamble.
“Distribution” means cash or property (net of Liabilities assumed or to which the property is subject) distributed by the Company to a Member.
“Effective Date” is defined in the preamble.
“Effective Time” means such effective time as shall be set forth, identically, in each of the Certificate of Formation, the Certificate of Conversion and the Articles of Conversion.
“Fiscal Year” means the taxable year of the Company, as determined by the Code.
“GAAP” means generally accepted accounting principles in the United States as in effect from time to time.
“Indemnified Persons” is defined in Section 12.1.
“Indemnitor” is defined in Section 12.1.
“Independence Requirements” is defined in Section 7.2.
“Interest” means, with respect to any Member as of any time, the number of Units such Member holds relative to the number of total outstanding Units and such Member’s Capital Account balance relative to the aggregate balances in the Capital Accounts of all Members.
“Investment Company Act” means the Investment Company Act of 1940.
“IRS” means the U.S. Internal Revenue Service.
“Liabilities” shall mean all of the Company’s unsatisfied debts, claims, liabilities, commitments, suits and other obligations, whether contingent or fixed or otherwise (including, without limitation, any costs and expenses incurred or to be incurred in connection with the liquidation of the Company), including, without limitation, the Advisory Agreement.
“Manager” is defined in Section 7.2.
“Members” shall mean the Persons listed as members in the records of the Company, each of which is the holder of Units, and any other Person that both acquires Units in the Company and is admitted to the Company as a Member.
“Net Profit” and “Net Loss” are defined in Section 5.5.
“Person” means an individual, partnership, joint venture, association, corporation, trust, estate, limited liability company, limited liability partnership, unincorporated entity of any kind, governmental entity, or any other legal entity.
“Regulations” means the Treasury regulations, including temporary regulations, promulgated under the Code.
“Regulatory Allocations” is defined in Section 5.10.
“Share” is defined in Section 3.2(a).
“Subsidiary” means all of the entities directly or indirectly owned by the Company, in whole or in part. Reference to “Subsidiary” means any of the Subsidiaries as the context requires.
“Transfer” means a sale, assignment, pledge, encumbrance, abandonment, disposition or other transfer.
A-4-3

“Units” means, as of any date, membership interests in the Company, which are designated as Units in accordance with this Agreement and having the rights, voting powers, restrictions and rights to distributions, profits and losses and the other privileges and preferences set forth herein.
ARTICLE II
FORMATION AND PURPOSE
Section 2.1.   Formation.
The Company was formed as a limited liability company effective as of the Effective Time in accordance with the Act following the filing of the Certificate of Formation with the Delaware Secretary of State on [•], 2018. The Company constitutes a continuation of the existence the Corporation in the form of a Delaware limited liability company. As provided in Section 18-214(d) of the Act, the existence of the Company is deemed to have commenced on October 6, 2009, the date the Corporation was originally organized under the laws of the State of Maryland. The rights and liabilities of the Members shall be determined pursuant to the Act and this Agreement. To the extent that the rights or obligations of any Member are different by reason of any provision of this Agreement than they would be in the absence of such provision, this Agreement shall, to the extent permitted by the Act, control.
Section 2.2.   Name.
The name of the Company is “New York REIT Liquidating LLC.” The business of the Company may be conducted under that name or, upon compliance with applicable laws, any other name that the Board deems appropriate. The Board shall file, or shall cause to be filed, any fictitious name certificates and similar filings, and any amendments thereto, that the Board considers appropriate.
Section 2.3.   Registered Office/Agent.
The registered office required to be maintained by the Company in the State of Delaware pursuant to the Act shall initially be the office of the initial registered agent named in the Certificate of Formation or such other office (which need not be a place of business of the Company) as the Board may designate from time to time, in its sole discretion, in the manner provided by applicable laws. The name and address of the registered agent of the Company pursuant to the Act shall initially be Corporation Service Company, 251 Little Falls Drive, in the City of Wilmington, Delaware 19808. The Company may, upon compliance with the applicable provisions of the Act, change its registered office or registered agent from time to time in the discretion of the Board.
Section 2.4.   Term.
The term of the Company shall continue until the earlier of  (i) the distribution of all of the Company Assets as provided in Section 5.2(b), or (ii) the expiration of a period of four years from the Effective Time; provided that the Board, in its sole discretion, may extend the term of the Company to such later date as it may designate, if it determines that an extension is reasonably necessary to fulfill the purposes of the Company as specified in this Agreement. The term of the Company shall not in any event terminate pursuant to subparagraph (ii) of this Section 2.4 prior to the date on which the Board is permitted to make a final distribution in accordance with Section 5.2(b). In connection with the termination of the Company, the Board shall cause the Certificate of Formation to be canceled as provided in the Act.
Section 2.5.   Purpose.
The Company is organized for the sole purpose of winding up the Company’s affairs and the liquidation of the Company Assets with no objective to continue or engage in the conduct of a trade or business, except as necessary for the orderly liquidation of the Company Assets.
Section 2.6.   Specific Powers.
Without limiting the generality of Section 2.5 but subject to Section 7.6, the Board shall have the power and authority to take any actions necessary, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.5, including the power to (i) further liquidate the Company Assets as the
A-4-4

Board deems necessary to carry out the purpose of the Company and facilitate distribution of the Company Assets, (ii) allocate, protect, conserve and manage the Company Assets in accordance with the terms and conditions hereof, (iii) complete the winding up of the Company’s affairs, (iv) act on behalf of the Members, and (v) distribute the Company Assets in accordance with the terms and conditions hereof.
Section 2.7.   Certificate of Conversion and Certificate of Formation.
The filing of the Certificate of Conversion and the Certificate of Formation is hereby ratified and confirmed. The Board may from time to time designate certain Persons as authorized persons, within the meaning of the Act, to execute, deliver and file any amendments or restatements of the Certificate of Formation or any certificate of cancellation of the Certificate of Formation and any other certificates and any amendments or restatements thereof necessary, convenient or incidental to or for the furtherance of the purposes set forth in Section 2.5.
Section 2.8.   Principal Office.
The principal executive office of the Company shall be located at such place as the Board shall establish, and the Board may from time to time change the location of the principal executive office of the Company to any other place within or without the State of Delaware. The Board may establish and maintain such additional offices and places of business of the Company, either within or without the State of Delaware, as it deems appropriate.
ARTICLE III
MEMBERSHIP, CAPITAL CONTRIBUTIONS AND UNITS
Section 3.1.   Members.
The Company shall initially have one class of  “members” (as defined in the Act) consisting of the Members. No Member shall be obligated to make any capital contribution to the Company.
Section 3.2.   Member Interests and Units.
(a)   The Interests of the Members shall be designated as Units. By virtue of the Conversion, each share of common stock of the Corporation, par value $0.01 per share (each, a “Share”), shall be automatically converted into one Unit of the Company at the Effective Time, and each holder of Shares immediately prior to the Conversion shall be automatically admitted as a Member of the Company at the Effective Time pursuant to Section 18-301(c) of the Act with respect to the Units into which the Shares held by such shareholder converted and shall be bound by this Agreement without any requirement to execute this Agreement in accordance with Section 18-101(7) of the Act. The Units to be issued to each Member as of the Effective Time upon the conversion of the Shares in the Conversion shall be determined in accordance with a certified copy of the Corporation’s Shareholder list as of the Effective Time. The Corporation’s transfer agent will deliver such certified copy of the Corporation’s Shareholder list to the Company. The Board shall be entitled to rely and shall be fully protected in relying upon such certified copy of the Corporation’s Shareholder list. The maximum authorized number of Units that may be issued by the Company shall be 16,791,769, which shall be the total number of Units issued and outstanding immediately following the Conversion. The Board shall not have the authority to issue additional Units.
(b)   The rights of the Members in the Units shall not be represented by any form of certificate or other instrument, and no Member shall be entitled to such a certificate. The Company shall maintain or cause to be maintained a record of the name and address of each Member and such Member’s aggregate Units in the Company.
(c)   If any conflicting claims or demands are made or asserted with respect to the ownership of any Units, or if there is any disagreement between the transferees, assignees, heirs, representatives or legatees succeeding to all or part of the interest of any Member resulting in adverse claims or demands being made in connection with such Units, then, in any of such events, the Company shall be entitled, at its sole election, to refuse to comply with any such conflicting claims or demands. In so refusing, the Company may elect to make no payment or distribution with respect to such Units, or to make such payment to a court of
A-4-5

competent jurisdiction or an escrow agent, and in so doing, the Company shall not be or become liable to any of such parties for their failure or refusal to comply with any of such conflicting claims or demands or to take any other action with respect thereto, nor shall the Company be liable for interest on any funds which they may so withhold. Notwithstanding anything to the contrary set forth in this Section 3.2(c), the Company shall be entitled to refrain and refuse to act until either (i) the rights of the adverse claimants have been adjudicated by a final judgment of a court of competent jurisdiction, (ii) all differences have been adjusted by valid written agreement between all of such parties, and the Company shall have been furnished with an executed counterpart of such agreement, or (iii) there is furnished to the Company a surety bond or other security satisfactory to the Board, as it shall deem appropriate, to fully indemnify the Company as between all conflicting claims or demands.
Section 3.3.   Voting Rights.
Each Unit shall carry the right to one vote per Unit.
Section 3.4.   Purpose of Member Meetings.
A meeting of the Members may be called at any time and from time to time pursuant to the provisions of this Agreement for the purposes of taking any action which the terms of this Agreement permit Members to take either acting alone or with the approval of the Board.
Section 3.5.   Meeting Called by Board.
The Board may at any time call a meeting of the Members to be held at such time and at such place (if any) as the Board shall determine. Written notice of every meeting of the Members shall be given by the Board (except as provided in Section 3.6), which written notice shall set forth the time and place (if any) of such meeting and in general terms the action proposed to be taken at such meeting, and shall be mailed not more than 60 nor less than 10 days before such meeting is to be held to all of the Members of record. The notice shall be directed to the Members at their respective addresses as they appear in the records of the Company.
Section 3.6.   Meeting Called on Request of Members.
Within 30 days after written request to the Board by Members holding an aggregate of at least a majority of the outstanding Units to call a meeting of all Members, which written request shall specify in reasonable detail the action consistent with this Agreement proposed to be taken at such meeting, the Board shall proceed under the provisions of Section 3.5 to call a meeting of the Members, and if the Board fails to call such meeting within such 30 day period for any reason other than such action is not consistent with this Agreement, then such meeting may be called by such Members, or their designated representatives, requesting such meeting.
Section 3.7.   Persons Entitled to Vote at Meeting of Members.
Each Member shall be entitled to vote at a meeting of the Members either in person or by his proxy duly authorized in writing. Each Member shall be entitled to a number of votes equal to the number of Units held by such Member as of the applicable record date.
Section 3.8.   Quorum.
At any meeting of Members, the presence of Members, in person or represented by proxy, holding a majority of the Units shall be necessary to constitute a quorum; but if less than a quorum be present, Members having aggregate Units of at least a majority of the total Units held by all Members represented at the meeting may adjourn such meeting with the same effect and for all intents and purposes as though a quorum had been present. Except to the extent a different percentage is specified in this Agreement for a particular matter or is required by law, in which case such different percentage shall govern and control the decision of such matter, the affirmative vote of the Members holding a majority of the outstanding Units shall be required for taking action on any matter voted on by the Members.
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Section 3.9.   Adjournment of Meeting.
Subject to Section 3.8, any meeting of Members may be adjourned from time to time and a meeting may be held at such adjourned time and place without further notice.
Section 3.10.   Conduct of Meetings.
The Board shall appoint the Chairman and the Secretary of the meeting. The vote upon any resolution submitted to any meeting of Members shall be by written ballot. An Inspector of Votes, appointed by the Chairman of the meeting, shall count all votes cast at the meeting for or against any resolution and shall make and file with the Secretary of the meeting their verified written report.
Section 3.11.   Record of Meeting.
A record of the proceedings of each meeting of Members shall be prepared by the Secretary of the meeting. The record shall be signed and verified by the Secretary of the meeting and shall be delivered to the Board to be preserved by them. Any record so signed and verified shall be conclusive evidence of all of the matters therein stated.
ARTICLE IV
CAPITAL ACCOUNTS
Section 4.1.   Capital Accounts.
A separate account (each a “Capital Account”) shall be established and maintained for each Member which:
(a)   shall be increased by (i) the amount of cash and the fair market value of any other property contributed (or deemed contributed) by such Member to the Company as a capital contribution (net of liabilities secured by such property or that the Company assumes or takes the property subject to) and (ii) such Member’s allocable share of the Net Profit of the Company, and
(b)   shall be reduced by (i) the amount of cash and the fair market value of any other property distributed to such Member (net of liabilities secured by such property or that the Member assumes or takes the property subject to) and (ii) such Member’s allocable share of the Net Loss of the Company.
It is the intention of the Members that the Capital Accounts of the Company be maintained in accordance with the provisions of Section 704(b) of the Code and the Regulations thereunder and that this Agreement be interpreted consistently therewith.
Section 4.2.   Revaluations of Assets and Capital Account Adjustments.
Unless otherwise determined by the Board, as of  (i) the distribution by the Company to a Member of more than a de minimis amount of Company assets as consideration for an Interest in the Company, (ii) the liquidation of a Member’s Interest in the Company for more than a de minimis amount of Company assets, or (iii) the liquidation of the Company, the then prevailing Asset Values of the Company shall be adjusted to equal their respective gross fair market values, without reduction for liabilities, as determined in good faith by the Board, and any increase or decrease in the net equity value of the Company (Asset Values less liabilities) shall be credited or charged to the Capital Accounts of the Members in the same manner as Net Profits and Net Losses are credited or charged under Section 5.5.
Section 4.3.   Additional Capital Account Adjustments.
Any income of the Company that is exempt from federal income tax shall be credited to the Capital Accounts of the Members in the same manner as Net Profits are credited under Section 5.5 when such income is realized. Any expenses or expenditures of the Company which may neither be deducted nor capitalized for tax purposes (or are so treated for tax purposes) shall be charged to the Capital Accounts of the Members in the same manner as Net Losses are charged under Section 5.5. If the Company makes an
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election under Section 754 of the Code to provide a special basis adjustment upon the transfer of an Interest in the Company or the distribution of property by the Company, Capital Accounts shall be adjusted pursuant to Regulations Section 1.704-1(b)(2)(iv)(m).
Section 4.4.   Additional Capital Account Provisions.
No Member shall have the right to demand a return of all or any part of such Member’s capital contributions. Any return of the capital contributions of any Member shall be made solely from the Company Assets and only in accordance with the terms of this Agreement. No interest shall be paid to any Member with respect to such Member’s capital contributions or Capital Account. In the event that all or a portion of the Units of a Member are transferred in accordance with this Agreement, the transferee of such Units shall also succeed to all or the relevant portion of the Capital Account of the transferor.
ARTICLE V
DISTRIBUTIONS AND ALLOCATIONS OF PROFIT AND LOSS
Section 5.1.   Payment of Expenses and Liabilities.
The Board shall cause the Company to pay from the Company Assets all expenses, charges, and obligations of the Company and of the Company Assets and all Liabilities and obligations which the Company specifically assumes and agrees to pay pursuant to this Agreement, including, but not limited to, interest, penalties, taxes, assessments, and public charges of any kind or nature and the costs, charges, and expenses connected with or growing out of the Company and the Company Assets, and such other payments and disbursements as are provided in this Agreement or which may be determined to be a proper charge against the Company by the Board.
Section 5.2.   Distributions.
(a)   Interim Distributions. At such times as may be determined by the Board in its sole discretion, the Board shall cause the Company to distribute to the Members, pro rata and pari passu, in accordance with the respective number of Units held by each Member on the record date for such distribution, such cash or other property comprising a portion of the Company Assets as the Board may in its sole discretion determine may be distributed; provided, however, that the Company shall distribute, or cause to be distributed, at least annually to the Members, pro rata and pari passu, all cash proceeds (net of reasonable reserves established by the Board) from the sale of Company Assets in excess of a reasonable amount (as determined by the Board) to satisfy the Liabilities and expenses described in Section 5.1.
(b)   Final Distribution. If the Board determines that the Liabilities and all other claims, expenses, charges, and obligations of the Company have been paid or discharged, the Company shall, as expeditiously as is consistent with the conservation and protection of the Company Assets, distribute the remaining Company Assets, if any, to the Members, pro rata and pari passu, in accordance with the respective number of Units held by each Member on the record date for such distribution.
Section 5.3.   No Violation.
Notwithstanding any provision to the contrary contained in this Agreement, the Company shall not make a Distribution to any Member on account of such Member’s Interest in the Company if such Distribution would violate Section 18-607 or Section 18-804 of the Act or other applicable law.
Section 5.4.   Withholdings; Company-Level Tax on Audit.
(a)   All amounts withheld pursuant to the Code or any U.S. federal, state, local or non-U.S. tax law with respect to any payment, distribution or allocation to the Company shall be treated as amounts paid to the Company. The Company is authorized to withhold from Distributions to Members, or with respect to allocations to Members and in each case to pay over to the appropriate U.S. federal, state, local or non-U.S. government any amounts required to be so withheld. The Company shall treat any such amounts as actually distributed to the Members in respect of whose Distributions or allocations the tax was withheld and subsequent Distributions to such Members shall be reduced by a corresponding amount.
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(b)   If any taxes (including for this purpose associated interest, penalties, and additions thereon) are paid by the Company with respect to an “imputed underpayment” within the meaning of Section 6225 of the Code or any similar or analogous state or local law, and are reasonably determined by the Board to be attributable to one or more Members, each such Member shall be deemed to have received a distribution from the Company in an amount equal to such tax or other amount attributable to such Member and, to the extent such amount was not withheld from such Member’s Distributions due prior to the date of the payment to the taxing authorities, subsequent Distributions due to such Member shall be reduced by a corresponding amount.
Section 5.5.   Net Profit or Net Loss.
The “Net Profit” or “Net Loss” of the Company for each Fiscal Year or relevant part thereof shall mean the Company’s taxable income or loss for federal income tax purposes for such period (including all items of income, gain, loss or deduction required to be stated separately pursuant to Section 703(a)(1) of the Code) with the following adjustments:
(a)   Gain or loss attributable to the disposition of property of the Company with an Asset Value different than the adjusted basis of such property for federal income tax purposes shall be computed with respect to the Asset Value of such property, and any tax gain or loss not included in Net Profit or Net Loss shall be taken into account and allocated for U.S. federal income tax purposes among the Members pursuant to Section 5.11.
(b)   Depreciation, amortization or cost recovery deductions with respect to any property with an Asset Value that differs from its adjusted basis for federal income tax purposes shall be computed in accordance with Asset Value, and any depreciation allowable for federal income tax purposes shall be allocated in accordance with Section 5.11.
(c)   Any items that are required to be specially allocated pursuant to Section 5.10 shall not be taken into account in determining Net Profit or Net Loss.
Section 5.6.   Allocations of Net Profit and Net Loss.
Net Profit or Net Loss of the Company for any relevant period shall be allocated to the Capital Accounts of the Members so as to ensure, to the extent possible, that the Adjusted Capital Accounts of the Members as of the end of such period are equal to the aggregate Distributions that Members would be entitled to receive if all of the assets of the Company were sold for cash equal to their Asset Values, the liabilities of the Company were paid in full (except that non-recourse liabilities shall be paid only to the extent, with respect to each asset subject to a non-recourse liability, the non-recourse liability does not exceed the Asset Value), and the remaining proceeds were distributed as of the end of such period in accordance with Section 5.2. Allocations shall be made taking into account prior Distributions and capital contributions that have been made in such period. The allocations made pursuant to this Section 5.6 are intended to comply with the provisions of Section 704(b) of the Code and the Regulations thereunder and, in particular, to reflect the Members’ economic interests in the Company, and this Section 5.6 shall be interpreted in a manner consistent with such intention. The Board, in consultation with the Company’s tax return preparers, may adjust allocations as it determines necessary or appropriate to best effect the Members’ economic interests in the Company.
Section 5.7.   Partnership Nonrecourse Debt Minimum Gain Chargeback Allocations.
Losses attributable to partner nonrecourse debt (as defined in Regulations Section 1.704-2(b)(4)) shall be allocated in the manner required by Regulations Section 1.704-2(i). If there is a net decrease during a Fiscal Year in partner nonrecourse debt minimum gain (as defined in Regulations Section 1.704-2(i)(2)), items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) shall be allocated to the Members in the amounts and of such character as determined according to Regulations Section 1.704-2(i)(4). This provision is intended to comply with the minimum gain chargeback requirements of Regulations Section 1.704-2(i)(4), and shall be interpreted in a manner consistent therewith.
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Section 5.8.   Minimum Gain Chargeback.
Nonrecourse deductions (as determined according to Regulations Section 1.704-2(b)(1)) for any Fiscal Year shall be allocated to each Member ratably among such Members based upon the manner in which Net Profits are allocated among the Members for such Fiscal Year. If there is a net decrease in the minimum gain during any Fiscal Year, each Member shall be allocated items of income and gain for such Fiscal Year (and, if necessary, for subsequent Fiscal Years) in the amounts and of such character as determined according to Regulations Section 1.704-2(f). This provision is intended to be a minimum gain chargeback provision that complies with the requirements of Regulations Section 1.704-2(f), and shall be interpreted in a manner consistent therewith.
Section 5.9.   Qualified Income Offset.
If any Member that unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6) has a negative Adjusted Capital Account balance, then gross income of the Company for such year and each subsequent year (if necessary) shall be allocated to such Member to the extent required to eliminate, as quickly as possible, such negative Adjusted Capital Account balance. This Section 5.9 is intended to comply with the qualified income offset requirement of Regulations Section 1.704-1(b)(2)(ii)(d), and shall be interpreted in a manner consistent therewith.
Section 5.10.   Regulatory Allocations.
The allocations set forth in Section 5.7, Section 5.8 and Section 5.9 (the “Regulatory Allocations”) are intended to comply with certain requirements of Regulations Sections 1.704-1(b) and 1.704-2. The Members intend that all Regulatory Allocations that may be required shall be offset by other Regulatory Allocations or special allocations of tax items so that each Member’s share of the Net Profit, Net Loss and capital of the Company will be the same as it would have been had the Regulatory Allocations not been made. For this purpose, the Board, based on the advice of the Company’s tax counsel and advisors, is hereby authorized to make such special curative allocations of tax items as may be necessary to minimize or eliminate any distortions that may result from any required Regulatory Allocations.
Section 5.11.   Tax Allocations.
(a)   Contributed Assets. In accordance with Section 704(c) of the Code, income, gain, loss and deduction with respect to any property contributed to the Company with an adjusted basis for federal income tax purposes different from the initial Asset Value at which such property was accepted by the Company shall, solely for tax purposes, be allocated among the Members so as to take into account such difference in the manner required by Section 704(c) of the Code and the applicable Regulations.
(b)   Revalued Assets. If the Asset Value of any the assets of the Company is adjusted pursuant to Section 4.2, subsequent allocations of income, gain, loss and deduction with respect to such assets shall, solely for U.S. federal income tax purposes, be allocated among the Members so as to take into account such adjustment in the same manner as under Section 704(c) of the Code and the applicable Regulations.
(c)   Elections and Limitations. The allocations required by this Section 5.11 are solely for purposes of U.S. federal, state and local income taxes and shall not affect the allocation of Net Profits or Net Losses as between Members or any Member’s Capital Account.
(d)   Change in Interests. If there is a change in any Member’s interest in the Company during any Fiscal Year, the principles of Section 706(d) of the Code shall apply in allocating Net Profit and Net Loss and items thereof for such Fiscal Year to account for the variation. For purposes of applying Section 706(d) of the Code, the Company Representative may adopt any method or convention permitted under applicable Regulations. If there is a change in the interest of any Member, then for purposes of applying Section 5.6 with respect to the accounting period ending on the date of change, the hypothetical liquidating distributions under Section 5.6 shall be made on the basis of the interests of each Member as applied before giving effect to such change.
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ARTICLE VI
STATUS, RIGHTS AND POWERS OF MEMBERS
Section 6.1.   Limited Liability.
Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, expenses, obligations and liabilities of the Company, and no Member or Indemnified Person, solely by reason of being a Member or Indemnified Person, shall be obligated personally for any such debt, expense, obligation or liability of the Company in excess of  (a) the amount of such Member’s capital contributions and (b) to the extent required by law, the amount of any Distributions wrongfully distributed to such Member. All Persons dealing with the Company shall have recourse solely to the Company Assets for the payment of the debts, obligations or liabilities of the Company. In no event shall any Member be required to make up any deficit balance in such Member’s Capital Account upon the liquidation of such Member’s Interest or otherwise.
Section 6.2.   Return of Distributions of Capital.
Except as required by law, no Member shall be obligated by this Agreement to return any Distribution to the Company or pay the amount of any Distribution for the account of the Company or to any creditor of the Company; provided, however, that if any court of competent jurisdiction holds that, notwithstanding this Agreement, any Member is obligated to return or pay any part of any Distribution, such obligation shall bind such Member alone and not any other Member or the Board; and provided, further, that if any Member is required to return all or any portion of any Distribution under circumstances that are not unique to such Member but that would have been applicable to all Members if such Members had been named in the lawsuit against the Member in question (such as where a Distribution was made pro rata to all Members and rendered the Company insolvent, but only one Member was sued for the return of such Distribution), the Member that was required to return or repay the Distribution (or any portion thereof) shall be entitled to reimbursement from the other Members that were not required to return the Distributions made to them pro rata based on each such Member’s share of the Distribution in question. The provisions of the immediately preceding sentence are solely for the benefit of the Members and shall not be construed as benefiting any third party. The amount of any Distribution returned to the Company by a Member or paid by a Member for the account of the Company or to a creditor of the Company shall be added to the account or accounts from which it was subtracted when it was distributed to such Member.
Section 6.3.   No Management or Control.
Except as expressly provided in this Agreement, no Member (in its capacity as a Member) shall take part in or interfere in any manner with the management of the business and affairs of the Company or have any right or authority to act for or bind the Company notwithstanding Section 18-402 of the Act.
Section 6.4.   Specific Limitations.
No Member shall have the right or power to: (a) withdraw or reduce such Member’s capital contribution except as a result of the dissolution of the Company or as otherwise provided by law or in this Agreement, (b) make voluntary capital contributions or to contribute any property to the Company other than cash, (c) bring an action for partition against the Company or any Company assets, (d) cause the dissolution or termination of the Company, except as expressly set forth in this Agreement, or (e) upon the Distribution of its capital contribution require that property other than cash be distributed in return for its capital contribution.
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ARTICLE VII
DESIGNATION, RIGHTS, AUTHORITIES, POWERS, RESPONSIBILITIES AND
DUTIES OF THE BOARD
Section 7.1.   Board.
The business and affairs of the Company shall be managed by a board of managers (the “Board”). The members of the Board shall be the managers of the Company within the meaning of Section 18-402 of the Act.
Section 7.2.   Board Composition; Authority; Officers.
(a)   The Board shall consist of at least one, but no greater than five members (each, a “Manager”). The initial members of the Board shall be appointed by the Board of Directors. A majority of the members of the Board shall be independent and shall have no material relationship with the Company (the “Independence Requirements”); provided, however, that if one or more Managers meeting the Independence Requirements resigns or is removed such that less than a majority of the members of the Board then meets the Independence Requirements, the failure of a majority of the members of the Board to meet the Independence Requirements will not affect the validity of any action taken by the Board.
(b)   Each Manager shall serve until such Manager’s death, resignation or removal in accordance with the terms of this Agreement. Any Manager may resign at any time by so notifying the Board in writing. Such resignation shall become effective upon the date specified in such notice, which date shall be at least 30 days after the date of such notice, or upon the appointment of such Manager’s successor, whichever is earlier. Any Manager may be removed at any time, with Cause, by the affirmative vote of a majority of the outstanding Units, or without Cause, by the affirmative vote of no less than 75% of the outstanding Units. Vacancies on the Board shall be filled solely by the affirmative vote of a majority of the remaining members of the Board; provided, however, that if there are no remaining Managers, then, the Members’ may, pursuant to Article III, call a meeting to fill such vacancies by the affirmative vote of Members holding at least a majority of the outstanding Units. Pending the fulfillment of any such vacancy, the remaining Managers then serving may take any action in the manner set forth in this Article VII.
(c)   Subject to Section 7.6, the Board shall have full power and authority to make all decisions and take all actions for the Company, and to appoint such officers, representatives, or agents for the Company, and to grant to any such officer, representative or agent the power and authority to take such action and execute such documents on behalf of the Company as may be determined by the Board. The Board may delegate in writing any or all other rights, powers and obligations to one or more Persons. The initial officers of the Company shall be those Persons set forth on Schedule A hereto, each elected to the position or positions set forth opposite his name and to serve until the earlier of his death, disability, resignation or removal by the Board. Any vacancy occurring in the office of any officer may be filled by the Board. Except as otherwise expressly provided in this Agreement, the Board or Persons designated by the Board, including officers and agents appointed by the Board, shall be the only Persons authorized to execute documents which shall be binding on the Company. To the fullest extent permitted by the Act or other applicable law, but subject to any specific provisions hereof granting rights to Members, the Board shall have the power to perform any acts, statutory or otherwise, with respect to the Company or this Agreement, which would otherwise be possessed by the Members under the Act or other applicable law, and the Members (in their capacity as Members) shall have no power whatsoever with respect to the management of the business and affairs of the Company.
Section 7.3.   Voting.
(a)   The Board shall act as a board and, subject to Section 7.3(b), by the affirmative vote of a majority of the Managers. No individual Manager, as such, shall have any authority to bind or act for, or assume any obligation or responsibility on behalf of, the Company unless expressly authorized to do so by action taken by the Board in accordance with this Agreement. At any meeting of the Board, each Manager shall be entitled to cast one (1) vote with respect to each matter brought before the Board for approval. No action may be taken at a meeting of the Board unless at least a majority of the Managers are present.
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(b)   Notwithstanding anything to the contrary herein, the unanimous consent of the Board shall be required for (i) subject to Section 7.6(b), any amendment, modification or waiver of the Advisory Agreement, or (ii) any transaction with an Affiliate or related party of any member of the Board or an Affiliate of the Advisor.
(c)   Any action required or permitted to be taken at any meeting of the Board may be taken without a meeting if the Managers holding such number of votes as is necessary to approve such action at a meeting of the Board (assuming all Managers are present at such meeting) pursuant to the terms of this Agreement shall consent thereto in writing. Any such written consents shall be filed with the minutes of the proceedings of the Board.
Section 7.4.   Reliance by Third Parties.
Any Person or entity dealing with the Company may rely upon a certificate signed by a member of the Board as to: (a) the Persons which are authorized to execute and deliver any instrument or document of or on behalf of the Company, (b) the authorization of any action by or on behalf of the Company by the Board or any officer or agent acting on behalf of the Company or (c) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or the Members.
Section 7.5.   Sale of Company Assets.
Subject to the terms and conditions of this Agreement, the Board shall, at such times as the Board deems appropriate, cause the Company to collect, liquidate, reduce to cash, transfer, assign, or otherwise dispose of all or any part of the Company Assets as the Board deems appropriate at public auction or at private sale for cash, securities or other property, or upon credit (either secured or unsecured as the Board shall determine). Subject to the terms and conditions of this Agreement, the Board shall make appropriate efforts to resolve any contingent or unliquidated claims and outstanding contingent Liabilities for which the Company may be responsible, dispose of the Company Assets, make timely distributions and not unduly prolong the duration of the Company.
Section 7.6.   Limitations on Board.
(a)   The Company shall be restricted to the holding, collection and sale of the Company Assets and the payment and distribution thereof for the purposes set forth in this Agreement and to the conservation and protection of the Company Assets and the administration thereof in accordance with the provisions of this Agreement. The Company shall not invest any of the cash held as Company Assets, except that the Company may invest in (i) direct obligations of the United States of America or obligations of any agency or instrumentality thereof which mature not later than one year from the date of acquisition thereof, (ii) money market deposit accounts, checking accounts, savings accounts, or certificates of deposit, or other time deposit accounts which mature not later than one year from the date of acquisition thereof which are issued by a commercial bank or savings institution organized under the laws of the United States of America or any state thereof, or (iii) other temporary investments not inconsistent with the Company’s status as a partnership for tax purposes.
(b)   Notwithstanding anything herein to the contrary, the Board shall not have the right to cause the Company to take any of the following actions without the consent of Members holding a majority of the outstanding Units (or, if a greater percentage of the outstanding Units is otherwise specified herein, such greater percentage of the outstanding Units):
(i)
any amendment to this Agreement that decreases the obligations of the Board, increases the obligations of the Members or decreases the rights of the Members;

(ii)
any action not permitted under this Agreement;

(iii)
any increase in the amount of compensation payable to the Managers (other than a Manager that satisfies the Independence Requirements) or any Affiliate of any Manager;

(iv)
any modification to any provision of the Advisory Agreement relating to the payment of any fees to the Advisor or the timing of any such payment, other than those which would provide for a decrease in such amount or a delay in such payment;

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(v)
any merger of the Company;

(vi)
any removal of a Manager as set forth in Section 7.2(b); or

(vii)
the dissolution of the Company as set forth in Section 11.2.

Section 7.7.   Specific Powers of Board.
Subject to the provisions of this Agreement, the Board shall have the following specific powers in addition to any powers conferred upon it by any other Section or provision of this Agreement or any laws of the State of Delaware; provided that the enumeration of the following powers shall not be considered in any way to limit or control the power of the Board to act as specifically authorized by any other Section or provision of this Agreement and to act in such a manner as the Board may deem necessary or appropriate to conserve and protect the Company Assets or to confer on the Members the benefits intended to be conferred upon them by this Agreement:
(a)   to determine the nature and amount of the consideration to be received with respect to the sale or other disposition of, or the grant of interest in, the Company Assets;
(b)   to collect, liquidate or otherwise convert into cash, or such other property as it deems appropriate, all property, assets and rights in the Company Assets, and to pay, discharge, and satisfy all other claims, expenses, charges, Liabilities and obligations existing with respect to the Company Assets, the Company or the Board;
(c)   to elect, appoint, engage or retain any Persons as agents, representatives or independent contractors (including without limitation real estate advisors, investment advisors, accountants, transfer agents, attorneys-at-law, managers, appraisers, brokers, or otherwise) in one or more capacities, and to pay reasonable compensation from the Company Assets for services in as many capacities as such Person may be so elected, appointed, engaged or retained (provided that any such agreements or arrangements with a person or entity affiliated with the Board shall be on terms no less favorable to the Company than those available to the Company in similar agreements or arrangements with unaffiliated third parties, and such agreements or arrangements shall be terminable, without penalty, on 60 days prior written notice by the Company), to prescribe the titles, powers and duties, terms of service and other terms and conditions of the election, appointment, engagement or retention of such Persons and, except as prohibited by law, to delegate any of the powers and duties of the Board to agents, representatives, independent contractors or other Persons;
(d)   to retain and set aside such funds out of the Company Assets as the Board shall deem necessary or expedient to pay, or provide for the payment of  (i) unpaid claims, expenses, charges, Liabilities and obligations of the Company or any subsidiary of the Company; and (ii) the expenses of administering the Company Assets;
(e)   to do and perform any and all acts necessary or appropriate for the conservation and protection of the Company Assets, including acts or things necessary or appropriate to maintain the Company Assets held by the Board pending sale or disposition thereof or distribution thereof to the Members;
(f)   to institute or defend actions or judgments for declaratory relief or other actions or judgments and to take such other action, in the name of the Company or as otherwise required, as the Board may deem necessary or desirable to enforce any instruments, contracts, agreements, causes of action, or rights relating to or forming a part of the Company Assets;
(g)   to determine conclusively from time to time the value of and to revalue the securities and other property of the Company, in accordance with independent appraisals or other information as it deems necessary or appropriate;
(h)   to cancel, terminate, or amend any instruments, contracts, agreements, obligations, or causes of action relating to or forming a part of the Company Assets, and to execute new instruments, contracts, agreements, obligations or causes of action notwithstanding that the terms of any such instruments, contracts, agreements, obligations, or causes of action may extend beyond the terms of the Company;
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(i)   to cause any investments of any part of the Company Assets to be registered and held in their name or in the name or names of a nominee or nominees without increase or decrease of liability with respect thereto;
(j)   to terminate and dissolve any entities owned by the Company;
(k)   to perform any act authorized, permitted, or required under any instrument, contract, agreement, right, obligation, or cause of action relating to or forming a part of the Company Assets whether in the nature of an approval, consent, demand, or notice thereunder or otherwise, unless such act would require the consent of the Members in accordance with the express provisions of this Agreement.
Section 7.8.   Appointment of Agents, etc.
(a)   The Board shall be responsible for the general policies of the Company and for the general supervision of the activities of the Company conducted by all agents or advisors of the Company. The Board shall have the power to appoint or contract with any Person or Persons as the Board may deem necessary or proper for the transaction of all or any portion of the activities of the Company.
(b)   The Board shall have the power to determine the terms and compensation of any Person with whom it may contract pursuant to Section 7.8(a), subject to the provisions of Sections 7.6 and 12.4; provided, further, however that any compensation payable to an Affiliate of a Manager shall require the consent of the non-Affiliated Managers.
(c)   The members of the Board may have other business interests and may engage in other activities similar or in addition to those relating to the Company, including the rendering of advice or services of any kind to investors or any other Persons and the management of other investments, subject to the Board’s obligations under this Agreement and applicable law.
ARTICLE VIII
BOOKS, RECORDS, ACCOUNTING AND REPORTS
Section 8.1.   Books and Records.
The Company shall maintain in respect of the Company and the Members books and records relating to the Company Assets, income and liabilities of the Company in such detail and for such period of time as may be necessary to enable to comply with applicable law. Such books and records shall be maintained on a basis or bases of accounting necessary to facilitate compliance with reporting obligations of the Company under the Securities Act of 1933, as amended and the Securities Exchange Act of 1934, as amended and the tax reporting requirements of the Company. Nothing in this Agreement requires the Board to seek approval of any court with respect to the administration of the Company or as a condition for managing any payment or distribution out of the Company Assets. Each Member shall have the right upon 30 days’ prior written notice delivered to the Board to inspect during normal business hours such books and records (including financial statements), the Company’s record of the Members and such other information regarding the affairs of the Company as is just and reasonable for any purpose reasonably related to such Member’s Interest; provided that, (a) if so requested, such Member shall have entered into a confidentiality agreement satisfactory in form and substance to the Board and (b) the Board shall have the right to keep confidential from such Member, for such period of time as the Board deems reasonable, any information which the Board reasonably believes to be in the nature of trade secrets or other information the disclosure of which the Board in good faith believes is not in the best interest of the Company or could damage the Company or its business or which the Company is required by law or by agreement with a third party to keep confidential.
Section 8.2.   Fiscal Year.
Unless changed by the Board or otherwise required by the Code, the Fiscal Year of the Company shall be the taxable year.
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Section 8.3.   Federal Income Tax Information.
As soon as practicable after the close of each tax year, the Company shall mail to each Person who was a Member during such year, a statement showing, on a per Unit basis, the information necessary to enable each such Person to determine its taxable income (if any) from the Company as determined for U.S. federal income tax purposes. As soon as reasonably practicable after the end of each Fiscal Year of the Company, the Company shall provide to each Person that was a Member at any time during such Fiscal Year a report on IRS Schedule K-1 or other applicable form indicating such Person’s share of the income or losses of the Company for U.S. federal income tax purposes for such Fiscal Year. In addition, after receipt of a request in good faith, the Company shall furnish to any such Person, at the expense of such Person and at no cost to the Company, such other information with respect to the Company as may be necessary for the preparation of such Person’s U.S. federal, state and local income tax returns for the applicable tax year.
ARTICLE IX
TAX MATTERS
Section 9.1.   Company Representative.
A Manager (as designated by the Board) shall be the “partnership representative” within the meaning of Code Section 6223(a), and any analogous provision of state or local income tax law, and in each such capacity is referred to as the “Company Representative”. Each Member hereby consents to such designation and agrees that, upon the request of the Company Representative, it will execute, certify, acknowledge, deliver, swear to, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent. The Company Representative may resign at the times and in the manner set forth in the applicable Regulations or other administrative guidance. If the Company Representative ceases to be the Company Representative for any reason, the Board shall appoint a new Company Representative.
Section 9.2.   Indemnity of Company Representative.
The Company shall indemnify and reimburse the Company Representative for all expenses (including legal, accounting and agents fees that are determined by the Company Representative, in its sole discretion, as being necessary to, or useful in, the performance of its duties in that capacity) incurred as the Company Representative pursuant to this Article IX in connection with any administrative or judicial proceeding.
Section 9.3.   Tax Examinations and Audits.
The Company Representative is authorized and required to represent the Company (at the Company’s expense) in connection with all examinations of the Company’s affairs by any applicable taxing authority, including resulting administrative and judicial proceedings, and the expend Company funds for professional services and costs associated therewith.
Section 9.4.   Tax Returns.
(a)   Unless otherwise agreed by the Board, all tax returns of the Company shall be prepared in accordance with all applicable law by an independent nationally recognized accounting firm selected by the Board.
(b)   Each Member agrees that such Member (whether while such Person is a Member or after such Person becomes a former Member) shall not (i) treat, on its income tax returns, any item of income, gain, loss, deduction or credit relating to its interest in the Company in a manner inconsistent with the treatment of such item by the Company as reflected on IRS Schedule K-1 or any other information statement furnished by the Company to such Person for use in preparing such Person’s income tax returns or (ii) file any claim for refund relating to any such item based on, or which would result in, such inconsistent treatment. Each Member will be bound by the tax allocations made pursuant to this Agreement and will utilize the allocations in reporting its share of the Company’s income and loss for tax purposes. This Section 9.4 shall survive any termination of this Agreement and any resignation, withdrawal or removal of a Member.
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Section 9.5.   Tax Elections.
The Company Representative shall have the authority to make all Company elections permitted under the Code and the Regulations thereunder, including, without limitation, elections of methods of depreciation, elections with respect to Sections 754 or 704(c) of the Code, and any elections under Sections 6225 or 6226 of the Code in respect of certain matters related to any audit adjustments of the Company. The Company intends to be treated as a partnership for U.S. federal income tax purposes (and applicable state and local tax purposes), and no election shall be made to the contrary and each Member shall treat the Company as a partnership for U.S. federal income tax purposes (and applicable state and local tax purposes).
Section 9.6.   Certain Transactions.
Neither the Board or any Member shall knowingly cause the Company to engage directly or indirectly in a transaction that is a “listed transaction” as defined in Regulations Section 1.6011-4(b)(2) or a “prohibited reportable transaction” as defined by Section 4965(e) of the Code. If any Member becomes aware that the Company has engaged directly or indirectly in a transaction that is a listed transaction or a “prohibited reportable transaction” as defined by Section 4965(e) of the Code, it shall promptly notify the other Members.
ARTICLE X
TRANSFER OF INTERESTS
Section 10.1.   Restricted Transfer.
The Units may not be directly or indirectly sold, assigned, pledged, encumbered, abandoned, disposed of or otherwise transferred other than (i) by will, intestate succession or operation of law, or (ii) with respect to Units held by nominee(s) or broker(s), by such nominee(s) or broker(s) to the beneficial owner(s) thereof. In the event of any Transfer of Units in accordance with the immediately preceding sentence, the transferor and transferee shall promptly notify the Company thereof. Except as may be otherwise required by law, the Interests of the Members hereunder shall not be subject to attachment, execution, sequestration or any order of a court, nor shall such Interests be subject to the contracts, debts, obligations, engagements or liabilities of any Member, but the Interest of a Member shall be paid by the Board to the Member free and clear of all assignments, attachments, anticipations, levies, executions, decrees and sequestrations and shall become the property of the Member only when actually received by such Member.
Section 10.2.   Withdrawal of Member.
If a Member Transfers all or any portion of its Interest in compliance with Section 10.1, upon receipt by the Board of a joinder to this Agreement duly executed by the transferee, such transferee shall be admitted to the Company as a Member effective on the effective date of such Transfer with respect to the Interest transferred to such transferee and, in the event a Member transfers all of its Interest, immediately following the admission of the transferee, the transferor shall cease to be a Member of the Company. Upon the transferor Member’s withdrawal from the Company, the withdrawing Member shall not be entitled to any Distributions from and after the date of such withdrawal.
Section 10.3.   Non-complying Transfers Void.
Any Transfer in contravention of this Article X shall be void and of no effect, and shall neither bind nor be recognized by the Company.
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ARTICLE XI
DISSOLUTION OF COMPANY
Section 11.1.   Termination of Membership.
No Member shall resign or withdraw from the Company except that, subject to the restrictions set forth in Article X, any Member may Transfer its Interest in the Company to a transferee and a transferee may become a Member in place of the Member assigning such Interest.
Section 11.2.   Events of Dissolution.
The Company shall be dissolved only upon the happening of any of the following events: (a) the determination of the Board to dissolve the Company with the consent of Members holding a majority of the outstanding Units or (b) the final distribution of all of the Company Assets as provided in Section 5.2(b).
Section 11.3.   Liquidation.
Upon dissolution of the Company for any reason, the Company shall immediately commence to wind up its affairs. A reasonable period of time shall be allowed for the orderly termination of the Company’s business, discharge of its liabilities, and distribution or liquidation of the remaining assets so as to enable the Company to minimize the normal losses attendant to the liquidation process. After paying all liabilities of the Company and setting aside a reserve for contingent liabilities determined in their reasonable discretion, the Board shall cause all Company Assets to be distributed to the Members in accordance with Section 5.2(b).
Section 11.4.   No Further Claim.
Upon dissolution, each Member shall have recourse solely to the Company Assets for the return of such Member’s capital, and if the Company’s property remaining after payment or discharge of the debts and liabilities of the Company, including debts and liabilities owed to one or more of the Members, is insufficient to return the aggregate capital contributions of each Member, such Member shall have no recourse against the Company, the Board or any other Member.
Section 11.5.   Other Obligations of Board upon Termination.
Upon dissolution of the Company, the Board shall provide for the retention of the books, records, lists of holders of Units, certificates for Shares and files which shall have been delivered to or created by the Board. At the Board’s discretion, all of such records and documents may be destroyed at any time after seven years from the distribution of all the Company Assets. Except as otherwise specifically provided herein, upon the distribution of all the Company Assets the Board shall have no further duties or obligations hereunder.
ARTICLE XII
INDEMNIFICATION
Section 12.1.   General.
(a)   Subject to Section 12.1(b), to the fullest extent permitted by law, the Company shall indemnify, defend and hold harmless each member of the Board, the Company Representative, each such Person’s officers, directors, managers, partners, members, shareholders, employees and agents, and the officers of the Company (all indemnified persons being referred to as “Indemnified Persons”), from any liability, loss or damage incurred by the Indemnified Person by reason of any act performed or omitted to be performed by the Indemnified Person in connection with the business of the Company and from liabilities or obligations of the Company imposed on such Person by virtue of such Person’s position with the Company, including reasonable attorneys’ fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage; provided, however, that if the liability, loss, damage or claim arises out of any
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action or inaction of an Indemnified Person, indemnification under this Section 12.1 shall be available only if the action or inaction did not constitute fraud or intentional misconduct by the Indemnified Person; provided, further, however, that indemnification under this Section 12.1 shall be recoverable only from the Company Assets and not from any assets of the Members. The Company shall pay or reimburse reasonable attorneys’ fees of an Indemnified Person as incurred, provided that such Indemnified Person executes an undertaking to repay the amount so paid or reimbursed in the event that a final non-appealable determination by a court of competent jurisdiction that such Indemnified Person is not entitled to indemnification under this Article XII.
(b)   Notwithstanding the foregoing, in respect of any threatened, pending or completed action or proceeding by or in the right of the Company or any Member to procure a judgment in his, her or its favor, no indemnification shall be made (x) in respect of any claim, issue or matter as to which an Indemnified Person shall have been finally adjudicated to be liable to the Company or any Member in the performance of such Indemnified Person’s duty to the Company and its Members, unless and only to the extent that the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, the Indemnified Person is fairly and reasonably entitled to indemnity for expenses and then only to the extent that the court shall determine, (y) of amounts paid in settling or otherwise disposing of a pending action without court approval or (z) of expenses incurred in defending a pending action which is settled or otherwise disposed of without court approval.
(c)   The Company may pay for insurance covering liability of the Indemnified Persons for negligence in operation of the Company’s affairs. The Company shall be the indemnitor of first resort for any Indemnified Person who is entitled to indemnification and advancement pursuant to this Section 12.1 (i.e., the Company’s obligations to indemnify an Indemnified Person shall be primary and any obligation of a current or former third party employer, partnership of which such Indemnified Person is or was a partner, limited liability company of which such Indemnified Person is or was a member or affiliate of such Indemnified Person (any such person, an “Indemnitor”), to advance expenses or provide indemnification for the same expenses or liabilities incurred by such Indemnified Person are secondary) and it shall be required to advance the full amount of expenses incurred by such Indemnified Person and shall be liable for the full amount of expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required hereby (or any other agreement between the Company and such Indemnified Person), without regard to any rights such Indemnified Person have against any Indemnitor. The Company shall have no right to seek contribution or other reimbursement from any Indemnitor for any payments by the Company.
Section 12.2.   Exculpation.
No Indemnified Person shall be liable, in damages or otherwise, to the Company or to any Member for any loss that arises out of any act performed or omitted to be performed by it, him or her pursuant to the authority granted by this Agreement unless the conduct of the Indemnified Person constitutes fraud or intentional misconduct by such Indemnified Person, in each case, as determined by the final order of a court of competent jurisdiction from which no appeal can be taken.
Section 12.3.   Persons Entitled to Indemnity.
Any Person who is within the definition of  “Indemnified Person” at the time of any action or inaction in connection with the business of the Company shall be entitled to the benefits of this Article XII as an “Indemnified Person” with respect thereto, regardless of whether such Person continues to be within the definition of  “Indemnified Person” at the time of such Indemnified Person’s claim for indemnification or exculpation hereunder.
Section 12.4.   Standard of Care.
Except to the extent expressly otherwise provided in this Agreement, the Managers shall have the same duties, including a duty of loyalty and a duty of care, to the Company and its Members as does a director of a corporation incorporated under the Delaware General Corporation Law, assuming such director was protected to the maximum extent possible by the inclusion in the certificate of incorporation of such corporation of a provision contemplated by Section 102(b)(7) of the Delaware General Corporation Law.
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Except to the extent provided in the immediately preceding sentence, the Members and the Company hereby waive any and all duties that may be owed to the Company and the Members under applicable law by any Manager. The provisions of this Agreement, to the extent that they restrict the duties and liabilities of the Board otherwise existing at law or in equity, are agreed by the parties hereto to replace such other duties and liabilities of the Board.
Section 12.5.   Corporate Opportunities.
Each Manager and any Affiliate thereof may engage in or possess an interest in other profit-seeking or business ventures of any nature or description, independently or with others, whether or not such ventures are competitive with the Company and the doctrine of corporate opportunity, or any analogous doctrine, shall not apply to the Managers. No Manager who acquires knowledge of a potential transaction, agreement, arrangement or other matter that may be an opportunity for the Company shall have any duty to communicate or offer such opportunity to the Company, and such Manager shall not be liable to the Company or to the Members for breach of any fiduciary or other duty by reason of the fact that such Manager pursues or acquires for, or directs such opportunity to another Person or does not communicate such opportunity or information to the Company. Neither the Company nor any Member shall have any rights or obligations by virtue of this Agreement in or to such independent ventures or the income or profits or losses derived therefrom, and the pursuit of such ventures, even if competitive with the activities of the Company, shall not be deemed wrongful or improper. Any Manager may engage or be interested in any financial or other transaction with the Members or any Affiliate of the Company or the Members, or may act as depositary for, trustee or agent for, or act on any committee or body of holders of, securities or other obligations of the Company or the Members or their Affiliates.
ARTICLE XIII
AMENDMENTS TO AGREEMENT
Section 13.1.   Amendments; Waivers.
This Agreement may be amended by the majority vote of the Board; provided that the consent of Members holding a majority of the outstanding Units shall be required to the extent provided in Section 7.6(b). No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The waiver of any of the provisions, terms or conditions contained in this Agreement shall not be considered as a waiver of any of the other provisions, terms or conditions hereof.
Section 13.2.   Corresponding Amendment of Certificate.
The Board shall cause to be prepared and filed any amendment to the Certificate of Formation that may be required to be filed under the Act.
ARTICLE XIV
GENERAL
Section 14.1.   Successors and Assigns.
Subject to the restrictions on Transfers set forth herein, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.
Section 14.2.   Notices.
All communications provided for herein shall be made in writing and transmitted by electronic transmission (e-mail or facsimile) or mail, first class postage prepaid, (which may be evidenced by receipt of confirmation of delivery of electronic transmission, by a return receipt if sent by registered mail or by
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signature if delivered by courier or delivery service), (a) to the Members at the addresses set forth in the records of the Company or (b) to the Company or to the Board to it at the address set forth below. Any address may be changed by notice given to other parties, as aforesaid, by the party whose address for notice is to be changed.
New York REIT Liquidating LLC 7 Bulfinch Place, Suite 500 Boston, MA 02114
Attention:	John A. Garilli
Facsimile:	(617) 742-4641
E-mail:	jgarilli@nyrt.com
with a copy to:
Proskauer Rose LLP Eleven Times Square New York, New York 10036
Attention:	Steven L. Lichtenfeld, Esq.
Facsimile:	(212) 969-2900
E-mail:	slichtenfeld@proskauer.com
Section 14.3.   Further Assurances.
In connection with this Agreement and the transactions contemplated hereby, the Company and each Member hereby agrees, at the request of the Company or any other Member, to execute and deliver such additional documents, instruments, conveyances and assurances and to take such further actions as may be required to carry out the provisions hereof and give effect to the transactions contemplated hereby.
Section 14.4.   Injunctive Relief.
The parties agree that damages cannot reasonably compensate the parties in the event of a violation of the covenants and restrictions in this Agreement and that it may be difficult to ascertain the damages which would be suffered by the parties in such cases. By reason thereof, the parties hereby agree injunctive relief is essential for the protection of the parties. The parties hereby agree and consent that, in the event of any such actual or threatened breach or violation, any party may obtain injunctive relief in order to prevent the potential or continuing violation of the terms of this Agreement from any court of competent jurisdiction located in the State of Delaware. Any such injunction shall be available without the posting of a bond. The award of permanent or temporary injunctive relief shall in no way limit any other remedies to which a party may be entitled as a result of any such breach.
Section 14.5.   Governing Law; Jurisdiction.
(a)   This Agreement, and all claims arising hereunder or relating hereto, shall be governed and construed and enforced in accordance with the laws of the State of Delaware.
(b)   The parties hereto agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby may only be brought in the federal courts of the United States of America sitting the State of Delaware or the courts of the State of Delaware, and each of the parties hereby consents to the exclusive jurisdiction of such courts in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, and each party agrees that, in addition to any method of service of process otherwise permitted by law, service of process on each party may be made by any method for giving such party notice as provided in Section 14.2, and shall be deemed effective service of process on such party.
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Section 14.6.   Severability.
If any provision of this Agreement is determined by a court to be invalid or unenforceable, that determination shall not affect the other provisions hereof, each of which shall be construed and enforced as if the invalid or unenforceable portion were not contained herein. Such invalidity or unenforceability shall not affect any valid and enforceable application thereof, and each such provision shall be deemed to be effective, operative, made, entered into or taken in the manner and to the full extent permitted by law.
Section 14.7.   Table of Contents, Headings; Interpretation.
The table of contents and headings used in this Agreement are used for administrative convenience only and do not constitute substantive matter to be considered in construing this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular, or plural as the identity of the person or person referred to may require. The captions of sections of this Agreement have been inserted as a matter of convenience only and shall not control or affect the meaning or construction of any of the terms or provisions hereof.
Section 14.8.   No Third Party Rights.
The provisions of this Agreement are for the benefit of the Company, the Board and the Members and no other Person, including creditors of the Company, shall have any right or claim against the Company, the Board or any Member by reason of this Agreement or any provision hereof or be entitled to enforce any provision of this Agreement.
Section 14.9.   Entire Agreement.
The parties hereto agree that all understandings and agreements heretofore made between them are merged in this Agreement, which alone fully and completely expresses their agreement with respect to the subject matter hereof. There are no promises, agreements, conditions, understandings, warranties, or representations, oral or written, express or implied, among the parties hereto, other than as set forth in this Agreement. All prior agreements among the parties are superseded by this agreement, which integrates all promises, agreements, conditions, and understandings among the parties with respect to the Company and its property. No termination, revocation, waiver, modification or amendment of this Agreement shall be binding unless agreed to in writing and executed by the Board and, if required by Section 7.6(b), the Members holding a majority of the Units.
Section 14.10.   Counterparts; Effective Date.
This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and all of which shall constitute one agreement. The signatures of any party to a counterpart shall be deemed to be a signature to, and may be appended to, any other counterpart. This Agreement is dated as of the Effective Date and shall be effective among the parties as of the Effective Time.
Section 14.11.   Binding Effect.
This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors, assigns, heirs, executors, administrators, and legal representatives.
Section 14.12.   Expenses.
Except as otherwise expressly provided herein, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses.
[Signature Pages Follow]
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This Agreement has been executed as of the Effective Date by the Corporation to be effective with respect to the Company as of the Effective Time.
New York REIT, Inc.
By:	Name: Title:

PART II: INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of Directors and Officers
Maryland law permits a Maryland corporation to include in its charter a provision eliminating the liability of its directors and officers to the corporation and its stockholders for money damages except for liability resulting from (1) actual receipt of an improper benefit or profit in money, property or services or (2) active and deliberate dishonesty established by a final judgment as being material to the cause of action. The Company’s charter contains a provision that eliminates such liability to the maximum extent permitted by Maryland law.
The Company’s charter authorizes the Company to obligate itself and the Company’s bylaws obligate the Company, to the fullest extent permitted by Maryland law in effect from time to time, to indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, pay or reimburse reasonable expenses in advance of final disposition of a proceeding to:
•
any present or former director or officer who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity; or

•
any individual who, while a director or officer of the Company and at the Company’s request, serves or has served as a director, officer, member, manager, partner or trustee of another corporation, real estate investment trust, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to or witness in the proceeding by reason of his or her service in that capacity.

The Company’s charter and bylaws also permit the Company to indemnify and advance expenses to any person who served for a predecessor of the Company in any of the capacities described above and to any employee or agent of the Company or a predecessor of the Company.
The Maryland General Corporation Law, or the MGCL, requires a Maryland corporation (unless its charter provides otherwise, which the Company’s charter does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he or she is made or threatened to be made a party by reason of his or her service in that capacity. The MGCL permits a corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made or threatened to be made a party by reason of their service in those or other capacities unless it is established that (1) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (A) was committed in bad faith or (B) was the result of active and deliberate dishonesty, (2) the director or officer actually received an improper personal benefit in money, property or services, or (3) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, under the MGCL, a Maryland corporation may not indemnify a director or officer for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received. A court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification, even though the director or officer did not meet the prescribed standard of conduct or was adjudged liable on the basis that personal benefit was improperly received. However, indemnification for an adverse judgment in a suit by the Company or in the Company’s right, or for a judgment of liability on the basis that personal benefit was improperly received, is limited to expenses. In addition, the MGCL permits a Maryland corporation to advance reasonable expenses to a director or officer upon the corporation’s receipt of  (1) a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and (2) a written undertaking by him or her or on his or her behalf to repay the amount paid or reimbursed by the corporation if it is ultimately determined that the appropriate standard of conduct was not met.
The Company has entered into an indemnification agreement with each of its directors and executive officers, and certain former directors and executive officers, providing for indemnification of such directors and executive officers consistent with the provisions of the Company’s charter.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
Item 21.   Exhibits and Financial Statement Schedules
A list of the exhibits included as part of this registration statement is set forth in the Exhibit Index that immediately precedes such exhibits and is incorporated herein by reference.
Item 22.   Undertakings
(a)
The undersigned registrant hereby undertakes:

(1)
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•
to include any prospectus required by Section 10(a)(3) of the Securities Act;

•
to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

•
to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)
That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)
That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
•
any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•
any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•
the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•
any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(d)
The undersigned registrant hereby undertakes that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145I, the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(e)
The registrant undertakes that every prospectus (i) that is filed pursuant to the paragraph immediately preceding, or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(f)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(g)
The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(h)
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 2nd day of August, 2018.
NEW YORK REIT, INC.
By:
/s/ John A. Garilli

Name:
John A. Garilli

Title:
Chief Executive Officer, President,
Chief Financial Officer, Treasurer and Secretary

Pursuant to the requirements of the Securities Act, this Amendment No. 1 to Registration Statement has been signed by the following persons in their respective capacities and on the respective dates indicated opposite their names.
Signature	Title	Date
/s/ Randolph C. Read Randolph C. Read	Non-Executive Chairman of the Board of Directors	August 2, 2018
* P. Sue Perrotty	Independent Director, Nominating and Corporate Governance Committee Chair, Affiliated Transaction Committee Chair	August 2, 2018
* Craig T. Bouchard	Independent Director, Compensation Committee Chair	August 2, 2018
* Joe C. McKinney	Independent Director, Audit Committee Chair	August 2, 2018
* Howard Goldberg	Independent Director	August 2, 2018
By: /s/ John A. Garilli John A. Garilli Attorney-in-fact

EXHIBIT INDEX
Exhibit No.	Description
2.1 (12)
Master Combination Agreement, dated as of May 25, 2016, by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P., JBG Properties Inc., JBG/Operating Partners, L.P., each of the parties listed on Schedule A thereto †

2.2 (21)	Plan of Liquidation
2.3 (26)	Amendment to Plan of Liquidation
2.4*	Amendment to Plan of Liquidation
2.5	Form of Articles of Conversion of New York REIT, Inc. (attached as Annex A-1 to the proxy statement/prospectus included in this Registration Statement)
2.6	Form of Certificate of Conversion of New York REIT, Inc. (attached as Annex A-2 to the proxy statement/prospectus included in this Registration Statement)
3.1 (5)	Amended and Restated Charter of New York REIT, Inc. dated June 13, 2014
3.2 (13)	Articles Supplementary filed with the State Department of Assessments and Taxation of Maryland on October 24, 2016
3.3 (3)	Amended and Restated Bylaws of New York REIT, Inc. dated April 15, 2014
3.4	Form of Certificate of Formation of New York REIT Liquidating LLC (attached as Annex A-3 to the proxy statement/prospectus included in this Registration Statement)
3.5	Form of Operating Agreement of New York REIT Liquidating LLC (attached as Annex A-4 to the proxy statement/prospectus included in this Registration Statement)
4.1 (3)	Fourth Amended and Restated Agreement of Limited Partnership of New York Recovery Operating Partnership, L.P. dated as of April 15, 2014
4.2 (6)	First Amendment to Fourth Amended and Restated Agreement of Limited Partnership of New York Recovery Operating Partnership L.P., dated as of April 15, 2015
5.1*	Opinion of Proskauer Rose LLP regarding the legality of the units to be issued
10.1 (7)	Seventh Amended and Restated Advisory Agreement by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P. and New York Recovery Advisors, LLC dated as of June 26, 2015
10.2 (2)
Amended and Restated Management Agreement, among American Realty Capital New York Recovery REIT, Inc., New York Recovery Operating Partnership, L.P. and New York Recovery Properties, LLC, dated as of September 2, 2010

10.3 (1)	Employee and Director Incentive Restricted Share Plan adopted as of September 22, 2010
10.4 (3)	First Amendment to Employee and Director Incentive Restricted Share Plan of American Realty Capital New York Recovery REIT, Inc. dated as of March 31, 2014
10.5 (4)	Second Amendment to Employee and Director Incentive Restricted Share Plan of American Realty Capital New York Recovery REIT, Inc. dated as of April 29, 2014
10.6 (1)	2010 Stock Option Plan Adopted as of September 22, 2010
10.7 (10)
Second Amended and Restated 2014 Advisor Multi-Year Outperformance Agreement by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P. and New York Recovery Advisors, LLC made as of August 5, 2015

10.8 (3)
Second Amended and Restated Credit Agreement, dated April 14, 2014 by and among New York Recovery Operating Partnership, L.P., as borrower, New York REIT, Inc. as the REIT and guarantor, the lenders party thereto and Capital One, National Association, as administrative agent

Exhibit No.	Description
10.9 (10)
First Amendment to Second Amended and Restated Credit Agreement by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P. and Capital One, National Association, dated as of August 27, 2015

10.10 (6)
Indemnification Agreement between New York REIT, Inc. and each of Nicholas S. Schorsch, Michael A. Happel, Gregory W. Sullivan, Edward M. Weil, Jr., William M. Kahane, Randolph C. Read, Robert H. Burns, P. Sue Perrotty, Scott J. Bowman, William G. Stanley, New York Recovery Advisors, LLC, AR Capital, LLC and RCS Capital Corp, dated as of December 31, 2014

10.11 (8)	Indemnification Agreement, between New York REIT, Inc. and each of Nicholas Radesca and Patrick O’Malley, dated as of June 22, 2015
10.12 (9)	Loan Agreement, dated as of September 30, 2015, between ARC NY1440BWY1, LLC, as Borrower, and H/2 Financial Funding I LLC, as Lender
10.13 (9)	Mezzanine Loan Agreement, dated as of September 30, 2015, between ARC NY1440BWY1 MEZZ, LLC, as Borrower, and Paramount Group Fund VIII 1440 Broadway Mezz LP, as Lender
10.14 (9)	Amended, Restated and Consolidated Mortgage, Assignment of Rents and Leases, Collateral Assignment of Property Agreements, Security Agreement and Fixture Filing, made as of September 30, 2015
10.15 (9)	Pledge and Security Agreement, made as of September 30, 2015, by ARC NY1440BWY1 MEZZ, LLC in favor of Paramount Group Fund VIII 1440 Broadway Mezz LP
10.16 (9)	Guaranty (Unfunded Obligations), dated as of September 30, 2015, by New York REIT, Inc. and New York Recovery Operating Partnership, L.P. for the benefit of Strategic Asset Services, LLC
10.17 (9)
Guaranty (Unfunded Obligations), dated as of September 30, 2015, by New York REIT, Inc. and New York Recovery Operating Partnership, L.P. for the benefit of Paramount Group Fund VIII 1440 Broadway Mezz LP

10.18 (9)
Environmental Indemnity Agreement, dated as of September 30, 2015, by New York REIT, Inc., New York Recovery Operating Partnership, L.P., and ARC NY1440BWY1, LLC for the benefit of Strategic Asset Services, LLC

10.19 (9)
Environmental Indemnity Agreement, dated as of September 30, 2015, by New York REIT, Inc., New York Recovery Operating Partnership, L.P., and ARC NY1440BWY1 MEZZ, LLC for the benefit of Paramount Group Fund VIII 1440 Broadway Mezz LP

10.20 (9)	Guaranty, dated as of September 30, 2015, by New York REIT, Inc. and New York Recovery Operating Partnership, L.P. for the benefit of Strategic Asset Services, LLC
10.21 (9)	Guaranty, dated as of September 30, 2015, by New York REIT, Inc. and New York Recovery Operating Partnership, L.P. for the benefit of Paramount Group Fund VIII 1440 Broadway Mezz LP
10.22 (10)	Indemnification Agreement, dated September 30, 2015, between New York REIT, Inc. and Marc Rowan
10.23 (11)	Form of Restricted Stock Award Agreement
10.24 (11)	Indemnification Agreement, dated November 8, 2015, between New York REIT, Inc. and Keith Locker
10.25 (11)	Indemnification Agreement, dated November 8, 2015, between New York REIT, Inc. and James Nelson
10.26 (14)	Indemnification Agreement, dated November 3, 2016, between New York REIT, Inc. and James Hoffmann

Exhibit No.	Description
10.27 (14)	Indemnification Agreement, dated November 3, 2016, between New York REIT, Inc. and Gregory Hughes
10.28 (14)	Indemnification Agreement, dated November 3, 2016, between New York REIT, Inc. and Craig T. Bouchard
10.29 (12)	Transition Services Agreement, dated as of May 25, 2016, by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P. and New York Recovery Advisors, LLC.
10.30 (15)
Omnibus Amendment and Termination Agreement for the New York REIT, Inc. Second Amended and Restated 2014 Advisor Multi-Year Outperformance Agreement, dated as of May 25, 2016, by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P., New York Recovery Advisors, LLC and each of the persons whose names are set forth on Schedule A thereto

10.31 (12)
Termination Agreement and Release, dated as of May 25, 2016, by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P., New York Recovery Properties, LLC and New York Recovery Advisors, LLC

10.32 (12)	Support Agreement, dated as of May 25, 2016, by and among JBG/Operating Partners, L.P., Michael Happel and William Kahane
10.33 (12)	JBG-HAPPEL Consulting Agreement Terms dated as of May 25, 2016
10.34 (16)
Termination and Release Agreement, dated as of August 2, 2016, by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P., JBG Properties Inc., JBG/Operating Partners, L.P., and the other parties thereto

10.35 (17)
Amendment No. 1, dated as of April 25, 2016, to the Seventh Amended and Restated Advisory Agreement, dated as of June 26, 2015, among New York REIT, Inc., New York Recovery Operating Partnership, L.P. and New York Recovery Advisors, LLC

10.36 (18)
Second Amendment to Second Amended and Restated Credit Agreement by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P. and Capital One, National Association, dated as of August 17, 2016

10.37 (13)	Settlement Agreement, dated as of October 23, 2016, by and among New York REIT, Inc., WW Investors LLC, Michael L. Ashner and Steven C. Witkoff
10.38 (14)
Waiver Agreement, dated as of November 8, 2016, by and among New York Recovery Operating Partnership, L.P., New York REIT, Inc., Capital One, National Association, as administrative agent, and the lender parties thereto

10.39 (24)	Amendment No. 1, dated as of November 22, 2016, to the Settlement Agreement by and among New York REIT, Inc., WW Investors LLC, Michael L. Ashner and Steven C. Witkoff
10.40 (19)	Agreement, dated as of December 19, 2016, by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P. and Winthrop REIT Advisors LLC
10.41 (19)
Amendment No. 2 to Seventh Amended And Restated Advisory Agreement, dated as of December 19, 2016, by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P., and New York Recovery Advisors, LLC

10.42 (19)
First Amendment to Amended and Restated Management Agreement, dated as of December 19, 2016, by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P. and New York Recovery Properties, LLC

10.43 (19)	Letter Agreement, dated as of December 19, 2016, by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P., New York Recovery Advisors, LLC and New York Recovery Properties, LLC
10.44 (19)	Letter Agreement, dated as of December 19, 2016, by and among New York REIT, Inc., New York Recovery Operating Partnership, L.P., New York Recovery Advisors, LLC and New York Recovery Properties, LLC

Exhibit No.	Description
10.45 (20)
Loan Agreement, dated as of December 20, 2016, by and among each of the entities listed on Schedule I attached thereto, as Borrower, the lenders from time to time party thereto, and Column Financial, Inc., as agent and initial lender

10.46 (20)
Mezzanine Loan Agreement, dated as of December 20, 2016, by and among each of the entities listed on Schedule I attached thereto, as Borrower, the lenders from time to time party thereto, and Column Financial, Inc., as agent and initial lender

10.47 (20)	Pledge and Security Agreement (Operating Lease), dated as of December 20, 2016, by ARC NY120W5701 TRS MEZZ II, LLC, as Pledgor, in favor of Column Financial, Inc., as Agent
10.48 (20)
Mezzanine Pledge and Security Agreement (Mortgage Borrower), dated as of December 20, 2016, by each of the entities listed on Schedule I attached thereto, as Pledgor, in favor of Column Financial, Inc., as Agent

10.49 (20)	Mezzanine Pledge and Security Agreement (Operating Pledgor), dated as of December 20, 2016, by ARC NY120W5701 TRS MEZZ, LLC, as Pledgor, in favor of Column Financial, Inc., as Agent
10.50 (20)	Guaranty Agreement, dated as of December 20, 2016, by New York REIT, Inc., as Guarantor, for the benefit of Column Financial, Inc., as Agent
10.51 (20)	Mezzanine Guaranty Agreement, dated as of December 20, 2016, by New York REIT, Inc., as Guarantor, for the benefit of Column Financial, Inc., as Agent
10.52 (22)	Indemnification Agreement, dated January 30, 2017, between New York REIT, Inc. and Joe C. McKinney
10.53 (23)	Indemnification Agreement, dated February 4, 2017, between New York REIT, Inc. and Wendy Silverstein
10.54 (23)	Amendment No. 2, dated as of February 4, 2017, to the Settlement Agreement by and among New York REIT, Inc., WW Investors LLC, Michael L. Ashner and Steven C. Witkoff
10.55 (24)	Amendment No. 1 to Loan Agreement, dated as of April 19, 2016, between ARC NY1440BWY1, LLC, as Borrower, and H/2 Financial Funding I LLC, as Lender
10.56 (24)	Amendment No. 1 to Mezzanine Loan Agreement, dated as of April 19, 2016, between ARC NY1440BWY1 MEZZ, LLC, as Borrower, and Paramount Group Fund VIII 1440 Broadway Mezz LP, as Lender
10.57 (25)	Indemnification Agreement, dated March 8, 2017, between New York REIT, Inc. and Howard Goldberg
10.58 (25)	Indemnification Agreement, dated March 8, 2017, between New York REIT, Inc. and John Garilli
10.59 (26)	Membership Interest Purchase Agreement, dated as of September 14, 2017, between ARC NYWWPJV001, LLC and WWPJV LLC
10.60 (26)	Consent Agreement, dated as of September 14, 2017 between New York REIT, Inc. and WWP Sponsor LLC
10.61 (27)	Contract of Sale between ARC NY1440BWY1, LLC and CIM Group Acquisitions, LLC, dated November 1, 2017
10.62 (28)
Amendment dated December 6, 2017 to the loan agreement (the “Mortgage Loan”), dated as of December 20, 2016, by and among New York REIT, Inc, New York Recovery Operating Partnership, L.P., Column Financial, Inc. (“Column”), as agent and initial lender, and other lenders thereto

Exhibit No.	Description
10.63 (28)
Side letter agreement dated December 6, 2017, with respect to the Mezzanine Loan among New York REIT, Inc, New York Recovery Operating Partnership, L.P., Column, as agent and initial lender, and other lenders thereto

10.64 (27)	Agreement dated November 1, 2017 among ARC NY1440BWY1, LLC and CIM Group Acquisitions, LLC
10.65 (28)	Third Amended and Restated Limited Liability Company Agreement of WWP Holdings, LLC dated October 18, 2017
10.66*	Amendment No. 1 to Advisory Agreement, dated as of February 28, 2018, among New York REIT, Inc., New York Recovery Operating Partnership, L.P., and Winthrop REIT Advisors LLC
10.67 (29)	Amendment No. 2 to Advisory Agreement, dated as of June 6, 2018, among New York REIT, Inc., New York Recovery Operating Partnership, L.P., and Winthrop REIT Advisors LLC
21.1*	Subsidiaries of New York REIT, Inc.
23.1*	Consent of KPMG LLP
23.2	Consent of Proskauer Rose LLP (included in Exhibit 5.1)
24.1*	Power of Attorney
99.1**	Form of proxy card

*
Previously filed.

**
Filed herewith.

†
Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish supplementally a copy of any of the omitted schedules upon request by the U.S. Securities and Exchange Commission.

(1)
Filed as an exhibit to the Post-Effective Amendment No. 1 to New York REIT, Inc.’s Registration Statement on Form S-11 (Registration No. 333-163069) filed with the SEC on March 2, 2011.

(2)
Filed as an exhibit to the Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 3 to New York REIT Inc.’s Registration Statement on Form S-11 (Registration No. 333-163069) filed with the SEC on July 26, 2011.

(3)
Filed as an exhibit to New York REIT, Inc.’s Current Report on Form 8-K filed with the SEC on April 15, 2014.

(4)
Filed as an exhibit to New York REIT, Inc.’s Amendment No. 1 to Schedule TO filed with the SEC on May 5, 2014.

(5)
Filed as an exhibit to New York REIT, Inc.’s Registration Statement on Form S-8 (Registration No. 333-197362) filed with the SEC on July 11, 2014.

(6)
Filed as an exhibit to New York REIT, Inc.’s Annual Report on Form 10-K filed with the SEC on May 11, 2015.

(7)
Filed as an exhibit to New York REIT, Inc.’s Current Report on Form 8-K filed with the SEC on June 26, 2015.

(8)
Filed as an exhibit to New York REIT, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 7, 2015.

(9)
Filed as an exhibit to New York REIT, Inc.’s Current Report on Form 8-K filed with the SEC on October 5, 2015.

(10)
Filed as an exhibit to New York REIT, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2015.

(11)
Filed as an exhibit to New York REIT, Inc.’s Annual Report on Form 10-K filed with the SEC on February 26, 2016.

(12)
Filed as an exhibit to New York REIT, Inc.’s Current Report on Form 8-K filed with the SEC on May 26, 2016.

(13)
Filed as an exhibit to New York REIT, Inc.’s Current Report on Form 8-K filed with the SEC on October 24, 2016.

(14)
Filed as an exhibit to New York REIT, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2016.

(15)
Filed as an exhibit to New York REIT, Inc.’s Current Report on Form 8-K/A filed with the SEC on June 17, 2016.

(16)
Filed as an exhibit to New York REIT, Inc.’s Current Report on Form 8-K filed with the SEC on August 2, 2016.

(17)
Filed as an exhibit to New York REIT, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on August 9, 2016.

(18)
Filed as an exhibit to New York REIT, Inc.’s Current Report on Form 8-K filed with the SEC on August 22, 2016.

(19)
Filed as an exhibit to New York REIT, Inc.’s Current Report on Form 8-K filed with the SEC on December 19, 2016.

(20)
Filed as an exhibit to New York REIT, Inc.’s Current Report on Form 8-K filed with the SEC on December 21, 2016.

(21)
Filed as an exhibit to New York REIT, Inc.’s Definitive Proxy Statement filed with the SEC on December 21, 2016.

(22)
Filed as an exhibit to New York REIT, Inc.’s Current Report on Form 8-K filed with the SEC on February 1, 2017.

(23)
Filed as an exhibit to New York REIT, Inc.’s Current Report on Form 8-K filed with the SEC on February 6, 2017.

(24)
Filed as an exhibit to New York REIT, Inc.’s Annual Report on Form 10-K filed with the SEC on March 1, 2017.

(25)
Filed as an exhibit to New York REIT, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on May 10, 2017.

(26)
Filed as an exhibit to New York REIT, Inc.’s Current Report on Form 8-K filed with the SEC on September 14, 2017.

(27)
Filed as an exhibit to New York REIT, Inc.’s Quarterly Report on Form 10-Q filed with the SEC on November 9, 2017.

(28)
Filed as an exhibit to New York REIT, Inc.’s Annual Report on Form 10-K filed with the SEC on March 1, 2018.

(29)
Filed as an exhibit to New York REIT, Inc.’s Current Report on Form 8-K filed with the SEC on June 11, 2018.